UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

PPD, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
(2)

Aggregate number of securities to which transaction applies:

372,004,078 shares of PPD, Inc. common stock in the aggregate, consisting of (a) 351,066,498 shares of PPD, Inc. common stock outstanding; (b) 18,859,849 shares of PPD, Inc. common stock underlying options; (c) 1,145,349 shares of PPD, Inc. common stock underlying restricted stock units; and (d) 932,382 shares of PPD, Inc. common stock underlying performance stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (a) 351,066,498 shares of PPD, Inc. common stock outstanding multiplied by $47.50 per share; (b) 18,859,849 shares of Company common stock underlying options multiplied by $30.35, which is the difference between $47.50 and the weighted average exercise price of $17.15 per share; (c) 1,145,349 shares of PPD, Inc. common stock underlying restricted stock units multiplied by $47.50 per share; and (d) 932,382 shares of PPD, Inc. common stock underlying performance stock units multiplied by $47.50 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001091 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $17,346,747,294.65
	(5)	Total fee paid: $1,892,530.13
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

PPD, Inc.

929 North Front Street

Wilmington, North Carolina 28401

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of PPD, Inc., a Delaware corporation (the “Company”) in connection with the Agreement and Plan of Merger, dated as of April 15, 2021, by and among Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), Powder Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), and the Company (the “Merger Agreement”), a copy of which is attached as Annex A to this information statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly-owned subsidiary of Thermo Fisher (the “Merger”). Upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted into the right to receive an amount in cash equal to $47.50, without interest and less any applicable withholding taxes (the “Merger Consideration”). However, the Merger Consideration will not be paid in respect of (a) any shares of Company Common Stock held by Thermo Fisher, Merger Sub or the Company or any other direct or indirect wholly-owned subsidiary of the Company or Thermo Fisher (including shares of Company Common Stock held in treasury by the Company) immediately prior to the Effective Time, which will automatically be cancelled and retired and shall cease to exist and no Merger Consideration shall be delivered or deliverable in exchange therefore and (b) those shares of Company Common Stock held by any person who is entitled to demand and who has properly demanded appraisal of such shares of Company Common Stock under Delaware law and not withdrawn his, her or its demand for appraisal.

The board of directors of the Company (the “Board”), after consultation with its financial advisors and its legal counsel, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon.

The adoption of the Merger Agreement by the Company stockholders required the affirmative vote or written consent by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon. On April 15, 2021, Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P., H&F Executives VII, L.P., Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P. (collectively, the “H&F Investors”), Carlyle Partners VI Holdings II, L.P. and Clocktower Investment Pte Ltd. (together with the H&F Investors, collectively, the “Majority Stockholders”), which together on such date beneficially owned 210,017,251 shares of Company Common Stock representing approximately 60% of the outstanding shares of Company Common Stock as of April 15, 2021, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”).

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock, other than the Majority Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of this information statement, which mailing date is                , 2021, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex C. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Company Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS,

David Simmons	Julia James
Chairman & Chief Executive Officer	General Counsel and Secretary

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

This information statement is dated                , 2021 and is first being mailed to stockholders on or about                , 2021.

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SUMMARY

SUMMARY

This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 15, 2021, by and among Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), Powder Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Thermo Fisher (“Merger Sub”), and PPD, Inc., a Delaware corporation (the “Company”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. In this information statement, the terms “PPD,” “Company,” “we,” “us” and “our” refer to PPD, Inc. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated            , 2021 and is first being mailed to our stockholders on or about            , 2021.

The Parties to the Merger Agreement (page 15)

The Company. The Company, based in Wilmington, North Carolina, is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 47 countries and more than 27,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. The Company’s principal executive offices are located at 929 North Front Street, Wilmington, North Carolina 28401 and its telephone number is (910) 251-0081. The Company’s website is www.ppd.com. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 71.

The Company Common Stock is listed with, and trades on, the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “PPD”.

Thermo Fisher. Thermo Fisher is the world leader in serving science, with annual revenue exceeding $30 billion. Thermo Fisher’s mission is to enable its customers to make the world healthier, cleaner and safer. Whether its customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, Thermo Fisher is here to support them. Thermo Fisher’s global team of more than 80,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through its industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. Thermo Fisher’s principal executive offices are located at 168 Third Avenue, Waltham, Massachusetts 02451 and its telephone number is (781) 622-1000. Thermo Fisher’s website is www.thermofisher.com.

Shares of Thermo Fisher’s common stock are listed with, and trades on, the New York Stock Exchange (the “NYSE”) under the symbol “TMO”.

Merger Sub. Merger Sub was formed by Thermo Fisher solely for the purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Thermo Fisher and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451 and its telephone number is (781) 622-1000.

The Merger (page 16)

On April 15, 2021, the Company entered into the Merger Agreement with Thermo Fisher and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Thermo Fisher (the “Merger”). Unless otherwise set out in the Merger Agreement, because the Merger Consideration (as defined below) will be paid in cash, you will receive no equity interest in Thermo Fisher in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.

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SUMMARY

The Merger Consideration (page 44)

Upon consummation of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), other than (i) shares of Company Common Stock owned by the Company, Thermo Fisher or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Thermo Fisher and (ii) Appraisal Shares (as defined in “Appraisal Rights,” beginning on page 64), shall be converted into the right to receive $47.50 in cash, without interest and after giving effect to any required withholding taxes (the “Merger Consideration”).

At the Effective Time, each vested Company stock option (“Option”) (including any Option that vests as a result of the Merger) will generally be canceled and converted into the right to receive the sum of (i) (A) the Merger Consideration less the applicable exercise price multiplied by (B) the number of shares of Company Common Stock subject to such Option and (ii) any remaining option bonus payments in respect of the Company’s May 2019 dividend recapitalization attributable to each such Option. At the Effective Time, each Company restricted stock unit (“RSU”) that is held by a non-employee director of the Company (whether vested or unvested) will be canceled and converted into the right to receive (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such RSU. At the Effective Time, each unvested Option, each RSU (other than any RSU held by a non-employee director of the Company) and each Company performance-based restricted stock unit (“PSU”) will generally be canceled and converted, based on an exchange ratio that preserves the award’s value, into an equity award of Thermo Fisher with substantially the same terms and conditions, including vesting terms and conditions and treatment in connection with certain terminations of employment consistent with the Company’s applicable termination policy (except that any PSU will generally convert based on the greater of target and actual performance and will no longer be subject to performance-based vesting conditions).

We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the other transactions contemplated thereby.

Recommendation of the Board; Reasons for the Merger (page 22)

After consideration of various factors as discussed in “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 22, the board of directors of the Company (the “Board”), after consultation with its financial advisors and its legal counsel, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon.

Required Stockholder Approval for the Merger (page 25)

Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of April 15, 2021, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 350,958,331 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On April 15, 2021, following the execution of the Merger Agreement, Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P., H&F Executives VII, L.P., Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P. (collectively, the “H&F Investors”), Carlyle Partners VI Holdings II, L.P. and Clocktower Investment Pte Ltd. (together with the H&F Investors, collectively, the “Majority Stockholders”), which together on such date beneficially owned 210,017,251 shares of Company Common Stock representing approximately 60% of the then outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Thermo Fisher is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

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When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”). This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of J.P. Morgan Securities LLC (page 26 and Annex B)

At the meeting of the Board on April 14, 2021, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the Company’s common stockholders in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its April 14, 2021 oral opinion by delivering its written opinion to the Board, dated April 14, 2021, that, as of such date, the consideration to be paid to the Company’s common stockholders in the proposed Merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated April 14, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

For a description of the opinion that the Board received from J.P. Morgan, see the section of this information statement entitled “The Merger – Opinion of J.P. Morgan Securities LLC” and Annex B.

Financing (page 32)

The Merger is not subject to a financing condition. Thermo Fisher intends to finance the Merger with a combination of cash and debt financing, which could include senior unsecured bridge loans.

The Merger Agreement (page 44 and Annex A)

Conditions to Consummation of the Merger (page 57)

The obligation of each party to consummate the Merger is subject to the satisfaction (or waiver by each of the parties) on or prior to the date of the closing of the Merger (the “Closing Date”) of the following conditions:

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no applicable law or judgment or other legal or regulatory restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) by a court of competent jurisdiction or other governmental entity, or agreement entered into by (or with the consent of) each party, (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (ii) imposing any Remedial Action (as defined in “The Merger Agreement — Regulatory Filings; Efforts” beginning on page 51) (other than a Permitted Remedial Action, as defined in “The Merger Agreement — Regulatory Filings; Efforts” beginning on page 51) being in effect;

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the expiration or termination of any applicable waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and all other required regulatory approvals having been obtained, in each case, without, except as otherwise agreed by Thermo Fisher in its sole discretion, the imposition of any Remedial Action (other than a Permitted Remedial Action);

•	the Written Consent having been obtained; and

•

the mailing of this information statement to the stockholders of the Company at least twenty (20) business days prior to the Closing Date and the consummation of the Merger having been permitted by Section 14(c) of the Securities Exchange Act of 1934 (including Rule 14c-2 promulgated thereunder).

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As of the date of this information statement, the Written Consent has been obtained.

The obligations of Thermo Fisher and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Thermo Fisher and Merger Sub), on or prior to the Closing Date of the following conditions:

•

the representations and warranties of the Company being true and correct as of the Closing Date in the manner described under “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 57;

•	the Company having performed and complied in all material respects with all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

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the receipt by Thermo Fisher and Merger Sub of a certificate dated the Closing Date signed by a duly authorized officer of the Company on behalf of the Company stating that each of the two conditions specified above has been satisfied.

The obligation of the Company to consummate the Merger is further subject to satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:

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the representations and warranties of Thermo Fisher and Merger Sub being true and correct as of the Closing Date in the manner described under “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 57;

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Thermo Fisher and Merger Sub having performed and complied in all material respects with all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time; and

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the receipt by the Company of a certificate dated the Closing Date signed by a duly authorized officer of Thermo Fisher on behalf of the Thermo Fisher stating that each of the two conditions specified above has been satisfied.

No Solicitation (page 52)

The Merger Agreement provides that the Company and its subsidiaries and its and their respective directors, officers and employees will not, and the Company will use reasonable best efforts to cause its and their other representatives not to, directly or indirectly, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time:

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solicit, initiate, or knowingly encourage or knowingly take any other action to facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal (as defined in “The Merger Agreement — No Solicitation” beginning on page 52);

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enter into, continue, knowingly encourage or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Thermo Fisher or Merger Sub) any non-public information with respect to or in connection with any Company Takeover Proposal; or

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execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement or arrangement relating to any Company Takeover Proposal (other than certain acceptable confidentiality agreements).

Superior Proposal and Change of Recommendation (page 60)

Notwithstanding anything to the contrary in the Merger Agreement, if, at any time after the execution of the Merger Agreement and prior to obtaining the Written Consent, which was obtained on April 15, 2021, the Company or any of its representatives received a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a breach of the Merger Agreement. then in response to such Company Takeover Proposal the Company could have, subject to the terms of the Merger Agreement, engaged in or otherwise participated in discussions or negotiations with such person or group and its representatives if the Company Board determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constituted or would reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement — Superior Proposal and Change of Recommendation” beginning on page 60) and that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law.

At any time prior to obtaining the Written Consent, which was obtained on April 15, 2021, the Company Board could have made an Adverse Recommendation Change (as defined in “The Merger Agreement — Superior Proposal and Change of Recommendation” beginning on page 60) if (A) the Company Board determined in good faith (after consultation with its outside legal counsel and financial advisor) that, as a result of an Intervening Event (as defined in “The Merger Agreement — Superior Proposal and Change of Recommendation” beginning on page 60), failure to make such Adverse Recommendation Change would be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (B) the Company received a Company Takeover Proposal that

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the Company Board determined in good faith (after consultation with its outside legal counsel and financial advisor) constituted a Superior Proposal and that the failure to make such Adverse Recommendation Change would be inconsistent with the Company’s directors’ fiduciary duties under applicable law, subject in each case, to certain notice provisions and renegotiation periods specified in the Merger Agreement. In the case of the Company’s receipt of what it determined in good faith to be a Superior Proposal, and subject to the aforementioned conditions, the Company would have also been entitled to enter into a definitive written agreement for the consummation of such Superior Proposal and concurrently terminate the Merger Agreement and pay Thermo Fisher the Termination Fee (as defined in “The Merger Agreement — Termination Fees and Expenses” beginning on page 59).

The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased upon obtaining the Written Consent on April 15, 2021 in accordance with the terms of the Merger Agreement.

A more detailed description of the foregoing circumstances is provided below and in “The Merger Agreement” beginning on page 44.

Termination (page 58)

The Merger Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Written Consent, except as otherwise expressly noted in the Merger Agreement) by the mutual written consent of Thermo Fisher, Merger Sub and the Company.

In addition, the Merger Agreement may be terminated by either Thermo Fisher or the Company:

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if the Merger is not consummated on or before the Outside Date (as defined in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 58), as may be extended pursuant to the terms of the Merger Agreement; provided, that the right to terminate the Merger Agreement for this reason is not available to a party if such party’s action or failure to act is a breach of the Merger Agreement and a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date; or

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if any legal restraint permanently (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (ii) imposing a Remedial Action (other than a Permitted Remedial Action) is in effect and has become final and non-appealable; provided, that the right to terminate the Merger Agreement for this reason is not available to a party if the failure of such party to perform any of its obligations under the Merger Agreement is a principal cause of or directly resulted in the issuance of such final, non-appealable legal restraint.

The Merger Agreement also may be terminated by either party if the other party breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the other party of such breach and (y) the Outside Date.

The Merger Agreement also provided that Thermo Fisher could have terminated the Merger Agreement (i) if the Written Consent was not delivered to Thermo Fisher prior to 8:30 a.m., New York City time, on April 16, 2021 or (ii) prior to Thermo Fisher’s receipt of the Written Consent, if an Adverse Recommendation Change had occurred; however, these termination provisions expired following delivery of the Written Consent on April 15, 2021.

The Merger Agreement also provided that the Company could have terminated the Merger Agreement, prior to receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 15, 2021.

Termination Fees and Expenses (page 59)

The Company will pay Thermo Fisher (or its designee) a termination fee of $520,354,225 under the following circumstances:

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if the Merger Agreement is terminated by the Company, prior to Thermo Fisher’s receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 15, 2021;

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if the Merger Agreement is terminated by Thermo Fisher, prior to receipt of the Written Consent, if an Adverse Recommendation Change has occurred; however, this termination provision expired following delivery of the Written Consent on April 15, 2021; and

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if a Company Takeover Proposal (whether or not conditional and whether or not withdrawn) is made, proposed or communicated to the Company Board, any committee of the Company Board or management of the Company, or is publicly made, proposed or communicated publicly, or any person or group publicly proposes or announces an intention to make a Company Takeover Proposal (whether or not conditional and whether or not withdrawn) and thereafter the Merger Agreement is terminated:

•	by either Thermo Fisher or the Company, if the Merger is not consummated on or before the Outside Date, as may be extended pursuant to the terms of the Merger Agreement;

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by Thermo Fisher, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the Outside Date; or

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by Thermo Fisher, if the Written Consent is not delivered to Thermo Fisher prior to 8:30 a.m., New York City time, on April 16, 2021; however, this termination provision expired following delivery of the Written Consent on April 15, 2021; and

within 12 months of such termination any Company Takeover Proposal is consummated or the Company enters into a definitive agreement providing for the consummation of any Company Takeover Proposal, in each case whether or not involving the same Company Takeover Proposal or the person or group making the Company Takeover Proposal referred to in this clause; provided that for purposes of this subclause, all references in the definition of the term Company Takeover Proposal (as defined in “The Merger Agreement — No Solicitation”, beginning on page 52) to “20%” will deemed to be references to “50.1%”.

A more detailed description of the Termination Fee is provided in “The Merger Agreement — Termination Fees and Expenses” beginning on page 59.

Interests of Our Directors and Executive Officers in the Merger (page 33)

You should be aware that the Company’s executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 33.

Material United States Federal Income Tax Consequences of the Merger (page 41)

The exchange of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 41) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock.

A Non-United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 41 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.

6

SUMMARY

Regulatory Approvals (page 43)

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On April 13, 2021, both the Company and Thermo Fisher filed their respective notification and report forms under the HSR Act.

Under other applicable foreign antitrust law and foreign investment laws, certain transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained. As of the date of this information statement the requisite consent, non-action or expiration of any applicable waiting period has not been obtained.

Procedures for Receiving Merger Consideration (page 45)

Promptly (and in any event no later than three business days) after the Effective Time, Thermo Fisher will direct the paying agent to mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (i) a letter of transmittal and (ii) instructions as to how to surrender such holder’s shares of Company Common Stock in exchange for the Merger Consideration. With regard to holders of Book-Entry Shares (as defined in “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 45), upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), the holder of such Book-Entry Shares will be entitled to receive the Merger Consideration.

Specific Performance; Jurisdiction (page 62)

The parties to the Merger Agreement are entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party to the Merger Agreement has waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any proceeding arising out of or relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement and has agreed that all claims with respect to such proceeding may be heard and determined exclusively in such court. The parties to the Merger Agreement have agreed that a final trial court judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Appraisal Rights (page 64 and Annex C)

Pursuant to Section 262 of the DGCL, holders of shares of Company Common Stock (other than the Majority Stockholders) have the right to demand an appraisal of, and be paid the “fair value” of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be the fair value, instead of receiving the per share Merger Consideration if the Merger is completed, but only if they strictly comply with the procedures and requirements set forth under Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $47.50 per share that our stockholders are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this notice and the accompanying information statement, which mailing date is                , 2021, and precisely comply with other procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million.

7

SUMMARY

For a more complete discussion of these procedures, see the section entitled “Appraisal Rights” beginning on page 64 and the provisions of Delaware law that grant appraisal rights and govern such procedures attached as Annex C. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 may result in loss of the right of appraisal.

Transaction Litigation (page 41)

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Market Information and Dividends (page 63)

Shares of Company Common Stock are listed on the NASDAQ under the trading symbol “PPD”. As of May 10, 2021, 351,066,498 shares of Company Common Stock were issued and outstanding, held by approximately 53 stockholders of record. Since the date of our initial public offering we have not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between April 15, 2021 and the earlier of the consummation of the Merger or the termination of the Merger Agreement.

8

QUESTIONS AND ANSWERS ABOUT THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page 71.

Q:	What is the proposed transaction and what effects will it have on the Company?

A:

The proposed transaction is the acquisition of the Company by Thermo Fisher pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation of the Merger and a wholly-owned subsidiary of Thermo Fisher, and the Company will cease to be an independent publicly traded company.

Q:	What will I receive in the Merger?

A:

Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance with the letter of transmittal delivered to you by the paying agent after the closing as further described under “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 45, you will receive the Merger Consideration, $47.50 in cash, without interest and less any required withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $4,750.00 in cash in exchange for your shares of Company Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, subject to the rights of certain Option, RSU and PSU holders (described below), you will not own any equity in the surviving corporation.

Q:	What happens to Options, RSUs and PSUs if the Merger is completed?

A:

At the Effective Time, each vested Option (including any Option that vests as a result of the Merger) will generally be canceled and converted into the right to receive the sum of (i) (A) the Merger Consideration less the applicable exercise price multiplied by (B) the number of shares of Company Common Stock subject to such Option and (ii) any remaining option bonus payments in respect of the Company’s May 2019 dividend recapitalization attributable to each such Option. At the Effective Time, each RSU that is held by a non-employee director of the Company (whether vested or unvested) will be canceled and converted into the right to receive (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such RSU. At the Effective Time, each unvested Option, each RSU (other than any RSU held by a non-employee director of the Company) and each PSU will generally be canceled and converted, based on an exchange ratio that preserves the award’s value, into an equity award of Thermo Fisher with substantially the same terms and conditions, including vesting terms and conditions and treatment in connection with certain terminations of employment consistent with the Company’s applicable termination policy (except that any PSU will generally convert based on the greater of target and actual performance and will no longer be subject to performance-based vesting conditions).

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur by the end of 2021, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger, and Options, RSUs and PSUs will remain outstanding and the holding restrictions applicable to each restricted stock unit, none of which are outstanding, will remain in place. Instead, the Company will remain a publicly traded company, and shares of Company Common Stock will continue to be traded on the NASDAQ.

9

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Why am I not being asked to vote on the Merger?

A:

Applicable Delaware law and the Company’s certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits stockholders to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. The requisite stockholder approval was obtained immediately following the execution of the Merger Agreement on April 15, 2021, when the Written Consent was delivered by the Majority Stockholders, which owned shares of Company Common Stock constituting approximately 60% of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Why did I receive this information statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Majority Stockholders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex C.

Q:	Did the Board approve and recommend the Merger Agreement?

A:

Yes. After careful consideration, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and the stockholders of the Company, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon. For a discussion of the factors that the Board considered in determining to approve and recommend the Merger Agreement, please see “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 22.

Q:	What happens if I sell my shares before completion of the Merger?

A:

If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your shares through the Effective Time of the Merger.

Q:	How do I surrender my Book-Entry Shares held by PPD’s transfer agent, Broadridge Financial Solutions, Inc.?

A:

Thermo Fisher will direct the paying agent to mail to each holder of record of Book-Entry Shares instructions for use in effecting the surrender of Book-Entry Shares in exchange for the Merger Consideration. Upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), the holder of such Book-Entry Share will be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such Book-Entry Share and such surrendered Book-Entry Share will be canceled.

Q:	What happens to my shares of Company Common Stock held by my broker?

A:

Your broker generally will handle cashing out all shares of Company Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:

Yes. Before the Merger can be completed, the Company, Thermo Fisher and Merger Sub must fulfill or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 57.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:

Yes. Under Section 262 of the DGCL, stockholders who did not provide a consent to the adoption of the Merger Agreement (i.e., stockholders other than the Majority Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section in this information statement entitled “Appraisal Rights” beginning on page 64.

10

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

If prior to obtaining the Written Consent, the Company or any of its representatives had received a bona fide, written Company Takeover Proposal, then in response to such Company Takeover Proposal the Company could have engaged in or otherwise participated in discussions or negotiations with such person or group and its representatives if the Company Board had determined in good faith that such Company Takeover Proposal constituted or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably have been expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law (as further described in “The Merger Agreement — Superior Proposal and Change of Recommendation” beginning on page 60). The Company obtained the Written Consent on April 15, 2021, thus extinguishing the Company’s rights with respect to Company Takeover Proposals.

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 41 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.

Q:	Where can I find more information about the Company?

A:

We file periodic reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 71.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our Investor Relations Department at (910) 251-0081. If your broker holds your shares, you should call your broker for additional information.

11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements regarding forecasts and projections as described in “The Merger — Certain Company Financial Forecasts” beginning on page 30, which are subject to the “safe harbor” created by those sections. Such forward-looking statements reflect our current views with respect to, among other things, the following: our proposed merger with Thermo Fisher, our current expectations and anticipated results of operations, our financial performance, the impact from the novel coronavirus disease (“COVID-19”) pandemic, the continued reliance of the biopharmaceutical industry on outsourcing to contract research organizations, the continued growth in research and development spending in the biopharmaceutical industry, estimated growth rates in addressable markets, and our ability to effectively recruit, train, develop and retain talented individuals. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such.

These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Accordingly, there are, or will be, important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at this time, including the impact from the COVID-19 pandemic. The forecasts and projections by the Company’s management included in this information statement reflect assumptions and estimates by management of the Company, many of which are driven by factors beyond the control of the Company, and it can be expected that one or more of them will not materialize as expected or will vary significantly from actual results. Accordingly, you should not place undue reliance on these forecasts or any other projections or forward-looking statements in this information statement, which are likewise subject to numerous uncertainties. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, actual results might differ materially from those expressed in the forward-looking statements. Those risks include, without limitation:

•	uncertainties associated with the proposed merger with Thermo Fisher;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the inability to complete the proposed Merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed Merger;

•	risks related to disruption of management’s attention from our ongoing business operations due to the proposed Merger;

•	the effect of the announcement of the proposed Merger on our relationships with our customers, employees, operating results and business generally;

•	the risk that the proposed Merger will not be consummated in a timely manner;

•	the costs of the proposed Merger if the proposed Merger is not consummated;

•	restrictions imposed on our business during the pendency of the proposed Merger;

•	potential litigation instituted against us or our directors challenging the proposed Merger;

•	any failure of our backlog to accurately predict or convert into future revenue;

•	the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice;

•	the impact of industry, customer and therapeutic area concentration;

12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

•	consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development;

•	our ability to accurately price our contracts and manage our costs associated with performance of such contracts;

•	any failures in our information and communication systems, including cybersecurity breaches, impacting us or our customers, clinical trial participants or employees;

•	our dependence on our technology network, and the impact from upgrades to the network;

•	any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards;

•

our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of the COVID-19 pandemic) for our customers’ clinical trials;

•	any failure by us to comply with numerous privacy laws;

•	our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete;

•	our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19;

•	our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers;

•

any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010;

•	competition between our existing and potential customers and the potential negative impact on our business;

•	our management of business restructuring transactions and the integration of acquisitions;

•	risks related to the drug and medical device development services industry that could result in potential liability that could affect our business, reputation and financial condition;

•

any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services and changes to our insurance coverage;

•	our use of biological and hazardous materials, which could violate law or cause injury or death, resulting in liability;

•	international or U.S. economic, currency, political and other risks, such as those from the COVID-19 pandemic;

•	disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic), or other catastrophic events;

•

the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity;

•	changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws;

•	economic conditions, import/export implications and regulatory changes relating to the United Kingdom’s exit from the European Union;

•	any inability to adequately protect our intellectual property or the security of our systems and the data stored therein;

•	our investments in third parties, which are illiquid and subject to loss;

•	the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses;

•	difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic;

•	the fragmented and highly competitive nature of the drug development services industry;

•	changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing;

•

the potential adverse effect that the political, economic and/or regulatory influences and changes impacting the United States and international healthcare industry could have on both our customers’ and our businesses, including as a result of healthcare reform;

•	any patent or other intellectual property litigation we might be involved in;

13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

•	risks related to our indebtedness;

•	the significant influence certain stockholders have over us; and

•

other risks detailed in our filings with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021. See “Where You Can Find More Information” beginning on page 71.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this information statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this information statement or the date of any document incorporated by reference in this document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

14

THE PARTIES TO THE MERGER AGREEMENT

THE PARTIES TO THE MERGER AGREEMENT

The Company

PPD, Inc.

929 North Front Street

Wilmington, North Carolina 28401

Phone: (910) 251-0081

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 47 countries and more than 27,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 71.

The Company Common Stock is listed with, and trades on, the NASDAQ under the symbol “PPD”.

Thermo Fisher

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Phone: (781) 622-1000

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue exceeding $30 billion. Thermo Fisher’s mission is to enable its customers to make the world healthier, cleaner and safer. Whether its customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, Thermo Fisher is here to support them. Thermo Fisher’s global team of more than 80,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through its industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. For more information, please visit www.thermofisher.com.

Shares of Thermo Fisher’s common stock are listed with, and trades on, the NYSE under the symbol “TMO”.

Merger Sub

Powder Merger Corp.

c/o Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Phone: (781) 622-1000

Merger Sub, incorporated in the state of Delaware, was formed by Thermo Fisher solely for the purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Thermo Fisher and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

15

THE MERGER

THE MERGER

Background of the Merger

Following an assessment of the Company’s past performance, future expectations and the market generally, the Company conducted an initial public offering of its common stock on February 5, 2020.

The Board regularly reviews and assesses the Company’s performance, risks, opportunities and strategy. Additionally, as part of its ongoing oversight and management of the Company’s business, from time to time the Board and the Company’s management review and evaluate strategic opportunities and alternatives available to the Company with a focus on maximizing stockholder value. Such opportunities and alternatives include, among other things, remaining as a stand-alone entity and pursuing organic growth initiatives, share repurchases, business combinations and similar transactions.

On February 25, 2021, Marc Casper, the Chief Executive Officer of Thermo Fisher, contacted David Simmons, Chairman of the Board and the Chief Executive Officer of the Company, informing Mr. Simmons of Thermo Fisher’s interest in a potential acquisition of the Company and previewed an offer letter that Thermo Fisher intended to send to the Company with respect to a potential acquisition of the Company. The Company’s per share stock price closed at $35.23 that day.

Also on February 25, 2021, Mr. Simmons contacted each of Allen Thorpe, a member of the Board affiliated with Hellman & Friedman LLC (“H&F”), and Stephen Wise, a member of the Board affiliated with The Carlyle Group (“Carlyle”), informing them of a potential offer letter forthcoming from Thermo Fisher. Separately, on February 25, 2021 Paul Parker, Head of Strategy and Corporate Development at Thermo Fisher, contacted Allen Thorpe to advise that Thermo Fisher intended to send an offer letter with respect to a potential acquisition of the Company.

The non-binding offer letter was sent to the Company by Thermo Fisher on February 25, 2021 (the “Offer Letter”). The Offer Letter confirmed Thermo Fisher’s desire to pursue a potential transaction to acquire the Company. Specifically, the Offer Letter proposed an acquisition of 100% of the Company’s outstanding capital stock for a per share price equal to $42.25, a 20% premium to the Company’s closing share price and 60-day VWAP as of February 25, 2021 and a 9% premium to the Company’s all-time high share price of $38.76 on February 16, 2021. The Offer Letter noted that Thermo Fisher was ready to commence diligence, with a focus on key areas, including (i) strategy for clinical development services and laboratory services, (ii) revenue and cost composition detail, (iii) historical and prospective organic revenue growth, (iv) historical operating margin trends and operational initiatives being implemented to facilitate future margin expansion and (v) 2021-2025 key targets and review of major risks to achieve such targets. The Offer Letter also noted that a transaction would not contain any financing contingency. In addition, the proposal set forth in the Offer Letter required that the holders of a majority of the shares of capital stock of the Company deliver a written consent immediately following execution of the purchase agreement for a transaction (the “Written Consent”) such that any transaction would not include a fiduciary out following the receipt of the Written Consent. The Offer Letter requested that the Company grant Thermo Fisher a period of exclusivity for negotiating a potential sale of the Company.

On February 26, 2021, representatives of each of the Board, the Company, H&F, Carlyle and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to the Company, discussed the Offer Letter, including legal requirements with respect to a response to the Offer Letter. Later that day, the Offer Letter was posted to the Board of the Company (including observers to the Board of the Company).

On February 27, 2021, Mr. Simmons contacted a representative of J.P. Morgan to request a conflicts check in advance of a potential engagement of J.P. Morgan as financial advisor to the Company with respect to the Offer Letter. The Company has had a longstanding relationship with J.P. Morgan and retained J.P. Morgan to act as its financial advisor in connection with the proposed merger based on, among other factors, J.P. Morgan’s overall reputation and experience as an investment banking firm, its knowledge of the healthcare industry generally, and the Company’s business and operations in particular. On March 1, 2021, J.P. Morgan delivered a disclosure letter setting forth its past relationships with the Company, certain of its stockholders, and Thermo Fisher.

On March 1, 2021, the Board convened a special meeting to discuss and evaluate the Offer Letter. Representatives of senior management, J.P. Morgan and Simpson Thacher participated in the meeting. Mr. Simmons called the meeting to order and gave a summary of the Offer Letter and related discussions. Following Mr. Simmons’ opening remarks, representatives of Simpson Thacher reviewed with the Board its fiduciary duties and obligations in respect of the Offer Letter. The Board, after reviewing any potential conflicts of J.P. Morgan and reviewing the J.P. Morgan relationship disclosure letter, also formally engaged J.P. Morgan as financial advisor to the Company in connection with the Offer Letter and a potential transaction. Mr. Simmons then led a discussion regarding the Offer Letter. In particular, Mr. Simmons noted that the Company had met or exceeded its expectations in

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fiscal years 2018, 2019 and 2020, and was rated a “buy” or “strong buy” among all equity research analysts covering the Company. In addition, Mr. Simmons outlined an initial set of five-year base case and upside case forecasts that had been prepared by management. J.P. Morgan also presented to the Board regarding their preliminary analysis of the Offer Letter, including, among other things, analysis of prior Thermo Fisher acquisitions. Taking into account all information presented in the meeting and the related materials, the Board determined that the proposal set forth in the Offer Letter was not a sufficiently compelling offer to cause the Company to depart from its strategic plan or to otherwise engage in further discussions with Thermo Fisher.

Later on March 1, 2021, Mr. Simmons sent a response letter to Mr. Casper (the “Response Letter”). Consistent with the determinations of the Board, the Response Letter stated that the Company believed that the Offer Letter substantially undervalued the Company and its future prospects, and the Company declined to engage with Thermo Fisher on the terms set forth in the Offer Letter.

On March 2, 2021, Mr. Casper contacted Mr. Simmons to discuss the Offer Letter and the Response Letter. Mr. Simmons explained that the Response Letter reflected the Board’s view that the offer was not at a sufficient price level that would justify further engagement given the Company’s record of achieving performance expectations.

On March 4, 2021, Mr. Casper again contacted Mr. Simmons to preview a revised offer letter. Later that day, Thermo Fisher delivered a revised offer letter to the Company (the “Revised Offer Letter”). The Revised Offer Letter reiterated Thermo Fisher’s interest in an acquisition of the Company and increased the per share price offer for the Company to $44.00, a 25% premium to the Company’s closing share price and 60-day VWAP as of February 25, 2021, a 14% premium to the Company’s all-time high share price of $38.76 on February 16, 2021, and a $1.75 per share increase from the Offer Letter, based on the strong future prospects for the Company and recent events in the industry which Mr. Casper and Mr. Simmons believed were to the Company’s advantage, as discussed between Mr. Simmons and Mr. Casper on the March 2, 2021 call. The Revised Offer Letter reiterated that Thermo Fisher was ready to commence diligence, with a focus on the same key areas identified in the Offer Letter. The Revised Offer Letter also reiterated that a transaction would not contain any financing contingency and would require the Written Consent, and requested that the Company grant Thermo Fisher a period of exclusivity for negotiating a potential sale of the Company. The Revised Offer Letter was shared with the Board later that day.

On March 7, 2021, the Company entered into an engagement letter with J.P. Morgan.

On March 8, 2021, the Board met, along with senior management and representatives of J.P. Morgan and Simpson Thacher, to discuss and consider the Revised Offer Letter. Mr. Simmons called the meeting to order, and updated the Board on events since the March 1, 2021 Board meeting. The discussion then turned to the Revised Offer Letter and a further review of the Company’s five-year strategy and financial model, including updated five-year Base Case and Upside Case forecasts prepared by management, as further described in “Certain Company Financial Forecasts” beginning on page 30 of this Information Statement. The Upside Case and the Base Case presented a forecasted Revenue and Adjusted EBITDA Pre-Share Compensation at or higher than the initial forecasts management had presented on March 1, 2021 (and such initial forecasts, as provided by management, did not include forecasts of Adjusted EBITDA Post-Share Based Compensation, Unlevered Free Cash Flows or Adjusted Earnings Per Share). Christopher Scully, the Company’s Chief Financial Officer, led the discussion with the Board. Representatives of J.P. Morgan then provided a preliminary valuation analysis of the equity values per share of Company Common Stock based on the Base Case and Upside Case by applying various valuation analyses thereto and compared the same to the per share consideration proposed in the Revised Offer Letter. In addition, representatives of J.P. Morgan discussed process considerations, including other potential acquirors of the Company. Taking into account all information presented in the meeting and the related materials, the Board again determined that such proposal was not a sufficiently compelling offer to cause the Company to depart from its strategic plan. However, the Board nonetheless moved to form a Transaction Committee, consisting of Messrs. Simmons, Thorpe and Wise. The scope of the powers of the Transaction Committee was limited to negotiating a transaction with Thermo Fisher that achieved the maximum price that Thermo Fisher would pay. Any agreement on a transaction with Thermo Fisher continued to require the consideration and approval of the Board.

On March 9, 2021, the Company’s Transaction Committee of the Board met to discuss the process and other matters related to the Revised Offer Letter. In particular, the committee discussed potential alternative responses and negotiating strategies to the Company’s response to the Revised Offer Letter, including providing additional information to Thermo Fisher to support a higher price and the relative merits of each such approach. Later on March 9, 2021 Mr. Simmons contacted Mr. Casper to preview and discuss the Company’s planned response to the Revised Offer Letter. Throughout the next weeks during the progression of negotiations with Thermo Fisher, Mr. Simmons and the Transaction Committee kept the Board apprised of discussions with Thermo Fisher.

Following that discussion, on March 9, 2021 the Company sent Thermo Fisher their response (the “Revised Response Letter”) to the Revised Offer Letter. Consistent with the determinations of the Board, the Company’s response indicated that the Revised Offer Letter included a valuation materially less than was merited by the Company and its future prospects, and that the Company would continue to execute on its current strategy. The Revised Response Letter was shared with the Board on March 10, 2021.

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On March 10, 2021, Mr. Casper contacted Mr. Simmons to discuss the Revised Offer Letter and the Revised Response Letter, and Mr. Simmons indicated that the price set forth in the Revised Offer Letter was insufficient, but if Thermo Fisher committed to work toward a materially higher offer price, the Company would be willing to provide certain confidential information to support Thermo Fisher’s diligence efforts to determine whether to offer any such higher price, subject to entering into a customary non-disclosure agreement to facilitate the exchange of confidential information between the Company and Thermo Fisher in consideration of a potential transaction. Mr. Simmons did not agree to negotiate with Thermo Fisher on an exclusive basis.

During the period from March 10, 2021 until March 17, 2021 and in anticipation of a potential transaction, representatives of the Company and of Thermo Fisher had various communications regarding logistical matters relating to diligence access to facilitate a potential transaction, assuming that a sufficiently compelling offer would be presented by Thermo Fisher.

On March 18, 2021, the Company and Thermo Fisher executed a non-disclosure agreement. Such non-disclosure agreement included a standstill provision, the key provisions of which would automatically expire upon the Company entering into a definitive agreement with a third party relating to certain extraordinary transactions.

On March 19, 2021, the Company shared a diligence presentation with Thermo Fisher in advance of a management presentation by representatives of the Company to representatives of Thermo Fisher, Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), financial advisors to Thermo Fisher, and McKinsey & Company, Inc. United States (“McKinsey”), consultant to Thermo Fisher. In attendance at the management meeting were representatives of the Company and Thermo Fisher and the aforementioned advisors of Thermo Fisher. At this meeting, the representatives of the Company discussed (i) the Company’s overall strategy, (ii) a high-level summary of the Company’s recent financial performance and management’s key financial targets for the next five years and (iii) the potential sources of synergies in the event of a transaction between the Company and Thermo Fisher.

On March 22, 2021, the Company hosted further management meetings with representatives of Thermo Fisher, Barclays, Morgan Stanley and McKinsey. The meeting began with responses to a series of follow-up finance-related questions from the March 19, 2021 call before addressing human resources, information technology and related matters.

Later on March 22, 2021, the Board met, along with senior management and representatives of J.P. Morgan and Simpson Thacher, to discuss the status of developments related to the potential transaction with Thermo Fisher. Mr. Simmons called the meeting to order and provided an update of events since the most recent meeting of the Board on March 8, 2021. He summarized the discussions of the Transaction Committee (as established during the March 8, 2021 Board meeting) in relation to the Revised Offer Letter, and his subsequent discussions with Mr. Casper. Mr. Simmons then provided an overview of the management presentations between the Company and Thermo Fisher that had taken place on March 19, 2021 and March 22, 2021, including duration, content, attendees, and the nature of questions asked and answered. Mr. Simmons invited representatives of Simpson Thacher and J.P. Morgan to present to the Board on potential next steps. Representatives of Simpson Thacher provided an illustrative timeline of events, should Thermo Fisher provide a further revised offer which the Board determined sufficient to warrant continuation of engagement, such engagement including confirmatory due diligence and purchase agreement negotiation. Representatives of Simpson Thacher also explained various transaction structures that could be implemented, the advantages and disadvantages of each, and again reviewed the Board’s fiduciary duties and obligations. Representatives of J.P. Morgan then reviewed potential alternative acquirors of the Company.

On March 23, 2021, Mr. Casper contacted Mr. Simmons to discuss status of developments related to the potential transaction. Mr. Casper emphasized that Thermo Fisher continued to be interested in the potential transaction following the March 19, 2021 and March 22, 2021 management meetings. The discussion concluded with Mr. Casper indicating that some further diligence topics would be forthcoming, and Thermo Fisher intended to send a revised offer letter in the coming days. Later on March 23, 2021, the diligence questions referenced by Mr. Casper were delivered to the Company.

On March 24, 2021, the Company hosted management meetings with representatives of Thermo Fisher, Barclays, Morgan Stanley and McKinsey to discuss diligence matters, including the Company’s February results.

On March 26, 2021, the Company hosted further management meetings with representatives of Thermo Fisher, Barclays, Morgan Stanley and McKinsey to further discuss diligence matters.

On March 29, 2021, Mr. Casper contacted Mr. Simmons to preview Thermo Fisher’s revised offer letter. Mr. Casper also indicated that Thermo Fisher would withdraw from transaction discussions with the Company if any leaks with respect to a potential transaction occurred. Following that call, Thermo Fisher sent the Company a second revised offer letter (the “Second Revised Offer Letter”). The Second Revised Offer Letter reiterated Thermo Fisher’s interest in the Company and increased the per share acquisition price to $47.00, a 33% premium to the Company’s closing share price and 60-day VWAP as of February 25, 2021, a 21%

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premium to the Company’s all-time high share price of $38.76 on February 16, 2021, and a $3.00 per share increase from the Revised Offer Letter, again with no financing contingency. The Second Revised Offer Letter once again included a requirement for the Written Consent. The Second Revised Offer Letter was shared with the Board on March 29, 2021.

On March 29, 2021, the Board met, along with senior management and representatives of J.P. Morgan and Simpson Thacher, to consider the Second Revised Offer Letter. Mr. Simmons called the meeting to order and gave an update of events since the March 22, 2021 Board meeting. Representatives from Simpson Thacher reviewed the Board’s fiduciary duties and obligations, including in respect of the proposed Written Consent. Representatives of J.P. Morgan then reviewed certain financial considerations of the Second Revised Offer Letter. Upon consideration of the Second Revised Offer Letter, the Board determined that the per share price set forth in the Second Revised Offer Letter warranted further engagement with Thermo Fisher to obtain the maximum price per share that Thermo Fisher would be willing to pay in a potential transaction. The Board then delegated the power to determine tactics and negotiation of a potential transaction to the Transaction Committee, subject to obtaining the approval of the Board prior to agreeing to any transaction.

On March 30, 2021, Mr. Simmons contacted Mr. Casper to express that the proposed acquisition price of $47.00 per share would require further improvement in order to result in an acceptable transaction. Mr. Simmons updated the Board with respect to this discussion. Later on March 30, 2021, Mr. Casper contacted Mr. Simmons and stated that the Thermo Fisher team was prepared to conduct its confirmatory diligence review of the Company. He also confirmed that he understood the $47.00 per share acquisition price was not acceptable to the Board and that, therefore, further discussion of the price per share would be required by the Board but reiterated that Thermo Fisher’s offer was $47.00 per share. Mr. Simmons again updated the Board on the discussion with Mr. Casper.

On March 30, 2021, the Company opened a detailed virtual dataroom to facilitate diligence and a “Clean Team” confidentiality agreement was executed.

On April 1, 2021, Cravath, Swaine and Moore LLP (“Cravath”), counsel to Thermo Fisher, delivered a draft merger agreement to the Company and Simpson Thacher (the “Initial Draft Merger Agreement”). The Initial Draft Merger Agreement, among other things, (i) contemplated an obligation to deliver the Written Consent by 8:30 am New York City time on the date immediately following the date of the execution of the Merger Agreement, (ii) provided for a termination fee paid by the Company in the event that the Company entered into a “superior proposal” between signing and delivery of the Written Consent but did not propose the amount of such termination fee, and (iii) included the receipt of all regulatory approvals, whether or not specified as of the execution of the merger agreement, as a closing condition and provided for Thermo Fisher only agreeing to take remedial actions to obtain regulatory approvals if such actions would not reasonably be expected to have a material impact on the benefits Thermo Fisher reasonably expects to derive from the transaction.

From April 1, 2021 through April 9, 2021, the Company hosted a series of meetings and presentations to progress Thermo Fisher’s due diligence with respect to a potential transaction, including site visits, finance discussions and information technology discussions. In addition, there were preliminary discussions regarding the Initial Draft Merger Agreement during this period.

A draft of the Written Consent was delivered to Simpson Thacher by Cravath on April 8, 2021. Such initial draft provided that the signatories thereto would approve the merger agreement and the transactions contemplated thereby, waive appraisal rights, release certain potential claims and not transfer shares of the Company prior to Closing other than certain permitted transfers.

On April 8, 2021, the Board held a special meeting. Representatives of senior management, J.P. Morgan and Simpson Thacher were in attendance. Mr. Simmons called the meeting to order and gave an update of events since the March 29, 2021 Board meeting, including with respect to the advancement of Thermo Fisher’s due diligence and the transaction documentation. Mr. Simmons invited representatives of Simpson Thacher and J.P. Morgan to present to the Board on process considerations, including the potential for outreach to possible alternative acquirors of the Company. In addition, the J.P. Morgan materials included an updated preliminary valuation analysis of the equity values per share of Company Common Stock based on the Base Case and Upside Case by applying various valuation analyses thereto and compared the same to the per share consideration proposed in the Second Revised Offer Letter. Representatives of Simpson Thacher discussed alternative approaches to a pre-signing market check and the fiduciary out construct proposed by Thermo Fisher, risk sharing and other considerations. Representatives of Simpson Thacher and J.P. Morgan then discussed the merits of and risks associated with potential alternative acquirors of the Company, including, among others, the strategic fit of the Company for such potential acquirors (as well as Thermo Fisher), such potential acquirors’ ability to pay the consideration in all cash, taking into account their available cash and ability to obtain debt financing (and risks associated therewith) and the need by a potential acquiror to use stock to pay the consideration in whole or in part, the need by a potential acquiror to obtain the approval of its stockholders (and the risks associated therewith), potential antitrust and other regulatory considerations arising in connection with a transaction with such acquirors (and the risks associated therewith) and the risks related

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to sharing of competitively sensitive information regarding the Company with any such potential acquiror. In addition, the potential for any leaks and Thermo Fisher’s reaction to an extended process was discussed. Following these discussions, and taking into account the risks and other considerations presented to the Board, the Board unanimously resolved to instruct J.P. Morgan to contact potential acquirors of the Company and gauge their interest in a potential transaction prior to the execution of a definitive merger agreement with Thermo Fisher. Taking into account the merits, risks and considerations of reaching out to potential acquirors, the Board approved outreach by J.P. Morgan to four potential alternative strategic acquirors.

Over the course of April 8 and 9, 2021, J.P. Morgan reached out to the four potential alternative strategic acquirors that the Board had directed it to contact. J.P. Morgan provided each of these parties with background on the Company and indicated that there was an opportunity for a potential near-term strategic transaction, and inquired as to the potential interest of each party in engaging in diligence and other discussions with the Company towards a potential transaction. Over the course of April 9, 2021 through April 12, 2021, all four of these parties informed J.P. Morgan that they were not interested in engaging in diligence and other discussions with the Company towards a potential transaction.

Also on April 9, 2021, Mr. Simmons contacted Mr. Casper to discuss process and diligence matters. Mr. Simmons reiterated that the Company was not in favor of the Written Consent and Mr. Casper emphasized that Thermo Fisher would withdraw from transaction discussions with the Company if any leaks with respect to a potential transaction occurred and reiterated Thermo Fisher’s offer was premised on receiving the Written Consent. Finally, they discussed a few diligence matters. The Board was updated on this discussion on April 10, 2021.

Also on April 9, 2021, Simpson Thacher delivered a revised draft merger agreement to Cravath (the “Revised Merger Agreement”). The Revised Merger Agreement among other things, (i) contemplated the Company soliciting votes to approve the transaction by proxy and at a special meeting of Company stockholders, (ii) provided for a termination fee equal to 2% of equity value in the event that the Company entered into a “superior proposal” between signing and obtaining stockholder approval, and (iii) limited the regulatory closing condition to identified approvals to be agreed among the parties and included a “hell or high water” regulatory efforts standard.

On April 10, 2021, representatives from Morgan Stanley contacted representatives from J.P. Morgan. In particular, Morgan Stanley noted that the Revised Merger Agreement proposed by the Company was not acceptable to Thermo Fisher and that prior to any further discussion on price, the Company would need to agree to the Written Consent structure and show meaningful movement on the proposed language in the merger agreement regarding required regulatory approvals. Also on April 10, 2021, Cravath contacted Simpson Thacher to relay the same message.

On April 11, 2021, Cravath delivered a form restrictive covenant agreement to be executed by certain executives providing for, among other things, a five-year non-competition requirement. Cravath explained that Thermo Fisher would require that each of Messrs. Simmons, Scully, William Sharbaugh, the Chief Operating Officer of the Company, and B. Judd Hartman, the Chief Administrative Officer of the Company execute such restrictive covenant agreement concurrently with signing. Cravath also indicated that Thermo Fisher would be requesting that Mr. Simmons enter into a consulting agreement with Thermo Fisher to provide certain consulting services for a short-term transitional period following the closing of the Merger.

Further on April 11, 2021, Simpson Thacher and Cravath discussed the Revised Merger Agreement. In particular, Cravath noted that Thermo Fisher would not proceed with a transaction without a requirement to deliver the Written Consent, and Simpson Thacher noted that the Board was not prepared to enter into a transaction with the level of regulatory closing risk proposed by Thermo Fisher.

Later on April 11, 2021, Cravath delivered a further revised merger agreement to Simpson Thacher (the “Further Revised Merger Agreement”). The Further Revised Merger Agreement (i) again contemplated the Written Consent, (ii) provided for a termination fee equal to 4% of equity value in the event that the Company entered into a “superior proposal” between signing and delivery of the Written Consent, and (iii) again included the receipt of all regulatory approvals, whether or not specified as of the execution of the merger agreement, as a closing condition and provided for Thermo Fisher taking limited remedial actions to obtain regulatory approvals, including divestitures involving assets or businesses of the Company and its Subsidiaries up to a specified level and certain commitments to supply and provide Thermo Fisher’s products and services on commercially reasonable terms to the Company’s competitors, (“Supply Commitments”).

On April 12, 2021, there were various discussions between representatives of the Company, Thermo Fisher, Cravath and Simpson Thacher to discuss the Further Revised Merger Agreement. In particular, the discussions focused on appropriately allocating regulatory closing risk among the Company and Thermo Fisher, the amount of the termination fee and the Written Consent. The parties also discussed the scope of the representations and warranties of the Company and the interim operating covenants.

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Also on April 12, 2021, Mr. Casper contacted Mr. Simmons to discuss senior leadership talent, the mark-up of the merger agreement and the restrictive covenant agreements. Mr. Casper noted that the restrictive covenant agreements were critical to Thermo Fisher and would be required by Thermo Fisher to enter into the potential transaction.

On April 12, 2021, the Board held a special meeting. Representatives of senior management, Simpson Thacher and J.P. Morgan were in attendance. At the meeting, Mr. Simmons called the meeting to order and provided a report to the Board regarding the status of negotiations with Thermo Fisher since the April 8, 2021 Board meeting. Mr. Simmons then turned the meeting over to representatives of J.P. Morgan for an update regarding the discussions with each of the four potential strategic acquirors, noting that none of the conversations resulted in a party expressing interest in engaging in diligence and other discussions with the Company towards a potential transaction. Representatives of Simpson Thacher then provided the Board with an update on the terms of the merger agreement, including with respect to (i) Thermo Fisher’s requirement that the Company’s Majority Stockholders deliver the Written Consent (ii) the amount of the termination fee, and (iii) the regulatory closing condition and commitments proposed by Thermo Fisher. In light of the discussions with other potential acquirors of the Company referenced by J.P. Morgan, the Board expressed its desire to obtain the maximum per share price Thermo Fisher would pay in a potential transaction.

Early in the morning on April 13, 2021, Simpson Thacher delivered a revised draft merger agreement to Cravath (the “April 13 Revised Merger Agreement”). The April 13 Revised Merger Agreement among other things, (i) bracketed the concept of the Written Consent as an open issue, (ii) provided for a termination fee equal to 3% of equity value in the event that the Company entered into a “superior proposal” between signing and obtaining stockholder approval, and (iii) again limited the regulatory closing condition to identified approvals to be agreed among the parties and provided for Thermo Fisher taking limited remedial actions to obtain regulatory approvals, including a greater level of potential divestitures and agreeing to Supply Commitments.

Throughout the day on April 13, 2021, there were various discussions between representatives of the Company, Thermo Fisher, Cravath and Simpson Thacher to discuss the merger agreement. In addition, in the evening on April 13, 2021, there was a discussion between representatives of the Company, Thermo Fisher, Cravath, Simpson Thacher and Arnold & Porter LLP, regulatory counsel to Thermo Fisher (“Arnold & Porter”), to address the status of Thermo Fisher’s analysis of the regulatory approvals necessary to consummate an acquisition of the Company. Arnold & Porter acknowledged that although its regulatory analysis was progressing, there were still certain jurisdictions for which the determinations of whether or not Thermo Fisher would be required to make a regulatory filing had not been finalized and were not likely to be finalized prior to execution of the merger agreement.

Throughout the day on April 14, 2021 until the execution of the merger agreement on April 15, 2021, the respective management teams of the parties, together with representatives of Simpson Thacher and Cravath and the parties’ financial advisors, discussed and negotiated the remaining open items in the merger agreement. In particular, the parties agreed to (i) a termination fee equal to 3% of equity value in the event that the Company entered into a “superior proposal” between signing and obtaining stockholder approval and (ii) a regulatory closing condition limited to obtaining approvals in identified jurisdictions and Thermo Fisher agreeing to take certain remedial actions to obtain regulatory approvals, including (1) divestitures, in order to obtain regulatory approvals that involve assets or businesses of the Company and its Subsidiaries that, in the aggregate, generated no more than 10% of the consolidated revenues of the Company and its Subsidiaries for the fiscal year ended December 31, 2020 and (2) agreeing to Supply Commitments, each as further described in the section entitled “The Merger Agreement”.

On April 14, 2021, an article was published in certain media outlets suggesting that the Company had been approached about a potential acquisition by Thermo Fisher.

On April 14, 2021, Mr. Casper contacted Mr. Simmons to deliver Thermo Fisher’s “best and final offer” of $47.50 per share, in a deal that required the Written Consent. Mr. Casper indicated that Thermo Fisher would discontinue all transaction discussions if this offer price was not acceptable to the Company. The Board was made aware of this communication.

On April 14, 2021, the Board held a special meeting. Representatives of senior management, Simpson Thacher and J.P. Morgan were in attendance. Mr. Simmons opened the meeting explaining that Thermo Fisher was committed to the acquisition at a per share price equal to $47.50, but only if the Company’s Majority Stockholders agreed to deliver the Written Consent. Members of the Board reconfirmed with management and representatives of J.P. Morgan that none of the four strategic potential counterparties had engaged in any further discussion regarding a potential acquisition of the Company and that no other unsolicited inbound inquiries had been received following the news reports earlier the same day regarding a potential acquisition of the Company by Thermo Fisher. Representatives of Simpson Thacher reviewed with the Board its fiduciary duties and obligations in respect of evaluating and approving a potential acquisition of the Company by Thermo Fisher. At the request of the Board, J.P. Morgan reviewed with the Board J.P. Morgan’s financial analysis of the Merger Consideration, and rendered its oral

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opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The financial forecasts relied on for purposes of the J.P. Morgan opinion included an updated five-year Final Base Case and Final Upside Case forecasts prepared by management, as further described in “Certain Company Financial Forecasts” beginning on page 30 of this Information Statement. The Final Upside Case and the Final Base Case were each updated to account for certain stock based compensation expense changes based on the latest actual year to date grant activity. J.P. Morgan subsequently confirmed its April 14, 2021 oral opinion by delivering its written opinion to the Board, dated April 14, 2021, that, as of such date, the Merger Consideration to be paid to the holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. For a detailed discussion of J.P. Morgan’s opinion, please see below under “The Merger — Opinion of J.P. Morgan Securities LLC.” Representatives of Simpson Thacher then provided the Board with a summary of the key terms of the merger agreement and described the resolutions before the Board. After further discussion by the Board, including further discussion of the resolutions to be adopted by the Board, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) recommended that the Merger Agreement be submitted to the stockholders of the Company and (iv) recommended that the stockholders of the Company adopt the Merger Agreement. In addition, the Company approved an amendment to the J.P. Morgan engagement letter providing for the fee arrangement discussed under “The Merger — Opinion of J.P. Morgan Securities LLC” on page 26.

In addition, on April 14, 2021, the parties finalized the form of Written Consent, and each of Messrs. Simmons, Sharbaugh, Scully and Hartman agreed to restrictive covenant agreements with Thermo Fisher, effective upon closing of the Merger, including non-compete terms of 3.5 years. The terms of a consulting agreement with Mr. Simmons were not agreed prior to signing and were agreed on May 14, 2021, as further described under “The Merger — Interests of Our Directors and Executive Officers in the Merger — Consulting Agreement between Thermo Fisher and David Simmons” beginning on page 33.

Early in the morning on April 15, 2021, Cravath sent revised drafts of the transaction documents to Simpson Thacher, consistent with the terms approved by the Board, including a revised merger agreement which included, among other things, (i) a per share price of $47.50 and (ii) the Written Consent. Simpson Thacher and Cravath finalized the transaction documents consistent with the terms approved by the Board.

On April 15, 2021, the Company and Thermo Fisher executed the Merger Agreement. Shortly after execution of the Merger Agreement, the Majority Stockholders delivered the Written Consent. The Company and Thermo Fisher issued a joint press release announcing the entry into the Merger Agreement before the opening of the U.S. stock exchanges on April 15, 2021.

Recommendation of the Board; Reasons for the Merger

After careful consideration, the Board unanimously:

•	determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders;

•	approved the Merger Agreement and the transactions contemplated thereby, including the Merger;

•	recommended that the Merger Agreement be submitted to the stockholders of the Company; and

•	recommended that the stockholders of the Company adopt the Merger Agreement.

In the course of the Board making such determinations, the Board consulted with management of the Company, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

Merger Consideration: The Board considered the $47.50 per share in cash to be paid as merger consideration in relation to (i) the Board’s estimate of the current and future value of the Company as an independent entity, (ii) the multiple of enterprise value to EBITDA implied by such price and (iii) the market price of the Company Common Stock on February 25, 2021, the trading day on which the Company was approached about a possible acquisition of the Company.

•

Negotiations with Thermo Fisher: The Board considered its belief that, after extensive negotiations and several increases in price by Thermo Fisher, the Company obtained the highest price and most favorable terms to which Thermo Fisher was willing to agree.

•

Strategic Alternatives: The Board considered the likelihood and potential benefits of other potential strategic or other business combination transactions (including with alternative acquirors) and continuing as an independent company.

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•

The Board considered the potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Merger (including possible alternative business combinations and scenarios involving the possibility of remaining independent), and the timing, risks and likelihood of accomplishing such alternatives, taking into account the Board’s belief that there were likely no other potential strategic purchasers that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Thermo Fisher and no financial sponsors that would be reasonably likely to make an offer at a price greater than the price being offered by Thermo Fisher.

•

The Board also considered the fact that the Company had not been contacted regarding any alternative acquisition proposals since the initial contact from Thermo Fisher in February 2021, including following the publication of an article suggesting that the Company had been approached about a potential transaction by Thermo Fisher on April 14, 2021, and that none of the potential strategic acquirors contacted by J.P. Morgan had expressed interest in engaging in discussions or negotiations for a potential transaction.

•

The Board also considered that, if the Company did not enter into the Merger Agreement with Thermo Fisher, there could be a considerable period of time before the trading price of the Company’s Common Stock would reach and sustain the per share merger consideration of $47.50, as adjusted for present value (even assuming full realization of the management projections).

•

The Board also considered the risk that engaging in a prolonged sale process could have resulted in the loss of an opportunity to consummate a transaction with Thermo Fisher and distracted senior management from implementing the Company’s strategic plan.

•

While the Board remained supportive of the Company’s strategic plan and optimistic about its prospects on a stand-alone basis, the Board considered the Company’s future prospects if the Company was to remain an independent public company, including the competitive landscape, the business, financial and execution risks and the Company’s relationships with customers, providers and suppliers and the potential impact of those factors on the trading price of Company Common Stock (which cannot be quantified numerically).

•

Based on the value, risk allocation, timing and other terms and conditions negotiated with Thermo Fisher, the Board ultimately determined that the acquisition by Thermo Fisher is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent public company.

•

Premium to trading price: The Board considered that the Merger Consideration of $47.50 per share to be received by the Company stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration of $47.50 represented a premium of approximately:

•	34.8% over the closing price of shares of Company Common Stock as of February 25, 2021, the day that the Company was approached about a potential transaction by Thermo Fisher,

•

23.8% over the closing price of shares of Company Common Stock as of April 13, 2021, the day before the publication of an article suggesting that the Company had been approached about a potential acquisition by Thermo Fisher (the “Unaffected Date”),

•	29.8% over the volume weighted average price of the Company Common Stock during the 60 days prior to the Unaffected Date, and

•	75.9% over the Company’s initial public offering price on February 5, 2020.

•

Cash consideration: The Board considered the fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to the Company’s stockholders, enabling the Company’s stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

•

Majority Stockholder support: The Board considered the support of the Majority Stockholders, which collectively controlled approximately 60% of the aggregate outstanding shares of Company Common Stock as of April 15, 2021 and which will be receiving the same form and amount of Merger Consideration for their shares of Company Common Stock as all other stockholders of the Company.

•	Thermo Fisher’s reputation: The Board considered the business reputation, experience and capabilities of Thermo Fisher and its management.

•

Fairness opinion: The Board considered the opinion of J.P. Morgan, rendered to the Board on April 14, 2021, which was subsequently confirmed by delivery of a written opinion dated April 14, 2021 that, as of such date and based upon and subject to the assumptions made, matters considered and limits on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Company Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The J.P. Morgan opinion is more fully described below under the captions “The Merger — Opinion of J.P. Morgan Securities LLC” beginning on page 26 and the full text of the J.P. Morgan opinion is attached to this information statement as Annex B.

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THE MERGER

•

Merger Agreement: The Board considered, in consultation with its outside legal counsel, the terms of the Merger Agreement, which were the product of arm’s-length negotiations and contained terms and conditions that were, in the Board’s view, advisable and favorable to the Company and its stockholders, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement;

•	the limited number and nature of the conditions to Thermo Fisher’s obligation to consummate the Merger;

•	the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

•	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger;

•	the Merger not being subject to a financing condition, and the financial capacity of Thermo Fisher to complete the transaction;

•	the ability of the Company to seek specific performance in the event that Thermo Fisher breaches the Merger Agreement; and

•

the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain all necessary governmental approvals as promptly as reasonably practicable.

•

Likelihood of consummation: The Board considered the likelihood that the Merger would be completed, in light of, among other things, the conditions to the Merger, the absence of a financing condition, the covenants by the parties to use their respective reasonable best efforts to obtain all necessary governmental approvals and the likelihood of obtaining required regulatory approvals for a transaction with Thermo Fisher prior to the Outside Date (as defined in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 58) and the potential regulatory challenges and stockholder approvals that certain other potential buyers would face in connection with an acquisition of the Company.

•

Financing: The Board considered that Thermo Fisher’s market capitalization, cash on hand, receipt of committed financing and access to the capital markets as an investment grade issuer provides for sufficient access to funds to consummate the transactions contemplated by the Merger Agreement, including related fees and expenses required to be paid as of the consummation of the Merger.

•

Appraisal rights: The Board considered the fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see “Appraisal Rights” beginning on page 64 and Annex C).

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Merger, including the following factors:

•

Participation in future gains: The Board considered the fact that following the completion of the Merger, the Company will no longer exist as an independent public company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of shares of Company Common Stock.

•

Risks associated with announcement of the Merger: The Board considered the possibility of disruption to the Company’s business that could result from the announcement of the Merger on the Company’s operations, stock price, business ventures, employees, customers, suppliers and other business partners and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger.

•

Risks associated with a failure to consummate the Merger: The Board considered the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed, as described under “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 57. The Board noted the fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and client relationships, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of the Company Common Stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

•

Restrictions on the operation of the Company’s business: The Board considered the fact that, although the Company will continue to exercise control over its operations prior to the closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without the prior written consent of Thermo Fisher, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

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THE MERGER

•

Solicitation Efforts: The fact that the Company decided not to engage in a competitive bid process and only make limited solicitation of interest prior to execution of the Merger Agreement, which decision by the Board was informed by (i) the price and premium proposed by Thermo Fisher, (ii) the Board’s concern regarding increased risk of leaks if the Company contacted third parties regarding a potential transaction and the related potential for Thermo Fisher to discontinue transaction discussions if a leak occurred and (iii) the Board’s belief that there was a low likelihood that other strategic buyers would be interested in pursuing a transaction with the Company or that financial buyers would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $47.50.

•

No-solicitation provision: The Board considered the fact that the Merger Agreement restricts the Company’s ability to actively solicit acquisition proposals, subject to certain exceptions that expired upon the delivery of the Written Consent.

•

Written Consent: The Board considered the fact that, as a condition to entering into the Merger Agreement, Thermo Fisher required that the Merger Agreement include a provision permitting Thermo Fisher to terminate the Merger Agreement if the Majority Stockholders failed to execute and deliver the Written Consent by 8:30 am on the day immediately following the execution of the Merger Agreement, and the obligation, in certain circumstances, to pay Thermo Fisher up to $75 million in expense reimbursement in connection therewith.

•

Tax Treatment: The Board considered the fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to the Company stockholders for United States federal income tax purposes.

•	Stockholder Litigation: The Board considered the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated thereby.

During its consideration of the transaction with Thermo Fisher, the Board was also aware of and considered that the Company’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, the interests of the Company’s stockholders generally, as described under “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 33.

After taking into account all of the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Merger. The Board reached the decision to recommend and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, senior management of the Company, J.P. Morgan as financial advisor, and Simpson Thacher as legal advisor, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 12.

Required Stockholder Approval for the Merger

Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of April 15, 2021, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 350,958,331 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On April 15, 2021, following the execution of the Merger Agreement, the Majority Stockholders, which together on such date beneficially owned 210,017,251 shares of Company Common Stock representing approximately 60% of the then outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Thermo Fisher is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

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THE MERGER

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.

At the meeting of the Board on April 14, 2021, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan did not determine the amount of consideration to be paid to the holders of Company Common Stock nor did it recommend the amount of consideration to be paid to the holders of Company Common Stock. J.P. Morgan has confirmed its April 14, 2021 oral opinion by delivering its written opinion to the Board, dated April 14, 2021, that, as of such date, the consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated April 14, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the Merger to the holders of Company Common Stock and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated April 14, 2021 of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Company Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company and Thermo Fisher with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume any obligation to independently verify) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Thermo Fisher under any applicable laws relating to

26

THE MERGER

bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Thermo Fisher in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The forecasts furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management forecasts or projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such forecasts were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts. For more information regarding the use of forecasts, projections and other forward-looking statements, please refer to the section entitled “— Certain Company Financial Forecasts” beginning on page 30 of this information statement.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s written opinion dated April 14, 2021, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Company Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Company Common Stock will trade at any future time.

The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Thermo Fisher, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses was only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed Merger or consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on April 14, 2021 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion and the description below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company.

The companies selected by J.P. Morgan were as follows:

•	PPD, Inc. (based on Wall Street research analyst consensus estimates)

•	IQVIA Holdings Inc.

•	Icon plc (following the announcement of its acquisition of PRA Health Sciences, Inc.)

•	PRA Health Sciences, Inc. (prior to the announcement of its acquisition by Icon plc).

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THE MERGER

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered in its judgment sufficiently similar to those of the Company based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed (other than the Company itself) is identical or directly comparable to the Company and certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.

With respect to the selected companies, the information J.P. Morgan presented included (i) the multiple of firm value to the Wall Street research analyst consensus estimates of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the applicable company for calendar year 2021 (“CY2021E FV/EBITDA”), and (ii) the multiple of the trading price of the applicable company’s common stock to the Wall Street research analyst consensus estimates of earnings per share of the applicable company for calendar year 2021 (“CY2021E P/E”).

Based on the results of these analyses and on other factors J.P. Morgan considered appropriate, J.P. Morgan selected a CY2021E FV/EBITDA reference range for the Company of 15.8x to 18.6x, and a CY2021 P/E reference range of 19.8x to 27.1x. J.P. Morgan then applied that range to the estimates of the Company’s Adjusted EBITDA Pre-Share Based Compensation and Adjusted Earnings Per Share for 2021 included in the forecasts provided by Company management. These analyses indicated a range of implied equity values per share for Company Common Stock, rounded to the nearest $0.25, as follows:

	Final Base Case Forecasts	Final Upside Case Forecasts

CY2021E FV/EBITDA	$34.00—$41.50	$35.50—$43.50

CY2021E P/E	$28.50—$39.00	$30.75—$42.25

J.P. Morgan compared these values to the closing price per share of Company Common Stock of $38.36 as of April 13, 2021 and the consideration to be paid in the Merger of $47.50 per share of Company Common Stock.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses that J.P. Morgan judged to be sufficiently analogous to the business of the Company. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Acquiror	Target

February 2021	Icon plc	PRA Health Sciences, Inc.

October 2020	Syneos Health, Inc.	Synteract, Inc.

July 2017	Laboratory Corporation of America Holdings	Chiltern International Inc.

June 2017	Pamplona Capital Management LLC	PAREXEL International Corporation

May 2017	INC Research, LLC	inVentiv Health, Inc.

November 2014	Laboratory Corporation of America Holdings	Covance Inc.

October 2011	Carlyle/H&F	PPD, Inc.

May 2011	INC Research, LLC	Kendle International Inc.

None of the selected transactions reviewed was identical to the proposed Merger. Certain of these transactions may have characteristics that are materially different from those of the proposed Merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s firm value implied in the relevant transaction to the target company’s estimated EBITDA for the 12 months prior to the announcement of each applicable transaction (“LTM FV/EBITDA”).

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THE MERGER

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected a LTM FV/EBITDA reference range for the Company of 12.5x to 24.2x. J.P. Morgan then applied that range to the Company’s last 12 month Adjusted EBITDA Pre-Share Based Compensation as of December 31, 2020. This analysis indicated a range of implied equity values per share for Company Common Stock, rounded to the nearest $0.25, of $20.75 to $48.50, which J.P. Morgan compared the closing price per share of Company Common Stock of $38.36 as of April 13, 2021 and to the Merger Consideration of $47.50 per share of Company Common Stock.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for Company Common Stock.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during calendar years 2021 through 2025 based upon Final Base Case and Final Upside Case financial forecasts prepared by the management of the Company through the years ended 2025. J.P. Morgan also calculated a range of terminal values of the Company at the end of this period by applying a perpetual growth rate ranging from 3.50% to 4.00% to the unlevered free cash flow of the Company during the terminal period following the forecasts. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 7.50% to 8.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These present values, when added together, resulted in an implied firm value for the Company. To calculate an estimated equity value per share of Company Common Stock, J.P. Morgan then adjusted the implied firm values for the Company’s debt and cash, and divided the result by the fully diluted number of the shares of Company Common Stock outstanding.

Based on the foregoing, the discounted cash flow analysis indicated a range of equity values per share for Company Common Stock, rounded to the nearest $0.25, of (x) with respect to the Final Base Case financials, between $34.50 and $52.00, and (y) with respect to the Final Upside Case financials, between $39.00 and $58.50, which, in each case, J.P. Morgan compared to the closing price per share of Company Common Stock of $38.36 as of April 13, 2021 and the consideration to be paid in the Merger of $47.50 per share of Company Common Stock.

Other Information

J.P. Morgan reviewed the historical prices of the shares of Company Common Stock during the 52-week period ending April 13, 2021, noting that the low and high closing prices during such period ranged from $22.00 to $38.98 per share of Company Common Stock. J.P. Morgan also reviewed certain publicly available equity research analyst share price targets for Company Common Stock, noting that these share price targets for Company Common Stock ranged from $36.00 to $46.00 per share of Company Common Stock. J.P. Morgan noted that historical stock trading and analyst price targets analyses are not valuation methodologies but were presented merely for informational purposes.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other

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THE MERGER

purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of $73.0 million of which $5.0 million became payable to J.P. Morgan upon delivery of its opinion, and the remainder will become payable to J.P. Morgan upon the consummation of the proposed Merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with Thermo Fisher, the Company, the Company’s significant shareholders Hellman & Friedman LLC (“H&F”) and The Carlyle Group Inc. (“Carlyle”), and certain of H&F and Carlyle’s affiliates and certain portfolio companies of such affiliates, for which J.P. Morgan and its affiliates have received or will receive customary compensation. Such services during such period for Thermo Fisher have included acting as joint lead arranger on a revolving credit facility which closed in December 2020 and joint bookrunner on an offering of debt securities in April 2020, March 2020 and September 2019. Such services during such period have also included acting as joint lead arranger on the Company’s revolving credit facilities which closed in January 2021 and April 2019, joint lead arranger on the Company’s term loan facility which closed in January 2021, joint lead bookrunner on the Company’s PIK toggle notes which closed in May 2019, joint bookrunner on an offering of the Company’s debt securities in May 2020, joint lead bookrunner on offerings of the Company’s equity securities in September 2020 and February 2020, joint bookrunner on an offering of Carlyle’s debt securities in September 2019 and sole placement agent on an offering of equity securities of an affiliate of Carlyle in November 2019. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Carlyle and certain portfolio companies of affiliates of each of H&F and Carlyle, and an agent bank, collateral agent and a lender under outstanding credit facilities of the Company, for which such affiliate receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, H&F, Carlyle and Thermo Fisher. During the two year period preceding delivery of its opinion ending as of March 31, 2021, the aggregate fees recognized by J.P. Morgan from the Company were approximately $34.0 million, from Carlyle and its controlled portfolio companies were approximately $251.4 million, from H&F and its controlled portfolio companies were approximately $84.5 million, and from Thermo Fisher were approximately $21.8 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Carlyle or Thermo Fisher for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Certain Company Financial Forecasts

The Company does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

The Company is especially wary of making financial forecasts or projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates and does not prepare five-year forecasts or projections in the ordinary course of business. However, in connection with its evaluation of the Merger, the Board reviewed, among other things, certain forward-looking financial cases developed by the Company’s management with respect to fiscal years 2021 through 2025.

The financial cases included in this information statement have been prepared by the Company’s management and are subjective in many respects. The financial cases were not prepared with a view to public disclosure and are included in this information statement only because such information was made available to the Board as described above. The financial cases were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP”, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the financial cases do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The financial cases are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. Although this summary of the financial cases is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the financial cases were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of our management. Because the financial cases cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The financial cases reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, the financial cases may not be realized and actual results may be significantly higher or lower than projected. The financial cases are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

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THE MERGER

As such, the financial cases constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the other reports filed by the Company with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this information statement. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The inclusion of this information should not be regarded as an indication that the Board, the Company, J.P. Morgan, Thermo Fisher, Thermo Fisher’s representatives and affiliates or any other recipient of this information considered, or now considers, the financial cases to be predictive of actual future results.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the financial cases to reflect circumstances existing after the date when management prepared the financial cases or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the financial cases are shown to be in error.

The financial cases described below are included herein because they were made available to representatives of J.P. Morgan by the Company, and were approved by the Board and management, for use in connection with J.P. Morgan’s financial analysis, and with respect to the Final Base Case and the Final Upside Case, for use in connection with J.P. Morgan’s Opinion, as described in the sections of this information statement entitled “— Opinion of J.P. Morgan Securities LLC” on page 26 and “— Background of the Merger;” on page 16 and were made available to the Board in connection with its consideration of the Merger and other strategic alternatives available to the Company, as described in the section of this information statement entitled “— Background of the Merger” on page 16 and “— Recommendation of the Board; Reasons for the Merger” on page 22 and the Revenue and Adjusted EBITDA Pre-Share Based Compensation values were made available to Thermo Fisher in connection with its due diligence review.

The first preliminary financial case (“Base Case”) was a base case scenario (dollars in millions, except per share amounts):

	2021E	2022E	2023E	2024E	2025E

Revenue	$5,304	$5,941	$6,480	$7,125	$7,837

Adjusted EBITDA Pre-Share Based Compensation[1]	$1,000	$1,134	$1,255	$1,395	$1,550

Adjusted EBITDA Post-Share Based Compensation[2]	$961	$1,079	$1,183	$1,314	$1,467

Adjusted Earnings Per Share[3]	$1.44	$1.77	$2.01	$2.36	$2.67

The second preliminary financial case (“Upside Case”) was an upside case scenario (dollars in millions, except per share amounts):

	2021E	2022E	2023E	2024E	2025E

Revenue	$5,466	$6,025	$6,690	$7,508	$8,435

Adjusted EBITDA Pre-Share Based Compensation[1]	$1,040	$1,151	$1,301	$1,479	$1,682

Adjusted EBITDA Post-Share Based Compensation[2]	$1,000	$1,096	$1,227	$1,394	$1,593

Adjusted Earnings Per Share[3]	$1.56	$1.87	$2.17	$2.60	$3.01

(1)

Adjusted EBITDA Pre-Share Based Compensation is calculated in the same manner as Adjusted EBITDA as presented in reports filed by the Company with the SEC, which consists of net income or loss attributable to common stockholders of the Company, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance.

(2)	Adjusted EBITDA Post-Share Based Compensation is calculated as Adjusted EBITDA Pre-Share Based Compensation, adjusted to include share based compensation expense.
(3)

Adjusted Earnings Per Share consists of diluted earnings per share attributable to common stockholders of the Company before amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance.

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THE MERGER

As described in “— Background of the Merger”, the Company updated the Base Case and the Upside Case to account for certain stock based compensation expense changes based on the latest actual year to date grant activity. The only line item that changed with respect to the foregoing is the Adjusted EBITDA Post-Share Based Compensation

The first updated financial case (“Final Base Case”) was an update of the Base Case scenario (dollars in millions, except per share amounts):

	2021E	2022E	2023E	2024E	2025E

Revenue	$5,304	$5,941	$6,480	$7,125	$7,837

Adjusted EBITDA Pre-Share Based Compensation[1]	$1,000	$1,134	$1,255	$1,395	$1,550

Adjusted EBITDA Post-Share Based Compensation[2]	$958	$1,072	$1,172	$1,300	$1,449

Unlevered Free Cash Flows[3]	$609	$651	$705	$771	$857

Adjusted Earnings Per Share[4]	$1.44	$1.77	$2.01	$2.36	$2.67

The second updated financial case (“Final Upside Case”) was an update of the Upside Case scenario (dollars in millions, except per share amounts):

	2021E	2022E	2023E	2024E	2025E

Revenue	$5,466	$6,025	$6,690	$7,508	$8,435

Adjusted EBITDA Pre-Share Based Compensation[1]	$1,040	$1,151	$1,301	$1,479	$1,682

Adjusted EBITDA Post-Share Based Compensation[2]	$998	$1,090	$1,218	$1,384	$1,580

Unlevered Free Cash Flows[3]	$641	$678	$739	$823	$938

Adjusted Earnings Per Share[4]	$1.56	$1.87	$2.17	$2.60	$3.01

(1)

Adjusted EBITDA Pre-Share Based Compensation is calculated in the same manner as Adjusted EBITDA as presented in reports filed by the Company with the SEC, which consists of net income or loss attributable to common stockholders of the Company, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance.

(2)	Adjusted EBITDA Post-Share Based Compensation is calculated as Adjusted EBITDA Pre-Share Based Compensation, adjusted to include share based compensation expense.
(3)	Unlevered Free Cash Flows is calculated as cash generated from operating activities adjusted for cash paid for interest expense and capital expenditures.
(4)

Adjusted Earnings Per Share consists of diluted earnings per share attributable to common stockholders of the Company before amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance.

Certain of the measures included in the cases may be considered non-GAAP financial measures, including Adjusted EBITDA, Adjusted Earnings Per Share and Unlevered Free Cash Flows. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The Company has not prepared, and the Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Financing

The Merger is not subject to a financing condition. Thermo Fisher intends to finance the Merger with a combination of cash and debt financing, which could include senior unsecured bridge loans. In connection with entering into the Merger Agreement, Thermo Fisher entered into (a) a commitment letter (the “Initial Commitment Letter”), dated as of April 15, 2021, with Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC (collectively, the “Initial Commitment Parties”) and (b) a supplemental commitment letter to add certain additional lender parties (the “Supplemental Commitment Letter” and, together with the Initial Commitment Letter, the “Commitment Letter”) dated as of May 3, 2021, with the Initial Commitment Parties and the additional lenders party thereto, (collectively, the “Supplemental Commitment Parties” and, together with the Initial Commitment Parties, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $9.5 billion (the “Bridge Facility”), to fund a portion of the consideration for the Merger. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter, and (ii) the consummation of the Merger in accordance with the Merger Agreement.

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THE MERGER

Interests of Our Directors and Executive Officers in the Merger

You should be aware that the Company’s executive officers and directors, including associates of the Company’s directors, and in each case including organizations of which such person is an officer or partner, have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below. For purposes of the discussion below, the Company’s executive officers are David Simmons (Chairman and Chief Executive Officer), Christopher Scully (Executive Vice President and Chief Financial Officer, Treasurer and Assistant Secretary), William Sharbaugh (Chief Operating Officer), Anshul Thakral (Executive Vice President, Chief Commercial Officer and President of Evidera), David Johnston (Executive Vice President of Global Clinical Development), Glen Donovan (Chief Accounting Officer), Christopher Fikry (Executive Vice President, Global Laboratory Services), Ronald Garrow (Executive Vice President and Chief Human Resource Officer), B. Judd Hartman (Executive Vice President, Chief Administrative Officer), Julia James (Executive Vice President, General Counsel and Secretary) and Karen Kaucic (Executive Vice President, Chief Medical Officer).

Consulting Agreement between Thermo Fisher and David Simmons

In connection with the Merger, Thermo Fisher has entered into a consulting agreement with Mr. Simmons. Pursuant to the consulting agreement, Mr. Simmons’ employment with the Company will terminate on the Closing Date, after which Mr. Simmons will serve as a consultant to Thermo Fisher for a period of up to 60 days. During the consulting period, Mr. Simmons will assist the Company and Thermo Fisher with the transition of customer relationships following the closing of the Merger. In consideration for his services, Thermo Fisher will pay Mr. Simmons a consulting fee at an annualized rate equal to Mr. Simmons’ annual base salary in effect immediately prior to the closing of the Merger. During the consulting period, Mr. Simmons will have continued use of and/or access to his current office and administrative assistant and, solely for business travel for performing the consulting services and consistent with applicable Company policies and approvals, the Company’s aircraft. The consulting services may be terminated for any reason by Thermo Fisher, at any time, or by Mr. Simmons, upon ten days’ advance written notice. The consulting agreement additionally provides that termination of Mr. Simmons’ employment on the Closing Date will be treated as a termination without “cause” for purposes of Mr. Simmons’ employment agreement and, subject to Mr. Simmons’ timely execution, and non-revocation, of a general release of claims and his continued compliance with the restrictive covenants set forth in his employment agreement and in his proprietary information and inventions agreement, Mr. Simmons will be entitled to the applicable severance benefits pursuant to his employment agreement (as described below under “— Executive Employment Agreements” starting on page 37) and Mr. Simmons’ Converted Equity Awards (as defined below) will be subject to accelerated vesting in accordance with the Company’s Policy on Certain Terminations (as described below under “Treatment of Company Stock Awards”). The consulting agreement is conditioned on the closing of the Merger and will be null and void if the Merger Agreement is terminated by the parties thereto in accordance with its terms without the occurrence of the closing of the Merger.

Restrictive Covenant Agreements

In connection with, and as a material inducement to, Thermo Fisher entering into the Merger Agreement, Thermo Fisher also entered into restrictive covenant agreements with each of Messrs. Simmons, Scully, Sharbaugh and Hartman (each such agreement, a “Restrictive Covenant Agreement”). Each Restrictive Covenant Agreement generally includes: (i) a covenant by the applicable executive not to compete with the Company and its subsidiaries for the three and one-half year period following the closing of the Merger (the “Restricted Period”); (ii) restrictions on soliciting or hiring employees of the Company and its subsidiaries, applicable during the duration of the Restricted Period; and (iii) restrictions on soliciting or contracting with customers or clients of the Company and its subsidiaries, applicable during the duration of the Restricted Period. The Restrictive Covenant Agreements are in addition to, and do not supersede, the existing restrictive covenants that each executive officer is subject to pursuant to his respective employment agreement. The Restrictive Covenant Agreements will not become effective unless and until the closing of the Merger occurs. In the event that the Merger Agreement terminates without the occurrence of the closing of the Merger, the Restrictive Covenant Agreements will automatically terminate.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 55 for a description of such ongoing arrangements.

Treatment of Company Equity Awards

Under our equity incentive program, we grant equity awards in the form of Options, PSUs and RSUs to our employees, including grants of Options and PSUs to our executive officers, to incentivize and reward them for our long-term corporate performance,

33

THE MERGER

based on the value of Company Common Stock. Our non-employee directors are granted time vesting RSUs (“Director RSUs”), which vest on the earlier of the first anniversary of the date of grant and the first regularly scheduled annual meeting of stockholders following the date of grant. Our equity awards are granted pursuant to the Eagle Holding Company I 2017 Equity Incentive Plan (the “2017 Plan”) (Options) and the PPD, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) (Options, PSUs and RSUs, including Director RSUs). In connection with the Merger, we anticipate that all outstanding Options which were granted pursuant to the 2017 Plan that are unvested prior to the Effective Time, including Options held by our executive officers, will fully vest and be subject to the treatment summarized below for vested Options.

At the Effective Time, all Company equity awards outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

Except as otherwise agreed between any holder of a vested Option and Thermo Fisher, each vested Option, including any Option that vests as a result of the occurrence of the Merger, will be canceled, with the holder of the Option becoming entitled to receive an amount in cash equal to the sum of (A) (i) the total number of shares of Company Common Stock subject to the Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such Option and (B) any amount of the option bonus payment that the holder of the Option is entitled to receive with respect to such Option in connection with the Company’s May 2019 Dividend (as defined in the discussion below under the caption “— 2019 Cash Dividend” starting on page 35).

•

Each unvested Option (after giving effect to any vesting that would occur as a result of the occurrence of the Merger) will be canceled and converted into a Thermo Fisher stock option award (a “Converted Stock Option Award”) with substantially the same terms and conditions (including with respect to vesting) as were applicable to such Option immediately prior to the Effective Time, (A) with respect to a number of shares of Thermo Fisher common stock that is equal to (rounded down to the nearest whole share) (x) the Exchange Ratio (as defined below) multiplied by (y) the total number of shares of Company Common Stock subject to such Option as of immediately prior to the Effective Time and (B) with an exercise price per share that is equal to (rounded up to the nearest cent) (x) the exercise price per share of such Option as of immediately prior to the Effective Time divided by (y) the Exchange Ratio. With respect to any fractional share of Thermo Fisher common stock that would otherwise be included in a Converted Stock Option Award but for the rounding down to the nearest share of Thermo Fisher common stock as described in the previous sentence, the holder of the applicable Option will be entitled to receive a cash payment, without interest, equal to the product (rounded down to the nearest cent) of (I) the amount of such fractional share of Thermo Fisher common stock and (II) the excess of (X) the Thermo Fisher Stock Price (as defined below) over (Y) the exercise price of the Converted Stock Option Award.

•

Each PSU will be canceled and converted into a restricted stock unit award (a “Converted PSU Award”) with substantially the same terms and conditions (except that such restricted stock unit award shall no longer be subject to performance-based vesting conditions) as were applicable to such PSU immediately prior to the Effective Time, with respect to a number of shares of Thermo Fisher common stock that is equal to (rounded up to the nearest whole share) (x) the Exchange Ratio multiplied by (y) the total number of shares of Company Common Stock subject to such PSU based generally on the greater of (1) the target level of performance applicable to such PSU and (2) the actual level of performance achieved as of immediately prior to the Effective Time, as determined by the Board in its reasonable discretion after reasonable prior consultation with Thermo Fisher. With respect to any PSUs that are granted after April 15, 2021 with a performance period or performance goals that are different from those of existing PSUs, such conversion will be based on the target level of performance applicable to such PSU.

•

Each RSU that is not a Director RSU (whether vested or unvested) will be canceled and converted into a restricted stock unit award (a “Converted RSU Award,” and collectively with the Converted Stock Option Awards and the Converted PSU Awards, the “Converted Equity Awards”) with substantially the same terms and conditions (including with respect to vesting) as were applicable to such RSU immediately prior to the Effective Time, with respect to a number of shares of Thermo Fisher common stock that is equal to (rounded up to the nearest whole share) (x) the Exchange Ratio multiplied by (y) the total number of shares of Company Common Stock subject to such RSU as of immediately prior to the Effective Time.

•

Each Director RSU (whether vested or unvested) will be canceled, with the holder of such Director RSU becoming entitled to receive an amount in cash equal to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Director RSU.

For purposes of the above, “Exchange Ratio” means a fraction, (1) the numerator of which is the Merger Consideration and (2) the denominator of which is the average closing price, rounded down to the nearest cent, per share of Thermo Fisher common stock on the New York Stock Exchange for the consecutive period of ten days immediately preceding (but not including) the Closing Date of the Merger (the “Thermo Fisher Stock Price”).

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THE MERGER

Under the Merger Agreement, following the Effective Time, Thermo Fisher will continue to honor the Company’s Policy on Certain Terminations as in effect on the signing date of the Merger Agreement, with respect to the Converted Equity Awards, which provides that, in the event of the termination of employment or services of the holder of a Converted Equity Award:

•

By Thermo Fisher or its subsidiaries other than for “cause” (as defined in the applicable Company equity plan and award agreement thereunder) and other than due to the holder’s “disability” (as defined in the applicable Company equity plan and award agreement thereunder), within 18 months following the Effective Time, such award will immediately become fully vested upon such termination;

•

Due to the holder’s death or “disability”, in each case, at any time following the Effective Time, such award will immediately become (x) fully vested upon such termination, in the case of a Converted Stock Option Award or Converted RSU Award, and (y) vested upon such termination with respect to a pro-rata portion (calculated based on the number of days elapsed in the performance period that was previously applicable to such Converted PSU Award prior to such termination), in the case of a Converted PSU Award; or

•

Due to the holder’s “retirement” (i.e., the termination of a holder’s employment or services (other than for “cause” or due to the holder’s death or “disability”) following the date on which (1) the holder attains the age of 55 years old and the number of completed years of the holder’s employment or services with the surviving corporation and its affiliates (and their respective predecessors) is at least ten or (2) the holder attains the age of 60 years old and the number of completed years of the holder’s employment or services with the surviving corporation and its affiliates (and their respective predecessors) is at least five) at any time following the Effective Time, (x) such award will become vested upon such termination with respect to a pro-rata portion (calculated based on the number of days elapsed in the vesting period or the performance period that was previously applicable to such Converted Equity Award, as applicable, prior to the termination), and (y) in the case of a Converted Stock Option Award, the vested portion thereof will remain exercisable for one year following the termination (but in no event beyond the expiration of the Converted Stock Option Award’s term).

2019 Cash Dividend

In May 2019, our Board declared and paid a cash dividend of $3.89 per share of outstanding Company Common Stock (the “May 2019 Dividend”). Under the terms of the 2017 Plan, an adjustment to the then outstanding Options issued under the 2017 Plan (the “2017 Plan Options”) was determined to be equitable and necessary in order to prevent the dilution or enlargement of benefits under the 2017 Plan. Therefore, in connection with the May 2019 Dividend, holders of time vesting 2017 Plan Options (both vested and unvested) and certain performance vesting 2017 Plan Options (vested only), including Options held by our executive officers, were each entitled to a payment in an amount equal to (a) the number of shares underlying the applicable 2017 Plan Options multiplied by (b) the May 2019 Dividend amount, less applicable tax withholdings, with 1/3rd of such payment paid in May 2019, 1/3rd of such payment paid in October 2020 and the remaining 1/3rd of the payment to be paid in September 2021, subject to (i) the applicable holder’s continued employment through such date and (ii) the accelerated vesting provisions included in the applicable 2017 Plan Option agreement. As described in the discussion above under the caption “Treatment of Company Equity Awards”, pursuant to the Merger Agreement, in connection with the closing of the Merger, holders of 2017 Plan Options will receive a cash payment for the remaining option bonus payments, if any, in respect of the May 2019 Dividend attributable to each such 2017 Plan Option.

As of May 12, 2021, the remaining unpaid option bonus payments for our named executive officers were as follows: Mr. Simmons — $3,239,186; Mr. Scully — $497,432; Mr. Sharbaugh — $838,193; Mr. Thakral — $286,081; and Dr. Johnston — $299,355. As of May 12, 2021, the aggregate remaining unpaid option bonus payments for our other executive officers was $952,247. None of our non-employee directors were awarded option bonus payments in connection with the May 2019 Dividend.

2017 Recapitalization Letter Agreement

As described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, the Company underwent a recapitalization transaction in 2017 and, as a result of the 2017 recapitalization of the Company, incurred certain future obligations to certain pre-recapitalization stockholders, including affiliates of H&F and Carlyle, as well as independent directors and members of management (the “Pre-Closing Holders”). Pursuant to the terms and conditions of the merger agreement the Company entered into in connection with the recapitalization in 2017 (the “2017 Merger Agreement”), the Pre-Closing Holders are entitled to receive consideration based on future payments received by the Company in respect of the existing investment portfolio at the time of the merger (the “Recapitalization Investment Portfolio”).

On April 14, 2021, the Company and affiliates of H&F and Carlyle entered into a letter agreement related to maintaining the existing contractual obligations of the Company under the 2017 Merger Agreement and granting limited information and consent rights in respect of the Recapitalization Investment Portfolio to the Pre-Closing Holders.

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THE MERGER

Recapitalization Investment Portfolio distributions made to affiliates of Carlyle and affiliates of H&F during the three months ended March 31, 2021 were $11.8 million. There were no such payments made during the three months ended March 31, 2020. Recapitalization Investment Portfolio distributions were additionally made to certain directors and executive officers of the Company (such directors and executive officers, together with affiliates of Carlyle and affiliates of H&F, the “Related Holders”). In January 2021, distributions to Related Holders were $12.1 million and during the year ended December 31, 2020, distributions to Related Holders were $19.3 million.

Term Loan

Affiliates of Carlyle had investments in the Company’s senior secured first-lien term loan facility, dated as of January 13, 2021, totaling $88.1 million as of March 31, 2021 and investments in the Company’s senior secured term loan, dated as of August 18, 2015, totaling $12.6 million as of December 31, 2020. The amounts paid to the relevant affiliates for those loans for the three months ended March 31, 2021 and March 31, 2020 were as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020

Interest paid	$534	$824

Principal paid	12,623	204

Quantification of Company Equity Awards

For an estimate of the amounts that would be realized by each of our named executive officers with respect to their Company equity awards that are expected to vest in connection with the Merger and upon a termination without “cause” immediately following the Effective Time of the Merger with respect to their Converted Equity Awards, see “Golden Parachute Compensation” below. The estimated aggregate amount that would be realized by the six executive officers who are not named executive officers with respect to their unvested Company equity awards that are expected to vest in connection with the Merger and assuming a termination without “cause” immediately following the Effective Time in settlement of their unvested Company equity awards that were outstanding on May 12, 2021, if the Effective Time occurred on November 30, 2021, is $28,989,337 of which $20,556,137 is attributable to “single-trigger” payments and $8,433,201 is attributable to “double-trigger” payments. This amount is calculated using a price per share of Company Common Stock of $47.50 (equal to the Merger Consideration) and, in the case of PSUs, assuming maximum performance (i.e., 200% of target performance). In addition, the estimated aggregate amount that would be realized by the Company’s non-employee directors in settlement of their Director RSUs in accordance with the Merger Agreement that are outstanding as of May 12, 2021, if the Effective Time occurred on November 30, 2021, is $308,370. These amounts assume that any time-vesting equity awards that are expected to vest in accordance with their terms prior to November 30, 2021 vest, but do not attempt to forecast any additional equity grants, issuances or forfeitures that may occur prior to the closing of the Merger and do not include any additional dividend rights or dividend equivalent rights that may accrue prior to the closing of the Merger. As a result of the foregoing assumptions, which may or may not be accurate on the relevant date, the actual amounts, if any, to be realized by the Company’s executive officers who are not named executive officers and non-employee directors may materially differ from the amounts set forth above.

Other Interests

As of the date of this information statement, none of our executive officers has entered into any agreement, arrangement or understanding with Thermo Fisher regarding employment with, or compensation going forward from, Thermo Fisher, other than the consulting agreement for Mr. Simmons as described above under the section entitled “Consulting Agreement between Thermo Fisher and David Simmons.” In addition, Thermo Fisher and Mr. Sharbaugh are discussing entering into a consulting agreement that is currently expected to be on generally similar terms as the one entered into between Thermo Fisher and Mr. Simmons. Prior to the closing of the Merger, however, our executive officers may discuss or enter into agreements, arrangements or understandings with Thermo Fisher regarding employment with, or compensation going forward from, Thermo Fisher, including the contemplated consulting agreement with Mr. Sharbaugh.

280G Mitigation Actions

The Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)). As of the date of this information statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company and any disqualified individuals. Other than Mr. Simmons (as described below), no executive officer is entitled to receive gross-ups or tax reimbursements from the Company with respect to any potential excise taxes.

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THE MERGER

Executive Employment Agreements

David Simmons

Pursuant to the terms of Mr. Simmons’ employment agreement, upon our termination of Mr. Simmons’ employment without “cause” or by Mr. Simmons for “good reason”, or due to his death or “disability” (each as defined in Mr. Simmons’ employment agreement), subject (except in the event of his death) to his timely execution, and non-revocation, of a general release of claims in our favor and continued compliance with the restrictive covenants set forth in Mr. Simmons’ employment agreement and in his proprietary information and inventions agreement, Mr. Simmons would be entitled to receive: (i) an amount in cash equal to the sum of (x) 2.0 times his annual base salary and (y) 1.5 times his annual target bonus, payable in regular installments over a 24-month period in accordance with our regular payroll practices, and (ii) monthly payments for up to a 24-month period equal to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums required to continue the group medical, dental and vision coverage in effect on the termination date for Mr. Simmons and his dependents. In addition, Mr. Simmons would be entitled to the actual bonus for the year prior to the year of termination, if not paid. If such a termination occurs within two years following a change in control (as defined in Mr. Simmons’ employment agreement), subject to Mr. Simmons’ timely execution, and non-revocation, of a general release of claims against the Company and continued compliance with the restrictive covenants set forth in Mr. Simmons’ employment agreement and in his proprietary information and inventions agreement, with regard to the cash payments made pursuant to (i) above, he would be entitled to receive a lump-sum payment, instead of installment payments, payable within 60 days of his termination of employment. In the event of a transaction which would subject any payments, awards, benefits or distributions for the benefit of Mr. Simmons to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred with respect to such excise tax by Mr. Simmons (such excise tax, together with any such interest and penalties, the “Excise Tax”), then Mr. Simmons will be entitled to receive a one-time reimbursement equal to the amount of the Excise Tax.

During his employment and for 24 months following termination, Mr. Simmons’ employment agreement prohibits him from competing with our business and from soliciting our employees, customers or suppliers to terminate their employment or arrangements with the Company. Mr. Simmons is also party to a proprietary information and inventions agreement which contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of the Company.

As described above, in connection with, and effective subject to the closing of, the Merger, Thermo Fisher has entered into a consulting agreement with Mr. Simmons, pursuant to which Mr. Simmons’ employment with the Company will terminate on the Closing Date of the Merger. The consulting agreement provides, among other things, that termination of Mr. Simmons’ employment on the Closing Date of the Merger will be treated as a termination without “cause” for purposes of Mr. Simmons’ employment agreement.

Other Named Executive Officers

Pursuant to the terms of the employment agreements with our other named executive officers, upon our termination of the applicable named executive officer’s employment without “cause” or by the applicable named executive officer for “good reason” (each as defined in the applicable employment agreement), subject to the named executive officer’s timely execution, and non-revocation, of a general release of claims in our favor and continued compliance with the restrictive covenants set forth in the named executive officer’s employment agreement and proprietary information and inventions agreement, (A) each of Messrs. Scully, Sharbaugh and Thakral would be entitled to receive: (i) cash amounts equal to (x) 1.5 times his annual base salary, payable in regular installments over an 18-month period in accordance with our regular payroll practices, and (y) a prorated portion of the named executive officer’s annual target bonus for the year in which termination occurs, payable in a lump sum within 30 days of his termination of employment, and (ii) monthly payments for up to an 18-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for the applicable named executive officer and his dependents and (B) Dr. Johnston would be entitled to receive: (i) cash amounts equal to (x) 1.0 times his annual base salary, payable in regular installments over a 12-month period in accordance with our regular payroll practices, and (y) a prorated portion of his annual target bonus for the year in which termination occurs, payable in a lump sum within 30 days of his termination of employment, and (ii) monthly payments for up to a 12-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for Dr. Johnston and his dependents. In addition, each of the foregoing named executive officers would be entitled to the actual bonus for the year prior to the year of termination, if not paid.

The terms of the employment agreements with our other named executive officers provide that during the employment of the applicable named executive officer and for an 18 month period following termination thereof (except for Dr. Johnston, which provides for a 12 month period following termination thereof), such named executive officer is prohibited from competing with our business and from soliciting our employees, customers or suppliers to terminate their employment or arrangements with the Company. Each named executive officer is also party to a proprietary information and inventions agreement which contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of the Company.

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Other Executive Officers

Pursuant to the terms of the employment agreements with all of our other executive officers except Mr. Donovan (who is not party to an employment agreement with us), upon our termination of the applicable executive officer’s employment without “cause” (or analogous termination circumstances set forth in the applicable employment agreement) or by the applicable executive officer for “good reason” (each as defined in the applicable employment agreement), subject to the executive officer’s timely execution, and non-revocation, of a general release of claims or timely execution of a settlement agreement, as applicable, in our favor and continued compliance with the restrictive covenants in the executive officer’s employment agreement and proprietary information and inventions agreement, (A) one executive officer would be entitled to receive: (i) cash amounts equal to (x) 1.5 times the executive officer’s annual base salary, payable in regular installments over an 18-month period in accordance with our regular payroll practices, and (y) a prorated portion of the executive officer’s annual target bonus (as defined in the applicable employment agreement) for the year in which termination occurs, payable in a lump sum within 30 days of the executive officer’s termination of employment, and (ii) monthly payments for up to an 18-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for the executive officer and the executive officer’s dependents and (B) four executive officers would be entitled to receive: (i) cash amounts equal to (x) 1.0 times the executive officer’s annual base salary, payable in regular installments over a 12-month period in accordance with our regular payroll practices, and (y) a prorated portion of the executive officer’s annual target bonus for the year in which termination occurs, and, with respect to three of these executives, (ii) monthly payments for up to a 12-month period equal to the COBRA premiums required to continue the group medical, dental and vision coverage in effect on the termination date for the executive officer and the executive officer’s dependents. In addition, each of the foregoing other executive officers party to an employment agreement would be entitled to the actual bonus for the year prior to the year of termination, if not paid. We are not a party to an employment agreement with Mr. Donovan; however, we expect that Mr. Donovan would receive severance upon a termination without “cause” pursuant to our severance practice for certain senior employees without employment agreements, whereby such employees generally receive six to 12 months’ severance, depending on their length of service (and for employees with 15 or more years of service, generally 12 or more months’ severance), including reimbursement for the cost of COBRA premiums for a corresponding amount of time, in connection with certain terminations of employment, and that Mr. Donovan would also receive a prorated portion of his annual target bonus in connection with such termination.

The terms of the employment agreements with our other executive officers generally provide that during the employment of the applicable executive officer (except for the employee, customer and non-solicitation covenants in Ms. James’ employment agreement which are only applicable following a termination of employment) and for a 12 month period following termination thereof (except for Mr. Hartman, which provides for a 18 month period following termination thereof), such executive officer is prohibited from competing with our business and from soliciting our employees, customers or suppliers to terminate their employment or arrangements with the Company. Each executive officer is also party to a proprietary information and inventions agreement which contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of the Company.

For an estimate of the amounts that would be realized by each of our named executive officers upon a qualifying termination event under their employment agreements, see “Golden Parachute Compensation” below. The estimated aggregate value of the severance and other benefits described above that would be payable to our six executive officers who are not named executive officers, under their employment agreements or pursuant to our senior employee severance practice, as applicable, if the Effective Time occurred on November 30, 2021 and each executive officer experienced a termination without “cause” or, with respect to all but one of such executive officers, a resignation for “good reason,” on that date is $4,247,532. The foregoing estimate does not include the monthly payments of COBRA premiums with respect to one executive officer since such executive officer does not presently receive coverage through our group medical, dental or vision plans, and we have assumed that such executive officer will not be a participant in such plans as of the date of the executive officer’s qualifying termination. In addition, cash amounts for one executive officer based in the United Kingdom were converted from pounds sterling to U.S. dollars using an exchange rate of 1.384155 U.S. dollars per pound, based on the 30 day average exchange rate as of April 30, 2021.

Transaction Bonus Agreements

Prior to entering into the Merger Agreement, but in anticipation of consummation of the Merger, the Company entered into transaction bonus agreements with certain Company employees, including Mr. Donovan. Pursuant to the transaction bonus agreements, subject to the employee’s continued employment with the Company or its subsidiaries through the Closing Date of the Merger (and not having previously tendered a notice of resignation prior to the Closing Date of the Merger), the employee will be entitled to receive a transaction bonus, in an amount set forth in the employee’s transaction bonus agreement, which will be paid in a single lump-sum payment no later than the second regularly scheduled payroll date following the Closing Date of the Merger. Mr. Donovan is party to a transaction bonus agreement and is eligible to receive a transaction bonus in an amount equal to $125,000 pursuant to the terms of his transaction bonus agreement. The Company may enter into transaction bonus agreements with additional employees prior to the closing of the Merger.

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THE MERGER

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K of the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that will or may become payable to each named executive officer of the Company in connection with the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Our Directors and Executive Officers in the Merger” above.

The amounts shown in the table below are estimates based on several assumptions that may or may not actually occur or be accurate on the effective date of the Merger, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of the Merger. The calculations in the table below do not include amounts the named executive officers were already entitled to receive or were vested in as of May 12, 2021. In addition, these amounts assume that any time-vesting equity awards or other amounts that are expected to vest in accordance with their terms prior to November 30, 2021 vest, but do not attempt to forecast any additional equity or cash award grants, issuances or forfeitures that may occur, or future dividend equivalents that may be accrued, prior to the closing of the Merger. Several of the named executive officers would be entitled to the severance payments and benefits set forth in the table below in connection with a qualifying termination event pursuant to the terms of their employment agreements, which payments and benefits are not enhanced by the transaction, and would be payable to such named executive officer upon any qualifying termination event, regardless of whether the Merger has closed. For purposes of calculating such amounts, the value of Company Common Stock was based on the Merger Consideration ($47.50 per share) and the following assumptions were used:

•	the effective date of the Merger is November 30, 2021, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section;

•

the employment of each named executive officer will have been terminated by Thermo Fisher or an affiliate without “cause” or due to a resignation for “good reason” (as such terms are defined in each named executive officer’s employment agreement, as applicable) (we refer to such a termination or resignation as a qualifying termination event), in either case immediately following the assumed Closing Date of the Merger on November 30, 2021;

•	each named executive officer’s base salary rate and annual target bonus remains unchanged from those in place as of May 12, 2021; and

•

each named executive officer holds only those equity awards that were outstanding and unvested on May 12, 2021, and PSUs are converted into Converted PSU Awards based on maximum level of performance (i.e., 200% of target performance).

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THE MERGER

As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Tax Reimbursement (4) ($)	Total ($)(5)

David Simmons	7,063,014	81,349,759	27,121	10,091,631	98,531,525

Christopher Scully	1,147,344	15,617,812	13,850	—	16,779,006

William Sharbaugh	1,222,483	18,777,204	20,939	—	20,020,626

Anshul Thakral	1,038,073	12,481,553	49,629	—	13,569,255

David Johnston	800,573	12,435,441	13,959	—	13,249,973

(1)

The amount set forth in this column for Mr. Simmons represents the sum of (i) 2.0 times Mr. Simmons’ annual base salary for 2021 and (ii) 1.5 times Mr. Simmons’ annual target bonus for 2021. The amount set forth in this column for each of Messrs. Scully, Sharbaugh and Thakral represents the sum of (i) 1.5 times the executive officer’s annual base salary for 2021 and (ii) a prorated portion of the executive officer’s annual target bonus for 2021. The amount set forth in this column for Dr. Johnston represents the sum of (i) 1.0 times Dr. Johnston’s annual base salary for 2021 and (ii) a prorated portion of Dr. Johnston’s annual target bonus for 2021. The amount payable to each executive officer is a “double-trigger” payment, which means the amount will become payable only upon a qualifying termination of employment following the Effective Time. There are no severance arrangements that provide for “single-trigger” cash payments. In the case of Mr. Simmons, the amount also includes the maximum consulting fee that may be payable to Mr. Simmons pursuant to the terms of his consulting agreement, as described above under “ — Consulting Agreement between Thermo Fisher and David Simmons” starting on page 33.

Name	Base Salary Component of Severance ($)	Consulting Fee ($)	Bonus Component of Severance ($)	Total ($)

David Simmons	3,200,000	263,014	3,600,000	7,063,014

Christopher Scully	787,500	—	359,844	1,147,344

William Sharbaugh	789,548	—	432,935	1,222,483

Anshul Thakral	712,500	—	325,573	1,038,073

David Johnston	475,000	—	325,573	800,573

(2)

Certain amounts reflected in this column relate to Options granted prior to the Company’s IPO in February 2020 pursuant to the 2017 Plan and are attributable to “single-trigger” arrangements (i.e., accelerated vesting of the awards is triggered by the closing of the Merger). As amounts in this table assume an effective date of the Merger of November 30, 2021, amounts reported in this column do not include any amounts that may be payable in connection with the Company’s May 2019 Dividend, which are expected to be paid in September 2021. For further discussion of the May 2019 Dividend, see the discussion above under the caption “ — 2019 Cash Dividend” starting on page 35. All other amounts reflected in the table relate to equity awards granted pursuant to the 2020 Plan and are attributable to “double-trigger” arrangements (i.e., accelerated vesting of the awards is triggered by the change in control that will occur upon closing of the Merger and a subsequent termination of the executive officer’s employment without “cause”). Amounts reflected in the table for equity awards granted pursuant to the 2020 Plan would not be eligible for accelerated vesting upon the executive officer’s resignation for “good reason.”

Name	Unvested 2017 Plan Options (A)($)	Unvested 2020 Plan Options (B)($)	Unvested PSUs (B)($)	Total ($)

David Simmons	63,526,832	3,529,607	14,293,320	81,349,759

Christopher Scully	13,529,241	413,626	1,674,945	15,617,812

William Sharbaugh	16,264,430	497,634	2,015,140	18,777,204

Anshul Thakral	9,709,299	1,559,959	1,212,295	12,481,553

David Johnston	9,663,187	1,559,959	1,212,295	12,435,441

(A)	The amounts in this column include the Options that were granted under the 2017 Plan and were outstanding and unvested as of May 12, 2021 and are “single-trigger” payments.
(B)

The amounts in these columns include the Options and PSUs, respectively, that were granted under the 2020 Plan and were outstanding and unvested as of May 12, 2021. These columns use the Merger Consideration (i.e., $47.50) for purposes of calculating the values of the Options and PSUs that are subject to double-trigger acceleration (following conversion into Converted Equity Awards). The amounts listed in the column in respect of PSUs are based on maximum level of performance (i.e., 200% of target performance), however, actual performance and the amounts payable in respect of the PSUs may be less if the PSUs are not converted based on maximum level of performance.

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THE MERGER

(3)

Amounts in this column represent monthly payments equal to the COBRA premiums required for continuation of group medical, dental and vision benefits for the named executive officer and the named executive officer’s dependents for up to 24 months for Mr. Simmons, 18 months for each of Messrs. Scully, Sharbaugh and Thakral and 12 months for Dr. Johnston. The amount payable to each named executive officer is a “double-trigger” payment, which means the amount will become payable only upon a qualifying termination of employment following the Effective Time. There are no severance arrangements that provide for “single-trigger” payments for the cost of COBRA premiums.

(4)

Certain payments, awards, benefits or distributions made to Mr. Simmons in connection with the Merger could be subject to the excise tax imposed on “excess parachute payments” by the Code. Pursuant to the terms of his employment agreement, Mr. Simmons is entitled to a one-time reimbursement for all such excise taxes (including any penalties and interest), except for any excise taxes imposed as a result of the actual reimbursement or any payments that are made to Mr. Simmons pursuant to a new agreement with a third party entity that is not consented to by the Board. The amount listed in this column represents the estimated maximum amount of potential excise tax reimbursement that would be payable to Mr. Simmons. The actual amount to be paid to Mr. Simmons, if any, will not be determinable until after the Effective Time and will depend on a number of factors, including, among others, the actual effective date of the Merger, the date of Mr. Simmons’ termination, interest rates and tax rates. In addition, the estimate of the maximum “excess parachute payments” for purposes of these calculations does not take into account any mitigation for payments which could be shown (under the facts and circumstances) not to be contingent on a change-in-control or for any payments being made in consideration of non-competition agreements or as reasonable compensation. The amount payable to Mr. Simmons is a “single-trigger” payment (i.e., the reimbursement amount payable to Mr. Simmons in connection with the excise tax imposed on “excess parachute payments” is triggered by the closing of the Merger); however, a portion of such reimbursement amount may relate to “double-trigger” payments as described in the foregoing notes (1) through (3).

(5)

The total amount calculated in this column for Mr. Simmons assumes an excise tax reimbursement equal to the estimated maximum amount of such reimbursement, however, the total would be less if the actual excise tax reimbursement equals a smaller amount within the estimated range of $0 to $10,091,631.

Delisting and Deregistration of Company Common Stock

If the Merger is completed, the Company Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company Common Stock.

Transaction Litigation

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Company Common Stock who exchange their shares of Company Common Stock for cash pursuant to the Merger. The summary is based on the Code, applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Company Common Stock are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders whose functional currency is not the United States dollar, holders who hold Company Common Stock through pass-through entities for United States federal income tax purposes or as part of a hedge, straddle or conversion transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, or holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address any aspect of state, local or foreign taxation, and does not address any United States federal taxation other than income taxation.

For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is:

•	a citizen or individual resident of the United States,

•

a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),

•	an estate, the income of which is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.

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THE MERGER

If a partnership or other any entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partners should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and foreign tax laws.

United States Holders. The receipt of the Merger Consideration by a United States Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local, foreign and other income tax laws). In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions. Gain or loss will be calculated separately for each block of Company Common Stock converted in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Company Common Stock has been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.

Non-United States Holders. Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for shares of Company Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Company Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Company Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.

If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.

If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

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THE MERGER

Regulatory Approvals

Under the Merger Agreement, we and the other parties to the Merger Agreement have agreed to use our respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement including to obtain all necessary governmental approvals as promptly as reasonably practicable.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On April 13, 2021, both the Company and Thermo Fisher filed their respective notification and report forms under the HSR Act and requested early termination of the initial 30-day waiting period under the HSR Act.

Under other applicable foreign antitrust laws and foreign investment laws, certain transactions, including the Merger, may not be completed until any requisite consent, non-action or expiration of any applicable waiting period is obtained. As of the date of this information statement the requisite consent, non-action or expiration of any applicable waiting period has not been obtained.

At any time before or after the Effective Time of the Merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Thermo Fisher or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

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THE MERGER AGREEMENT

THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled, “Where You Can Find More Information,” beginning on page 71.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Thermo Fisher or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Thermo Fisher or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Form of Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Thermo Fisher.

Consummation and Effectiveness of the Merger

The Merger will become effective at such time as the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other time as Thermo Fisher and the Company agree and specify in the certificate of merger. The closing of the Merger will take place at 10:00 a.m., New York City time, on a date to be specified and agreed by Thermo Fisher and the Company, which date will be no later than the third (3rd) business day after the satisfaction (or waiver by the party entitled thereto) of all conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction (or waiver by the parties entitled to in accordance with the Merger Agreement) of such conditions), unless another time or date is agreed to in writing by Thermo Fisher, Merger Sub and the Company.

Consideration to be Received in the Merger

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (i) each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, (ii) each issued and outstanding share of Company Common Stock that is owned by the Company, Thermo Fisher or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Thermo Fisher, in each case immediately prior to the Effective Time, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor and (iii) each issued and outstanding share of Company Common Stock (other than shares described in clause (ii) and Appraisal Shares (as defined below)) will be converted into the right to receive the Merger Consideration and will be automatically canceled and retired and will cease to exist, and each holder of any such shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.

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At the Effective Time, each vested Option (including any Option that vests as a result of the Merger) will generally be canceled and converted into the right to receive the sum of (i) (A) the Merger Consideration less the applicable exercise price multiplied by (B) the number of shares of Company Common Stock subject to such Option and (ii) any remaining option bonus payments in respect of the Company’s May 2019 recapitalization dividend attributable to each such Option. At the Effective Time, each RSU that is held by a non-employee director of the Company (whether vested or unvested) will be canceled and converted into the right to receive (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such RSU. At the Effective Time, each unvested Option, each RSU (other than any RSU held by a non-employee director of the Company) and each PSU will generally be canceled and converted, based on an exchange ratio that preserves the award’s value, into an equity award of Thermo Fisher with substantially the same terms and conditions, including vesting terms and conditions and treatment in connection with certain terminations of employment consistent with Company’s applicable termination policy (except that any PSU will generally convert based on the greater of target and actual performance and will no longer be subject to performance-based vesting conditions).

Appraisal Shares

Shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) (such shares, “Appraisal Shares”) will not be converted into the right to receive the Merger Consideration, but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and retired and will cease to exist and will represent the right to receive only those rights provided under Section 262. However, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Appraisal Shares will be deemed to have been converted as of the Effective Time into, and will represent only the right to receive, the Merger Consideration. If the surviving corporation makes any payment after the Effective Time with respect to Appraisal Shares to the holders thereof pursuant to such holders’ appraisal rights under Section 262, then any portion of the Merger Consideration relating to such Appraisal Shares held in the Exchange Fund (as defined below) will be delivered by the paying agent to the surviving corporation upon demand. The Company will provide prompt notice to Thermo Fisher of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Thermo Fisher will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, except with the prior written consent of Thermo Fisher, the Company will not make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands, or agree to do any of the foregoing.

Procedures for Receiving Merger Consideration

Prior to the Effective Time, Thermo Fisher will select a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the Merger Consideration and at or prior to the Effective Time, Thermo Fisher will deposit or cause to be deposited with the paying agent an amount in cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).

Promptly (and in any event no later than three business days) after the Effective Time, Thermo Fisher will direct the paying agent to mail to each holder of record of a non-certificated share or non-certificated shares, that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Book-Entry Shares”, respectively) which were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which will be in customary form and have such provisions as Thermo Fisher and the Company may reasonably agree prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Book-Entry Shares, as applicable, in exchange for the Merger Consideration.

With respect to Book-Entry Shares, upon the paying agent’s receipt of an “agent’s message” (or such other evidence as the paying agent may reasonably request), the holder of such Book-Entry Share will be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such Book-Entry Share and such surrendered Book-Entry Share will be canceled.

Until surrendered, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or accrue on the cash payable to any holder of a Book-Entry Share.

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The Merger Consideration paid in accordance with the terms of the Merger Agreement upon the surrender of any Book-Entry Share will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock that such Book-Entry Share represented immediately prior to the Effective Time. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the surviving corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Book-Entry Shares are presented to the surviving corporation or the paying agent for any reason, they will be canceled and exchanged as provided in the Merger Agreement. No cash payment with respect to the Merger Consideration will be paid to the holder of any unsurrendered Book-Entry Share until the surrender of such Book-Entry Share in accordance with the Merger Agreement.

Any portion of the Exchange Fund that remains undistributed to the holders of Book-Entry Shares for one (1) year after the Effective Time will be delivered to Thermo Fisher, upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not complied with procedures for receiving Merger Consideration will thereafter look only to Thermo Fisher for payment of its claim for Merger Consideration, without any interest thereon. If any Book-Entry Share has not been surrendered for Merger Consideration prior to the four (4) year anniversary of the Effective Time (or, if earlier, immediately prior to the date on which the Merger Consideration in respect of such Book-Entry Share would otherwise, escheat to or become the property of any governmental entity), any such Merger Consideration in respect of such Book-Entry Share will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto. None of Thermo Fisher, Merger Sub, the surviving corporation or the paying agent will be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Each of the surviving corporation, Merger Sub, Thermo Fisher and the paying agent will be entitled to deduct and withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.

Certificate of Incorporation; Bylaws

At the Effective Time, (a) the certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and (b) the bylaws of the surviving corporation will be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, provided that, in each case, Thermo Fisher will, and will cause the surviving corporation to, assume all obligations with respect to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions that occur prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any subsidiary of the Company as provided in the certificate of incorporation or bylaws of the Company, as further described in “The Merger Agreement — Indemnification and Insurance”.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Thermo Fisher, Merger Sub and the Company, including representations and warranties relating to, among other things:

•	organization, good standing and similar company matters;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

•	absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of the Company relating to, among other things:

•	capitalization;

•	ownership of the Company’s subsidiaries;

•	inapplicability of certain takeover laws;

•	antitrust matters;

•	documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

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THE MERGER AGREEMENT

•

compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with the United States generally accepted accounting principles, and the absence of certain undisclosed liabilities;

•

the Company and each of its subsidiaries has conducted its business in the ordinary course consistent with past practice since December 31, 2020 and since this date there has not been any change, event, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below);

•	filing of tax returns, payment of taxes and other tax matters;

•	labor matters;

•	employee benefits matters;

•	real and personal property;

•	material contracts, including top customers and suppliers;

•	absence of pending or, to the knowledge of the Company, threatened litigation that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

since January 1, 2018, the continued effectiveness of certifications, CE markings, permissions, qualifications, registrations, marketing and emergency use authorizations, and consents of governmental entities or notified bodies in the European Union, including with respect to applicable health care laws;

•

compliance with laws, including compliance with anti-bribery and foreign corrupt practices laws and applicable regulatory laws, including health care laws, professional certification requirements or food and drug laws, in each case except as would not be reasonably expected to have a Company Material Adverse Effect;

•	environmental matters;

•	ownership and use of intellectual property;

•	cybersecurity and data privacy matters;

•	insurance;

•	affiliate transactions; and

•	the receipt of fairness opinions from J.P. Morgan;

The Merger Agreement also contains the following customary representations and warranties of Thermo Fisher and Merger Sub:

•	availability of funds to consummate the Merger;

•	the operations of Merger Sub;

•

Thermo Fisher’s lack of ownership of Company Common Stock and lack of arrangements between Thermo Fisher, Merger Sub or any of their affiliates, on the one hand, and the Company or any of its affiliates (including directors, officers or stockholders) on the other hand; and

•

absence of pending or, to the knowledge of Thermo Fisher, threatened litigation that would reasonably be expected to have, individually or in the aggregate, any change, effect, event, fact, development or occurrence that prevents or materially impairs or delays the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the ability of Thermo Fisher or Merger Sub to perform its obligations under the Merger Agreement (a “Parent Material Adverse Effect”).

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect”. The Merger Agreement provides that a Company Material Adverse Effect means any change, event, effect, development or occurrence that (a) prevents or materially impairs or delays the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the ability of the Company to perform its obligations under the Merger Agreement or (b) has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, excluding, for purposes of clause (b), any effect to the extent it results from or arises out of:

•	general conditions in the industries in which the Company operates;

•

general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit market conditions and capital markets price levels or trading volumes), in each case in the United States or elsewhere in the world;

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THE MERGER AGREEMENT

•	any change or prospective change in applicable law or generally accepted accounting principles (or interpretation or enforcement thereof);

•	geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism;

•

any hurricane, tornado, flood, volcano, earthquake, epidemic, disease outbreak, public health event, pandemic (including COVID-19 and any worsening thereof (including any COVID-19 response)) or other natural or man-made disaster;

•

the failure of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Merger Agreement, or changes or prospective changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company and/or its subsidiaries (provided, that the underlying facts or occurrences giving rise or contributing to such failure or change may, unless otherwise excluded, be taken into account in determining whether there has been a Company Material Adverse Effect);

•

the execution, announcement, performance or consummation of the Merger and the other transactions contemplated by the Merger Agreement, including the impact on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees of governmental entities, or any proceeding brought by any Company stockholder (direct or derivative) in respect of the Merger Agreement, the Merger, the other transactions contemplated thereby, in each case to the extent resulting from or arising in connection with such announcement or consummation (provided, that this clause does not apply with respect to (a) any representation or warranty contained in the Merger Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the performance of obligations under the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement or (b) any closing condition related to the foregoing clause (a));

•

any action taken by the Company or its subsidiaries that is expressly required by the Merger Agreement (except as set forth in the Merger Agreement) or with Thermo Fisher’s written consent or at Thermo Fisher’s written request, or the failure to take any action by the Company or its subsidiaries if that action is expressly prohibited by the Merger Agreement (only to the extent that Thermo Fisher unreasonably withholds, conditions or delays consent to the taking of such action after receipt of the written request for such action from the Company); and

•

changes resulting or arising from the identity of, or any facts or circumstances relating to, Thermo Fisher, Merger Sub or any of their respective affiliates, including the financing obtained or to be obtained by Thermo Fisher, Merger Sub or any of their respective affiliates;

provided that, in the case of the first five bullets above, to the extent that the Company is disproportionately affected by such matters as compared with other participants in the industries in which the Company operates, the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect.

Conduct of Business by the Company Prior to Consummation of the Merger

Except for matters set forth on the confidential disclosure schedules or as otherwise expressly contemplated by the Merger Agreement or required by applicable law (including any COVID-19 response) except or with the prior written consent of Thermo Fisher (such consent not to be unreasonably withheld, delayed or conditioned), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company will and will cause each of its subsidiaries to conduct its business in the ordinary course of business consistent with past practice in all material respects and use its commercially reasonable efforts to (A) preserve as substantially intact its organizations, assets, employees, authorizations, business and its existing relations with key customers, suppliers and other persons with whom the Company or its subsidiaries have significant business relationships and (B) use commercially reasonable efforts to keep available the services of its employees (subject to the Merger Agreement), in each case, consistent with past practice.

In addition, without limiting the generality of the foregoing, except for matters set forth on the confidential disclosure schedules or as otherwise expressly contemplated by the Merger Agreement or required by applicable law (including any COVID-19 response), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to do, any of the following without the prior written consent of Thermo Fisher (such consent not to be unreasonably withheld, delayed or conditioned):

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other equity interests;

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THE MERGER AGREEMENT

•	split, combine or reclassify any of its capital stock or other equity interests;

•

directly or indirectly redeem, repurchase or otherwise acquire any equity interests in the Company or any subsidiary of the Company, except for (1) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (2) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company Stock Options, Company RSUs or Company PSUs or (3) the acquisition by the Company of Company Stock Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, in the case of each of clauses (1), (2) and (3), in accordance with their respective terms in effect at such time;

•

issue, sell, register to issue or sell, encumber or grant, or amend any terms of, any equity interests, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, or the settlement of Company RSUs or Company PSUs, in each case outstanding as of April 15, 2021 or granted in accordance with the Merger Agreement and in accordance with their respective terms in effect at the time of such exercise or settlement;

•	amend its certificate of incorporation, bylaws or other comparable organizational documents or enter into any agreement with any of its stockholders in their capacity as such;

•	propose or adopt a plan of, or effect any, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger;

•

acquire (A) in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing equity interests in or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other person or (B) any equity interests, assets or properties, in each case, the value or purchase price of which, individually exceeds $50,000,000 or in the aggregate exceeds $150,000,000 (other than acquisitions of supplies in the ordinary course of business consistent with past practice); provided, that the foregoing clauses (A) and (B) do not apply to any venture capital investment by the Company or any of its subsidiaries, and the Company and its subsidiaries are permitted to make venture capital investments for which the value of the applicable investment commitment does not individually exceed $25,000,000 or in the aggregate (taking into account all such investments following April 15, 2021) exceed $100,000,000; provided, further, that the aggregate value of such acquisitions and investments permitted pursuant to clauses (A) and (B) together may not exceed $200,000,000;

•	establish any person or entity that would constitute a Significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company;

•

adopt, enter into, terminate or materially amend any collective bargaining, works council or other labor agreement (other than in the ordinary course of business) or Company Benefit Plan (as defined in the Merger Agreement), including any cash incentive bonus program (other than the entry into at-will offer letters or, for employees outside of the United States, employment agreements (i) with any individual who is not Senior Employee (as defined in the Merger Agreement) or (ii) containing standard terms for the jurisdiction, in each case, that do not contain or provide for any equity or equity-based compensation, change in control-based or retention payments or, for any individual who is a Senior Employee, severance), except as required by the terms of any Company Benefit Plan;

•

increase in any manner the compensation, bonus or fringe or other benefits of any employee, officer, director or other individual service provider of the Company or any subsidiary of the Company, other than increases in the ordinary course of business consistent with past practice for any such individual who is not a Senior Employee, except as required by the terms of any Company Benefit Plan;

•	take any action to accelerate the payment of any compensation or benefit under any Company Benefit Plan, except as required by the terms of any Company Benefit Plan;

•

with respect to any Company Benefit Plan, make any contributions or payments to any trust or other funding vehicle, except in the ordinary course of business consistent with past practice or as required by the terms of any Company Benefit Plan;

•

change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to any Company Benefit Plan, except in the ordinary course of business consistent with past practice or as required by the terms of any Company Benefit Plan;

•

grant or agree to grant any change in control, severance, or retention compensation or benefits to any employee, officer, director or other service provider of the Company or any subsidiary of the Company, other than severance to the extent permitted by the Merger Agreement or as required by the terms of any Company Benefit Plan;

•

loan or advance any money or other property to any current or former employee, officer, director or other individual service provider of the Company or any subsidiary of the Company (other than advances of routine business expenses in the ordinary course of business or as required by the terms of any Company Benefit Plan);

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THE MERGER AGREEMENT

•	grant any equity or equity-based awards under any Company Benefit Plan or otherwise of the Company;

•

terminate the employment of any employee of the Company or any subsidiary of the Company with an annual base salary in excess of $400,000, other than due to such individual’s death, disability or for cause (each as determined by the Company in the ordinary course of business);

•	hire any individual who would have an annual base salary in excess of $400,000 (other than as a replacement hire or promotion receiving substantially similar terms of employment);

•

change its fiscal year or revalue any of its material assets or make any material change in accounting methods, principles or practices used by it, except as may be required by generally accepted accounting principles or by applicable law, including Regulation S-X under the Securities Act;

•

sell, lease, license or otherwise transfer to any person, in a single transaction or series of related transactions, any of its properties or assets (excluding any intellectual property) owned or licensed by it, the value or purchase price of which, individually or in the aggregate with all other transactions under this clause, exceeds $30,000,000, except (A) dispositions of obsolete, worn out or surplus assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (B) transfers solely between or among the Company and its wholly owned subsidiaries or (C) pursuant to existing license agreements or other existing contracts as in effect on April 15, 2021 and disclosed pursuant to the Merger Agreement; provided, that, in no event will the Company or any of its subsidiaries sell, lease, license or otherwise transfer to any person certain specified equity interests held by the Company or its subsidiaries or their respective affiliates without the consent of Thermo Fisher;

•

incur, redeem, repurchase, prepay, unwind, settle, defease, guarantee, assume or otherwise become liable for or modify in any material respects the terms of any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any subsidiary of the Company or guarantee any debt securities of another;

•

make any loans, advances or capital contributions to, or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any person or otherwise), any other person, other than (1) solely between any of the Company and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries, (2) extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice, (3) advances of travel and similar expenses to directors and employees in the ordinary course of business consistent with past practice or (4) borrowings incurred under the Credit Agreement (as defined below) in an amount not in excess of the aggregate amount of the Company’s revolving credit facility in the aggregate;

•

make any capital expenditure or expenditures, or incur any obligations or liabilities or make any commitments in connection therewith other than in the ordinary course of business consistent with past practice in an amount that does not exceed $200,000,000 in the aggregate for the fiscal year ended December 31, 2021 and $200,000,000 in the aggregate for the fiscal year ended December 31, 2022;

•

renew, extend or voluntarily terminate, waive or release any material rights under, or materially amend or modify, any material contract disclosed pursuant to the Merger Agreement (a “Material Contract”) or any contract that would be a Material Contract if in effect on April 15, 2021;

•

enter into any contract that would be a Material Contract if in effect on April 15, 2021 other than, in the ordinary course of business consistent with past practice (other than, in the case of any contract that is, or would be, a Material Contract with a top fifteen supplier or service provider of the Company and its subsidiaries, if consummation of any of the Merger or other transactions contemplated by the Merger Agreement (alone or in combination with any other event) will conflict with, or result in any material violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a material right of, or result in, termination, cancelation or acceleration of any obligation, or give rise to any material increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such contract);

•

settle or make a binding offer to settle any proceeding other than settlements that (1) require only payment by the Company or any subsidiary of the Company of cash amounts that (x) are specifically reserved against in respect of such proceeding in the most recent consolidated balance sheet of the Company and its subsidiaries included in the Company’s documents filed with the SEC prior to April 15, 2021 or (y) to the extent in excess of and/or not covered by clause (x), do not exceed $5,000,000 individually or $10,000,000 in the aggregate and (2) do not impose any restrictions on the business or operations of the Company or any subsidiary of the Company, involve any admission of any wrongdoing or involve any injunctive relief or involve any stockholder litigation (excluding any stockholder litigation in connection with the Merger and the other transactions contemplated by the Merger Agreement);

•

settle or offer to settle any material proceeding in respect of personal data or privacy and data security requirements or with any governmental entity in connection with any health care law or commence any comparable proceeding against a third party except as required by a governmental entity or under applicable law (excluding any stockholder litigation in connection with the Merger and the other transactions contemplated by the Merger Agreement);

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•

assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or diligently pursue applications for, or defend, any material Company intellectual property (or rights with respect thereto), except for grants of non-exclusive licenses and abandonments in the ordinary course of business consistent with past practice;

•

disclose to any third party, other than representatives of Thermo Fisher or under a confidentiality agreement, any material trade secrets included in the Company intellectual property in a way that results in the loss of intellectual property protection for such Company intellectual property;

•

(1) renew or extend any material rights under, or materially amend or modify in a manner materially less favorable to the Company than the terms of the existing lease, any lease for real property with an annual base rent in excess of $1,000,000 (a “Lease”), (2) enter into any contract that would be a Lease if in effect on April 15, 2021, (3) lease any material portion of any owned real property to any person or (4) acquire, directly or indirectly, any interest in any real property, in each case, other than in the ordinary course of business consistent with past practice or as provided in the Merger Agreement;

•	enter into any new material line of business or abandon or discontinue any material existing line of business;

•

engage in any transaction, or enter into any agreement, arrangement or understanding, with any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC or otherwise enter into any affiliate transaction;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	authorize, commit or agree to take any of the foregoing actions.

Notwithstanding anything to the contrary set forth above, unless expressly prohibited in the bulleted list above (other than regarding capital expenditures and the entry into, extensions, amendments or modifications of vendor or supplier contracts or real estate leases), the Company and its subsidiaries may take actions that are outside of the ordinary course or not in accordance with past practice that are either (i) approved by or under the authority of the Company’s Pandemic Committee (consisting of the Chief Medical Officer, Chief Human Resources Officer and Head of Facilities and Real Estate, or their designees), or (ii) following prior consultation with Thermo Fisher to the extent reasonably practicable, in each case, to the extent reasonably necessary or advisable (A) to protect the health and safety of the Company’s or its subsidiaries’ employees or (B) in response to any applicable law, directive, guideline or recommendation, in the case of each of clause (A) and (B), arising out of, or otherwise related to, the COVID-19 pandemic (including any COVID-19 response).

Additionally, the Company has agreed to use commercially reasonable efforts to increase the limits under its cyber liability insurance policy; provided, that the Company will not be required to pay an amount in excess of $600,000 and in the event the Merger Agreement is terminated, any such insurance premium paid by the Company in connection with the foregoing will be reimbursed by Thermo Fisher.

Regulatory Filings; Efforts

Each party to the Merger Agreement will use its reasonable best efforts to take all appropriate actions to consummate the transactions contemplated by the Merger Agreement, including the Merger, and to eliminate every impediment under any antitrust law to close such transactions, including: (i) obtaining all necessary or advisable authorizations and consents from, making all necessary or advisable registrations, declarations and filings with and taking all reasonable steps as may be necessary or advisable to obtain any authorizations or consents from, or avoid a proceeding with, any governmental entity or other third party with respect to the Merger Agreement or the transactions contemplated thereby, including the Merger, including the expiration or termination of any applicable waiting period in respect of the HSR Act and other applicable antitrust law or foreign investment law; (ii) furnishing all information required to be furnished in connection with obtaining any such authorizations or consents from or making any filings with any governmental entity or other third party; (iii) defending or contesting any proceedings by any governmental entity or third party challenging the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, and to fully carry out the purposes of the Merger Agreement.

Each party will, within twenty (20) business days of entering into the Merger Agreement (unless a different period is otherwise agreed by the parties), make any appropriate filing necessary pursuant to the HSR Act, and will also, as promptly as reasonably practicable, make all necessary or advisable filings pursuant to any other applicable foreign antitrust law or foreign investment law, to permit consummation of the transactions contemplated by the Merger Agreement. In relation to this, each party will supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any such reviewing governmental entity with respect to the transactions contemplated by the Merger Agreement.

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Each of the Company and Thermo Fisher will, and will cause their respective affiliates to, furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission under the HSR Act or any other applicable antitrust law or foreign investment law, and will consult with one another, in good faith in connection with any inquiry, hearing, investigation, proceeding or litigation by, or negotiations with, any governmental entity relating to the Merger Agreement, the Merger, or any of the other transactions contemplated by the Merger Agreement.

Notwithstanding anything to the contrary, Thermo Fisher or any of its affiliates will not be required to, and the Company will not, and will cause its affiliates not to, without the prior written consent of Thermo Fisher, propose, negotiate, effect, agree to or commit to, or execute any settlements, undertakings (affirmative or otherwise), consent decrees, stipulations or other agreements with any governmental entity or any other person obligating Thermo Fisher, the Company, or any of their respective affiliates to take or commit to take any of the following actions: (i) sell, divest, license or otherwise convey or hold separate any asset or business of Thermo Fisher or the Company or their respective affiliates or terminate any existing relationship, contractual right or obligation of Thermo Fisher or the Company or their respective affiliates; (ii) create any relationship, contractual right or obligation of Thermo Fisher, the Company or any of their respective affiliates; or (iii) implement any limitations, prohibitions or restrictions affecting the business, operations or assets of Thermo Fisher, the Company or any of their respective affiliates or on the ability of Thermo Fisher or its affiliates to acquire, hold or exercise full rights of ownership of any equity interests in the surviving corporation or any of its subsidiaries (including the right to vote such equity interests) or to control the business, operations or assets of Thermo Fisher, the Company or any of their respective affiliates, except to the extent that any such actions set forth in (i) through (iii) above (each, a “Remedial Action”) is necessary to obtain a required regulatory approval, and that, (a) individually and in the aggregate with all other such Remedial Actions, involves assets or businesses of the Company and its subsidiaries that, in the aggregate, generated no more than 10% of the consolidated revenues of the Company and its subsidiaries for the fiscal year ended December 31, 2020 or (b) constitutes proposals, agreements, commitments or undertakings from Thermo Fisher to supply and provide Thermo Fisher’s products and services on commercially reasonable terms to the Company’s competitors, consistent with past practice, provided that such proposals, agreements, commitments or undertakings, individually or in the aggregate, would not have, and would not reasonably be expected to have, a substantial impact on the benefits that Thermo Fisher reasonably expects it and its subsidiaries to derive from the transactions contemplated by the Merger Agreement, including the Merger (each of (a) and (b), a “Permitted Remedial Action”).

Furthermore, the parties will not, and will cause their subsidiaries not to, enter into any merger, acquisition or similar transaction, or any agreement to effect any such transaction, for any business that competes directly and materially with the other party’s business, that will make it materially more difficult, or materially increase the time required, to (i) obtain the required regulatory approvals, or (ii) avoid a legal restraint.

Written Consent

Per the terms of the Merger Agreement, the Company was required to provide Thermo Fisher with a copy of the Written Consent immediately upon receipt of the Written Consent. The Written Consent was delivered to the Company on April 15, 2021 shortly after the execution of the Merger Agreement, and the Company provided a copy of the Written Consent to Thermo Fisher immediately after its receipt of the Written Consent.

No Solicitation

The Company has agreed that it will not, and will cause its subsidiaries and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its and their other representatives not to, directly or indirectly, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time:

•

solicit, initiate, or knowingly encourage or knowingly take any other action to facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal;

•

enter into, continue, knowingly encourage or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Thermo Fisher or Merger Sub) any non-public information with respect to or in connection with any Company Takeover Proposal; or

•

execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement or arrangement relating to any Company Takeover Proposal (other than certain acceptable confidentiality agreements).

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THE MERGER AGREEMENT

The Merger Agreement provides that the term “Company Takeover Proposal” means any inquiry, proposal or offer from any person or group (other than Thermo Fisher and its subsidiaries) relating to, in a single transaction or series of related transactions, any:

•

direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof) or to which 20% or more of the consolidated revenues or earnings of the Company and its subsidiaries are attributable;

•

direct or indirect acquisition of 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof);

•

tender offer or exchange offer that if consummated would result directly or indirectly in any person or group (or the stockholders of any person or group) (other than Thermo Fisher and its subsidiaries) beneficially owning 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof);

•

merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company which would result in any person or group (or the stockholders of any person or group) (other than Thermo Fisher and its subsidiaries) beneficially owning, directly or indirectly, 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any equity interests representing such voting power giving effect to any right of conversion or exchange thereof); or

•	any combination of the foregoing.

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement will not be deemed a Company Takeover Proposal.

From and after the execution and delivery of the Merger Agreement, the Company will, and will cause its subsidiaries and its and their respective directors, officers and employees to, and will use reasonable best efforts to cause its and their other representatives to immediately cease all solicitation, encouragement, discussions and negotiations regarding any inquiry, proposal or offer pending on the date of the Merger Agreement that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal. In furtherance of this, promptly following execution of the Merger Agreement, the Company is required to:

•

request that each person and its representatives (other than Thermo Fisher) that has, prior to April 15, 2021, executed a confidentiality agreement in connection with such person’s consideration of making a possible Company Takeover Proposal, to promptly return or destroy all non-public confidential information previously furnished to such person; and

•	terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal.

The Company will not, and will cause its subsidiaries and representatives not to, release any person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any capital stock of the Company in any confidentiality or standstill agreement (or similar agreement) to which the Company or any of its subsidiaries is a party. However, the Company is permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent necessary to permit the party referred therein to submit an unsolicited Company Takeover Proposal to the Company Board on a confidential basis, subject to compliance with all other provisions of the Merger Agreement.

Continuing Employee Matters

The Merger Agreement provides that, for the period from the Effective Time through the first anniversary of the Effective Time, each employee of the Company or its subsidiaries who remains in the employment of the surviving corporation and its subsidiaries (each, a “Continuing Employee”) will receive (for Continuing Employees primarily based outside of the United States, subject to any requirements under applicable law) (i) a base salary or wage rate, as applicable, and incentive compensation opportunities (other than equity incentive compensation opportunities, which instead will be consistent with the opportunities applicable to similarly situated employees of Thermo Fisher and its subsidiaries) that, in each case, are not less favorable than as provided by the Company or its subsidiaries to such Continuing Employee immediately prior to the Effective Time and (ii) severance (based on severance arrangements as in effect on the date of the Merger Agreement and listed on the confidential disclosure schedules) and employee benefits (excluding defined benefit pension, post-employment health and welfare benefits, equity-based compensation and change of control, retention or other one-off awards) that are not less favorable in the aggregate to those that were provided by the Company or its subsidiaries to such Continuing Employee immediately prior to the Effective Time.

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THE MERGER AGREEMENT

The Merger Agreement also provides that, Thermo Fisher will, and will cause the surviving corporation and its subsidiaries to, cause any plans, programs, agreements or arrangements established or maintained by Thermo Fisher or any of its affiliates (including, after the Effective Time, the surviving corporation and its subsidiaries) (the “New Plans”) to recognize each Continuing Employee’s service with the Company or any of its subsidiaries and any of their respective predecessors (to the extent such service is recognized by the Company or such subsidiary), for purposes of eligibility, participation, vesting and levels of benefits; provided, however, that such service need not be recognized (i) for any purpose under any defined benefit pension plan or retiree welfare plan, (ii) to the extent that such recognition would result in any duplication of benefits, (iii) for purposes of any New Plan under which similarly situated employees of Thermo Fisher and its subsidiaries do not receive credit for prior service or (iv) for purposes of any New Plan that is grandfathered or frozen, either with respect to level of benefits or participation.

Further, the Merger Agreement provides that, with respect to any New Plan that is a welfare plan, Thermo Fisher will, and will cause the surviving corporation and its subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to Continuing Employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

If requested by Thermo Fisher not less than ten business days prior to the Closing Date, the Company will adopt resolutions and take such corporate action as necessary to terminate the Company Benefit Plans that are United States tax-qualified defined contribution plans (the “Company DC Plans”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. If Thermo Fisher requests that any Company DC Plan be terminated, the applicable Continuing Employees will be eligible to participate, effective as of the Effective Time, in a tax-qualified defined contribution plan of Thermo Fisher or its subsidiaries (each such plan, a “Parent DC Plan”), it being agreed that there will be no gap in participation in a tax-qualified defined contribution plan for such Continuing Employees. Upon the distribution of the assets in the accounts under the Company DC Plans to the participants, Thermo Fisher will take any action necessary to permit the Continuing Employees to make rollover contributions of “eligible rollover distributions” from the applicable Company DC Plan to the applicable Parent DC Plan (including in cash or notes (in the case of loans)).

The Merger Agreement provides that, from and after the Effective Time, Thermo Fisher will, or will cause its subsidiaries (including the surviving corporation) to, assume and honor in accordance with their terms all of the Company Benefit Plans (including any change in control severance agreement or other arrangement that is a Company Benefit Plan), in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the Merger Agreement (either alone or in combination with any other event), it being understood that the foregoing will not limit the right of Thermo Fisher and its subsidiaries, including the surviving corporation, to amend any Company Benefit Plan in accordance with its terms. For the avoidance of doubt, for purposes of any Company Benefit Plan containing a definition of “change in control” or “change of control” (or similar term), the closing of the Merger will be deemed to constitute a “change in control” or “change of control” (or applicable term).

Pursuant to the Merger Agreement, if the closing of the Merger occurs prior to December 31, 2021, with respect to each cash incentive bonus program of the Company and its subsidiaries with a performance period that is in-cycle as of the closing of the Merger (each, a “Company Bonus Program”), following the closing of the Merger, (i) payments pursuant to such Company Bonus Program with respect to such performance period will be paid in the ordinary course of business consistent with past practice, and calculated excluding any Merger-related transaction costs, and (ii) Thermo Fisher will not make any modification to such Company Bonus Program with respect to such performance period in a manner that is detrimental to any participant therein.

The Merger Agreement provides that the foregoing provisions under this “— Continuing Employee Matters” section will be binding upon and will inure solely to the benefit of each of the parties to the Merger Agreement, and nothing in the provisions under this “— Continuing Employee Matters” section, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever (including any right to continued employment by or services with Thermo Fisher, the Company, the surviving corporation or any of their respective subsidiaries) under or by reason of such provisions. Further, none of the provisions under this “— Continuing Employee Matters” section will be construed as requiring Thermo Fisher or the surviving corporation to continue any specific plans, programs, agreements or arrangements or prohibit or limit the ability of Thermo Fisher, the surviving corporation or any of their subsidiaries from amending, modifying or terminating any plans, programs, agreements or arrangements.

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Indemnification and Insurance

As of the Effective Time, Thermo Fisher will, and will cause the surviving corporation to, assume all obligations with respect to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions that occur prior to the Effective Time now existing in favor of the current or former directors or officers (the “Indemnified Persons”) of the Company or any subsidiary of the Company as provided in the certificate of incorporation or bylaws of the Company or the organizational documents of any subsidiary of the Company (in each case, as in effect as of the date of the Merger Agreement and, in the case of any indemnification agreement set forth on the confidential disclosure schedules and of which the Company has made available to Thermo Fisher true, correct and complete copies), without further action, and such obligations will survive the Merger and will continue in full force and effect in accordance with their terms. Thermo Fisher will additionally, to the fullest extent permitted under applicable law that the surviving corporation could provide such indemnification to such Indemnified Persons pursuant to the DGCL and under the Company’s governing documents in effect as of the date of the Merger Agreement, cause the surviving corporation to, for a period of six (6) years following the Effective Time, indemnify and hold harmless each Indemnified Person with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with the defense of any action (whether civil, criminal, administrative or investigative), of any type, whenever asserted, based on or arising out of (A) the fact that an Indemnified Person was a director or officer of the Company or such subsidiary or (B) acts or omissions by an Indemnified Person in the Indemnified Person’s capacity as a director, officer or agent of the Company or such subsidiary or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a director, officer, agent, trustee or fiduciary of another person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any action relating in whole or in part to the transactions contemplated by the Merger Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Person).

At or prior to the Effective Time, Thermo Fisher will, or will cause the surviving corporation in consultation with the Company to, obtain a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company’s or any of its subsidiary’s directors’ and officers’ liability insurance policies, with coverage for a period of six years following the Effective Time on terms with respect to such coverage and amounts no less favorable to the insureds than those of the Company’s policy in effect on April 15, 2021; provided, however, in no event will Thermo Fisher or the surviving corporation be required to spend an amount in excess of 450% of the most recent annual premium paid by the Company or any subsidiary of the Company for such insurance for its current fiscal year; provided, further, that, if the amount necessary to procure such prepaid (or “tail”) insurance coverage exceeds such maximum amount, Thermo Fisher or the surviving corporation, as the case may be, will only be obligated to provide as much coverage as may be obtained for such maximum amount. Thermo Fisher will cause the “tail” policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and no other party shall have any further obligation to purchase or pay for insurance.

Financing Covenant; Company Cooperation

If reasonably requested by Thermo Fisher, the Company will, or will cause its subsidiaries to, deliver all notices of prepayment with respect to the loans and other extensions of credit outstanding under, and/or notices of termination of all commitments to extend credit under, that certain Credit Agreement dated January 13, 2021, between the Company, PPD Development, L.P., JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a L/C Issuer and each lender and L/C issuer from time to time party thereto (as amended, supplemented or otherwise modified, the “Credit Agreement”) (in each case, contingent upon the occurrence of the closing). In addition, if reasonably requested by Thermo Fisher, the Company and its subsidiaries will use commercially reasonable efforts to obtain from the agent under the Credit Agreement prior to the Closing Date a customary payoff letter with respect to the obligations under the Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type which Payoff Letter will, among other things, include the payoff amount (and the daily accrual thereafter) and provide that liens (and guarantees), if any, granted in connection with the Credit Agreement relating to the assets, rights and properties of the Company and its subsidiaries securing such indebtedness will, upon the payment of the amount set forth in the Payoff Letter at the closing, be released and terminated (subject to delivery of funds as arranged by Thermo Fisher and the filing of appropriate UCC-3 termination statements and other termination filings).

To the extent reasonably requested by Thermo Fisher, the Company will, and will cause its subsidiaries to, issue at the time requested by Thermo Fisher (which time may be prior to the Closing Date) one or more notices, conditioned on the occurrence of the closing, to effect the optional redemption of all of the outstanding aggregate principal amount of the 4.625% Senior Notes due 2025 and 5.000% Senior Notes due 2028 in accordance with the terms of that certain Indenture dated as of June 5, 2020 (the “Indenture”) on (or, at the option of Thermo Fisher, following) the Closing Date (the “Redemption”). The Company and its subsidiaries will, or will cause their counsel to, furnish customary legal opinions in accordance with the Indenture in connection with any such Redemption.

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THE MERGER AGREEMENT

Prior to the Closing, the Company will use reasonable best efforts, and will cause its subsidiaries to use reasonable best efforts, and will use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Company Representatives”) to, at Thermo Fisher’s sole cost and expense, provide such reasonable cooperation that is reasonably necessary and customary and reasonably requested by Thermo Fisher to assist Thermo Fisher in the arrangement of any bank financing and/or bond offerings for the purpose of financing the Merger, the fees and expenses incurred in connection therewith and the other transactions contemplated by the Merger Agreement, including any repayment or refinancing of debt contemplated by the Merger Agreement (the “Debt Financing”), including using reasonable best efforts to (i) provide such pertinent and customary financial and operating information regarding the Company as may be reasonably requested by Thermo Fisher in connection with the Debt Financing; provided that (I) the Company will only be obligated to deliver such information to the extent such information may be obtained from the books and records of the Company and (II) the Company will not be obligated to furnish certain excluded information and (ii) upon reasonable prior notice, assist with the preparation of materials for lender or investor presentations, bank information memoranda, prospectuses or offering memoranda and similar marketing or syndication documents required or to be used in connection with the Debt Financing.

Any requested cooperation in connection with the Debt Financing will not (A) unreasonably disrupt or interfere with the business or the operations of the Company or its subsidiaries or (B) cause competitive harm to the Company or its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated. Additionally, cooperation is not required to the extent that it would (A) subject any of the Company’s or its subsidiaries’ respective directors, managers, officers, employees or Company Representatives to any actual or potential personal liability, (B) reasonably be expected to conflict with, or violate, the Company’s and/or any of its subsidiaries’ organizational documents or any law, or result in the contravention of, or violation or breach of, or default under, any contract to which the Company or any of its subsidiaries is a party, (C) cause any condition to the closing to not be satisfied or (D) cause any breach of the Merger Agreement. Further, neither the Company nor any subsidiary of the Company will be required to (1) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with any Debt Financing or the repayment or redemption of any indebtedness or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Debt Financing or the repayment of the indebtedness or any information utilized in connection therewith (except that the Company and its subsidiaries will issue any notices required to be issued pursuant to the Redemption), (2) except in connection with the Redemption, deliver or obtain opinions of internal or external counsel, (3) provide access to or disclose information where the Company determines in good faith that such access or disclosure could jeopardize the attorney-client privilege or contravene any law or contract, or (4) waive or amend any terms of the Merger Agreement or any other contract to which the Company or its subsidiaries is party. Finally, none of the Company or any of its subsidiaries or their respective directors, officers or employees, acting in such capacity, will be required to execute, deliver or enter into or perform any agreement, document or instrument, with respect to the Debt Financing or, except with respect to notices issued pursuant to the Redemption, the prepayment or redemption of any indebtedness, or adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained.

Thermo Fisher will indemnify and hold harmless each of the Company, its subsidiaries and their respective Company Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and the performance of their respective obligations with respect to the Debt Financing and the performance of their respective obligations under the Merger Agreement, except with respect to any actual and intentional fraud or willful and material breach by the Company or any of its subsidiaries (as determined by a court of competent jurisdiction in a final and nonappealable order). Thermo Fisher will, promptly upon written request of the Company, reimburse the Company and its subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company, its subsidiaries and their respective Company Representatives in connection with the Company’s, its subsidiaries’ and their respective Company Representatives’ cooperation and assistance in connection with the Debt Financing.

Obtaining the Debt Financing is not a condition to the closing, and none of Thermo Fisher’s or Merger Sub’s respective obligations under the Merger Agreement are conditioned in any manner upon Thermo Fisher or Merger Sub obtaining financing in respect of the transactions contemplated by the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, in which each of Thermo Fisher and the Company covenants or agrees to:

•

consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements, including any press conference or conference call with investors or analysts, with respect to the Merger and other transactions contemplated by the Merger Agreement, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), except as otherwise provided in the Merger Agreement; and

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•

notify each other, in writing, of certain events, including any notice or other communication (i) received from any person alleging that the consent, approval, permission of or waiver from such party is or may be required in connection with the Merger or other transactions contemplated by the Merger Agreement or (ii) received from any governmental entity in connection with the transactions contemplated by the Merger Agreement, if the subject matter of such communications would reasonably be expected to be material to the Company or the surviving corporation.

In addition, the Company will:

•

give Thermo Fisher, its counsel, financial advisors, auditors and other authorized representatives reasonable access during reasonable business hours to the offices, properties, books and records and other information concerning the business, properties and personnel of the Company and the subsidiaries of the Company as such persons may reasonably request;

•

cause the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and the subsidiaries of the Company to reasonably cooperate with Thermo Fisher in its investigation of the Company and its subsidiaries, in each case, in connection with the consummation of the transactions contemplated by the Merger Agreement;

•

cause (i) all affiliate transactions, other than certain specified affiliate transactions or agreements that terminate pursuant to the applicable agreement at the Effective Time, to be terminated, in each case without further liability or obligation (contingent or otherwise) of any party thereunder, effective as of immediately prior to the closing and (ii) any and all liabilities of the Company and its subsidiaries in connection with such affiliate transactions to be extinguished with no payment or liability obligation of the Company or any of its subsidiaries outstanding as of the Closing, except for any liabilities or obligations that survive pursuant to the express terms of the applicable contract with respect to such affiliate transaction in effect as of the date of the Merger Agreement and as and to the extent set forth therein;

•

furnish Thermo Fisher and its representatives with any information, documents, work papers and other materials as reasonably requested in connection with tax-related matters (including with respect to due diligence and restructuring and integration planning), make its representatives available during normal business hours to provide explanations of such materials, reasonably cooperate with Thermo Fisher and its representatives in connection with such matters and consider in good faith any restructuring steps that Thermo Fisher requests the Company or any of its subsidiaries to consummate prior to the Closing;

•

promptly advise Thermo Fisher of any proceeding commenced or, to the knowledge of the Company, threatened by, a stockholder or holder of any equity interests of the Company against the Company or its directors or executive officers relating to the Merger or any of the other transactions contemplated by the Merger Agreement, and will keep Thermo Fisher reasonably informed, consult with Thermo Fisher regarding, and give Thermo Fisher the opportunity to participate in, the defense and settlement of any such proceeding and the Company and its representatives will not agree to or propose any settlement of any such proceeding without Thermo Fisher’s prior written consent;

•

take all steps as may be required to cause any dispositions of equity interests of the Company in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•

prior to the Effective time, cooperate with Thermo Fisher and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the de-listing by the surviving corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act as promptly as practicable after the Effective Time; and

•

in consultation with Thermo Fisher, prepare and file with the SEC this information statement and, as promptly as reasonably practicable, and in any event within two days after, the later of receiving clearance from the SEC or the expiration of the 10-day period after filing in the event the SEC does not review the information statement, mail this information statement to its stockholders.

Conditions to Consummation of the Merger

The obligation of each party to consummate the Merger are subject to the satisfaction or, to the extent not prohibited by applicable law, waiver of, on or prior to the Closing Date, of the following conditions:

•

no applicable law or judgment or other legal or regulatory restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) by a court of competent jurisdiction or other governmental entity, or agreement entered into by (or with the consent of) each party (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (ii) imposing any Remedial Action (other than a Permitted Remedial Action) being in effect;

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THE MERGER AGREEMENT

•

the expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act and all other required regulatory approvals having been obtained, in each case, without, except as otherwise agreed by Thermo Fisher in its sole discretion, the imposition of any Remedial Action (other than a Permitted Remedial Action);

•	the Written Consent having been obtained; and

•

this information statement having been mailed to the Company’s stockholders at least 20 business days prior to the Closing Date and the consummation of the Merger having been permitted by Section 14(c) of the Securities Exchange Act of 1934 (including Rule 14c-2 promulgated thereunder).

As of the date of this information statement, the Written Consent has been obtained.

The obligations of Thermo Fisher and Merger Sub to consummate the Merger are further subject to satisfaction of or, to the extent not prohibited by applicable law, waiver of, on or prior to the Closing Date, among other things, the following additional conditions:

•

the representations and warranties of the Company (i) related to the absence of a Company Material Adverse Effect since December 31, 2020, being true and correct as of the Closing Date as though made at and as of such date; (ii) related to fundamental portions of its capitalization representation being true and correct as of the Closing Date as though made at and as of such date in all but de minimis respects; (iii) related to organization, standing and power, corporate authority, lack of conflicts, brokers and opinion of the financial advisors being true and correct in all material respects as of the Closing Date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (iv) all other representations and warranties of the Company being true and correct as of the Closing Date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein, other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company having performed and complied in all material respects with obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

•

the receipt by Thermo Fisher and Merger Sub of a certificate dated the Closing Date signed by an executive officer of the Company on behalf of the Company stating that each of the two conditions specified above has been satisfied.

The obligation of the Company to consummate the Merger is further subject to satisfaction or, to the extent not prohibited by applicable law, waiver, as of the closing of the Merger of, among other things, the following additional conditions:

•

the representations and warranties of Thermo Fisher and Merger Sub (i) related to organization, standing and power, corporate authority and brokers being true and correct in all material respects as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (ii) all other representations and warranties of Thermo Fisher and Merger Sub being true and correct (without regard to any “materiality”, “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) both at and as of the date of the Merger Agreement and at and as of the date of closing as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•	Thermo Fisher and Merger Sub having performed and complied in all material respects with all obligations required to be performed by them under the Merger Agreement as of the Effective Time; and

•

the receipt by the Company of a certificate dated the Closing Date signed by an executive officer of Thermo Fisher on behalf of Thermo Fisher stating that each of the two conditions specified above has been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Thermo Fisher, Merger Sub and the Company.

In addition, the Merger Agreement may be terminated by either Thermo Fisher or the Company:

•

if the Merger is not consummated on or before April 15, 2022 (the “Outside Date”), as may be extended pursuant to the terms of the Merger Agreement; provided, that the right to terminate the Merger Agreement under this clause is not available to a party if such party’s action or failure to act is a breach of the Merger Agreement and a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date; or

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THE MERGER AGREEMENT

•

if any legal restraint permanently (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (ii) imposing a Remedial Action (other than a Permitted Remedial Action) is in effect and is become final and non-appealable; provided, that the right to terminate the Merger Agreement under this clause is not available to a party if the failure of such party to perform any of its obligations under the Merger Agreement is a principal cause of or directly resulted in the issuance of such final, non-appealable legal restraint.

The Merger Agreement also may be terminated by either party if the other party breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the other party of such breach and (y) the Outside Date.

As of the date of this information statement, the Written Consent has been received.

The Merger Agreement also provided that Thermo Fisher could have terminated the Merger Agreement (i) if the Written Consent was not delivered to Thermo Fisher prior to 8:30 a.m., New York City time, on April 16, 2021 or (ii) prior to Thermo Fisher’s receipt of the Written Consent, if an Adverse Recommendation change had occurred; however, these termination provisions expired following delivery of the Written Consent on April 15, 2021.

The Merger Agreement also provided that the Company could have terminated the Merger Agreement, prior to receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 15, 2021.

Termination Fees and Expenses

Fees Payable by the Company. The Company will pay Thermo Fisher (or its designee) a termination fee of $520,354,225 (the “Termination Fee”) in the following circumstances:

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if the Merger Agreement is terminated by the Company, prior to Thermo Fisher’s receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 15, 2021;

•

if the Merger Agreement is terminated by Thermo Fisher, prior to receipt of the Written Consent, if an Adverse Recommendation Change has occurred; however, this termination provision expired following delivery of the Written Consent on April 15, 2021; or

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if a Company Takeover Proposal (whether or not conditional and whether or not withdrawn) is made, proposed or communicated to the Company Board, any committee of the Company Board or management of the Company, or is publicly made, proposed or communicated publicly, or any person or group publicly proposes or announces an intention to make a Company Takeover Proposal (whether or not conditional and whether or not withdrawn) and thereafter the Merger Agreement is terminated:

•	by either Thermo Fisher or the Company, if the Merger is not consummated on or before the Outside Date, as may be extended pursuant to the terms of the Merger Agreement;

•

by Thermo Fisher, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach and (y) the Outside Date;

•

by Thermo Fisher, if the Written Consent is not delivered to Thermo Fisher prior to 8:30 a.m., New York City time, on April 16, 2021; however, this termination provision expired following delivery of the Written Consent on April 15, 2021; and

within 12 months of such termination any Company Takeover Proposal is consummated or the Company enters into a definitive agreement providing for the consummation of any Company Takeover Proposal, in each case whether or not involving the same Company Takeover Proposal or the person or group making the Company Takeover Proposal referred to in this clause; provided that for purposes of this subclause, all references in the definition of the term Company Takeover Proposal (as defined in “The Merger Agreement — No Solicitation”, beginning on page 52) to “20%” will deemed to be references to “50.1%.”

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Expenses: Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger and the other transactions contemplated by the Merger Agreement are consummated, except that any filing fees paid relating to the Debt Financing or in connection with filings made pursuant to the HSR Act or other antitrust law or foreign investment law will be paid by Thermo Fisher.

Additionally, if Thermo Fisher had terminated the Merger Agreement because the Written Consent was not delivered to Thermo Fisher prior to 8:30 a.m., New York City time, on April 16, 2021, then the Company would have been required to pay to Thermo Fisher (or its designee) promptly upon delivery of written demand by Thermo Fisher to the Company but in no event later than three (3) business days after the date such demand was delivered, all reasonable and documented out-of-pocket fees and expenses (including all due diligence fees, all filing and printing fees and all fees and expenses of counsel, accountants, investment bankers, experts and consultants) (“Parent Expenses”) incurred prior to such termination by Thermo Fisher, Merger Sub or their respective affiliates in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement; provided that the Company would not have been obligated to pay for Parent Expenses in excess of $75,000,000. However, this expense reimbursement provision expired following delivery of the Written Consent on April 15, 2021.

Superior Proposal and Change of Recommendation

Notwithstanding the restrictions described above if, at any time after the execution of the Merger Agreement and prior to obtaining the Written Consent, the Company or any of its representatives had received a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a breach of the Merger Agreement, then in response to such Company Takeover Proposal (i) the Company and its representatives could have contacted such person or group to clarify the terms and conditions thereof or to request that such Company Takeover Proposal made orally be made in writing and (ii) if the Company Board had determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that such Company Takeover Proposal constituted or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law, the Company could have entered into an acceptable confidentiality agreement with such person or group and thereafter furnished information with respect to the Company to such person or group and its representatives, provided the Company also would have been required to make such information available to Thermo Fisher, and could have also engaged in or otherwise participated in discussions or negotiations with such person or group and its representatives regarding such proposal.

The Company will promptly, and in no event more than 24 hours after the Company’s knowledge of its receipt of a Company Takeover Proposal, (i) advise Thermo Fisher in writing of receipt of the Company Takeover Proposal, and (ii) provide to Thermo Fisher a copy of such Company Takeover Proposal (including any material written documents related thereto) (or if oral, a written description thereof). The Company must keep Thermo Fisher reasonably informed on a reasonably prompt basis of any material developments with respect to any such Takeover Proposal (including any material changes thereto, and including by providing copies of any materially revised or material new documents evidencing or delivered in connection with such Company Takeover Proposal).

Except for the exceptions set forth below, which are now no longer applicable, neither the Company Board nor any committee thereof will (A) approve, recommend, cause or permit the Company to enter into any agreement for the acquisition of the Company, or authorize, resolve, agree or propose to take any such action or (B) take any of the following actions constituting an “Adverse Recommendation Change”:

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withdraw, withhold, qualify or modify in a manner adverse to Thermo Fisher or Merger Sub (or publicly propose to do so), the recommendation that the holders of shares of Company Common Stock vote in favor of adopting the Merger Agreement and directing that the Merger Agreement be submitted to the Company’s stockholders for adoption, or authorize, resolve or agree to take any such action;

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adopt, endorse, approve or recommend (or publicly propose to do so), or submit to the vote of any securityholders of the Company, any Company Takeover Proposal, or authorize, resolve or agree to take any such action; and

•	fail to recommend against any Company Takeover Proposal that is a tender offer or exchange offer within 10 business days after the commencement thereof.

Notwithstanding the restrictions set forth above at any time prior to obtaining the Written Consent, which was obtained on April 15, 2021, the Company Board could have (i) made an Adverse Recommendation Change if the Company Board had determined in good faith (after consultation with its outside legal counsel and financial advisor) that, as a result of an Intervening Event (as defined below), failure to make such Adverse Recommendation Change would be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (ii) made an Adverse Recommendation Change, entered into a definitive written

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agreement providing for the consummation of a Superior Proposal and concurrently terminated the Merger Agreement and paid the Termination Fee to Thermo Fisher if the Company had received a Company Takeover Proposal after the date of the Merger Agreement for which the Company Board had determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constituted a Superior Proposal and that the failure to take such actions would be inconsistent with the Company’s directors’ fiduciary duties under applicable law; provided, however, that the Company Board and any committee thereof could not have taken any action set forth above unless, prior to taking such action:

•

the Company had provided written notice to Thermo Fisher (a “Notice of Adverse Recommendation Change”) advising Thermo Fisher that the Company Board or any such committee intended to take such action and the reasons therefor;

•	in the case of any Notice of Adverse Recommendation Change provided in connection with an Intervening Event, such notice contained a reasonably detailed description of such event;

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in the case of any Notice of Adverse Recommendation Change provided in connection with a Company Takeover Proposal, such notice specified the material terms and conditions of the Superior Proposal, identifying the person or group making it and included a copy of such proposal;

•	four business days had elapsed following Thermo Fisher’s receipt of such Notice of Adverse Recommendation Change, subject to extension;

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if requested by Thermo Fisher, the Company had negotiated, and had caused its representatives to negotiate, in good faith with Thermo Fisher and its representatives during such four business day period, as extended, to enable Thermo Fisher to propose in writing a binding offer to change the terms of the Merger Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal; and

•

in consideration of such negotiations, the Company Board had determined in good faith (after consultation with its outside legal counsel and financial advisor) that (a) failure to effect the Adverse Recommendation Change would be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (b) such Company Takeover Proposal continued to constitute a Superior Proposal.

The Merger Agreement provides that the term “Superior Proposal” means any bona fide written Company Takeover Proposal made by a third party or group that is not solicited in violation of the Merger Agreement that the Company Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (x) is reasonably capable of being consummated on the terms proposed, taking into account all financial, legal, regulatory and other aspects of such Company Takeover Proposal, including all material conditions contained therein and for which financing (if required) is committed and is reasonably likely to be obtained, and (y) to be more favorable from a financial point of view to the Company’s stockholders, than the transactions contemplated by the Merger Agreement (taking into account any changes to the Merger Agreement proposed by Thermo Fisher in writing in a binding offer in response to such Company Takeover Proposal); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Company Takeover Proposal (as defined in “The Merger Agreement — No Solicitation”, beginning on page 52) are deemed to be references to “50.1%”.

The Merger Agreement provides that the term “Intervening Event” means any event, development or change in circumstances (other than (1) a Company Takeover Proposal, (2) changes in the price of Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event) or (3) the fact that, in and of itself, the Company exceeds any internal or published forecasts, projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an Intervening Event)) that was not known to or reasonably foreseeable by the Board or any committee thereof prior to the execution and delivery of the Merger Agreement.

The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on April 15, 2021 upon delivery of the Written Consent in accordance with the terms of the Merger Agreement.

Nothing contained in the Merger Agreement will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act) and (ii) no disclosure that the Company Board may determine in good faith (after consultation with its outside legal counsel) that the Company is required to make under applicable Law will constitute a violation of the Merger Agreement; provided that in no event shall the Company Board make an Adverse Recommendation Change except in accordance with the Merger Agreement.

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Amendment and Waiver

The Merger Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties thereto. Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Thermo Fisher and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. Notwithstanding the foregoing, there shall be made no amendment, modification or supplement to the Merger Agreement (x) after receipt of the Written Consent which requires further approval by the stockholders of the Company without the further approval of such stockholders or (y) after the Effective Time. The Written Consent was delivered on April 15, 2021 shortly after the execution of the Merger Agreement.

The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

Specific Performance; Jurisdiction

The parties to the Merger Agreement are entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement, without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party to the Merger Agreement has waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party to the Merger Agreement agrees to irrevocably submit to the exclusive jurisdiction of the Chosen Courts for the purpose of any proceeding arising out of or relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement and has agreed that all claims with respect to such proceeding may be heard and determined exclusively in such court. The parties to the Merger Agreement agree that a final trial court judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Governing Law

The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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MARKET INFORMATION AND DIVIDENDS

MARKET INFORMATION AND DIVIDENDS

Company Common Stock began trading on the NASDAQ under the symbol “PPD” on February 6, 2020. Prior to that, there was no public market for Company Common Stock. As of May 10, 2021, 351,066,498 shares of Company Common Stock were issued and outstanding, held by approximately 53 stockholders of record.

Since the date of our initial public offering, we have not paid dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between April 15, 2021 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for the Common Stock.

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APPRAISAL RIGHTS

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.

Under the DGCL, holders of shares of Company Common Stock that have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholders) have the right to demand appraisal of, and receive payment in cash for the “fair value” of, their shares of Company Common Stock, as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement, if they comply with the procedures set forth in Section 262 of the DGCL. This right is known as an appraisal right. Stockholders electing to exercise appraisal rights must comply precisely with the requirements of Section 262 in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to demand and perfect appraisal rights under Section 262.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements or considerations and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex C to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, any stockholder who has not consented to the adoption of the Merger Agreement (i.e., all holders other than the Majority Stockholders), who holds shares of Company Common Stock on the date of making a demand for appraisal rights, who continuously holds such shares through the Effective Time, who has complied with the procedures set forth in Section 262 of the DGCL, and who has not consented to the adoption of the Merger Agreement will be entitled to have his, her or its shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value, unless such holder validly withdraws or otherwise loses such holder’s rights to appraisal.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation before the effective date of the merger or the surviving corporation, within 10 days after the effective date of the merger, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock, and must include in such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice to the holders of shares of Company Common Stock entitled thereto, and Section 262 of the DGCL is attached to this information statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Holders of shares of Company Common Stock who desire to exercise their appraisal rights must submit to the Company a written demand for appraisal of their shares of Company Common Stock no later than 20 days after the date of mailing of this information statement (which includes the notice of written consent and appraisal rights), which mailing date is            , 2021. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder making the demand and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock. If you wish to exercise your appraisal rights, you must be the record holder of such shares of Company Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company Common Stock through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

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All written demands for appraisal of shares of Company Common Stock must be mailed or delivered to: PPD, Inc., 929 North Front Street, Wilmington, North Carolina 28401, Attention: General Counsel. Only a holder of record of shares of Company Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the stockholder’s name appears in the transfer agent’s records, and must state that the stockholder intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company Common Stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company Common Stock. If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand for appraisal must be executed by the fiduciary in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Common Stock which are held in the name of such record owner. If you hold shares of Company Common Stock through a broker who, in turn, holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares of Company Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder.

Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company stockholders who is entitled to appraisal rights; provided, however, that if such notice is sent more than 20 days following the sending of this information statement, such notice need only be sent to each holder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with Section 262 of the DGCL.

At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party, may withdraw the demand and accept the consideration specified by the Merger Agreement for that stockholder’s shares of Company Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders of shares of Company Common Stock should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of shares of Company Common Stock to initiate all necessary action to demand and perfect their appraisal rights in respect of shares of Company Common Stock, and to file any petitions in the Delaware Court of Chancery relating to an appraisal, within the time prescribed in Section 262. If no petition for appraisal is timely filed, the right to appraisal will cease.

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In addition, within 120 days after the Effective Time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be given within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation such statement.

Upon the timely filing of a petition for appraisal in accordance with Section 262, a copy of the petition must be served upon the surviving corporation. Within 20 days after receiving service of a copy of the petition, the surviving corporation must file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached by the surviving corporation. The Delaware Register in Chancery, if ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the verified list. Such notice will also be given by one or more publications at least one day before the date of the hearing in a newspaper of general circulation in the City of Wilmington, Delaware, or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the surviving corporation.

After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. In addition, if immediately before the Merger, the Company Common Stock is listed on a national securities exchange (which we expect to be the case), the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million.

After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their shares of Company Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of the fair value of such shares, together with interest, if any, by the surviving corporation. Payment will be made to each stockholder forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged

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corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal.

If any stockholder who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of Company Common Stock of such stockholder will be converted into the right to receive the consideration in respect thereof provided for in the Merger Agreement in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date of the Merger, or if the stockholder delivers to the Company a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms offered upon the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Company. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any stockholder absent court approval, provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure by any stockholder to comply fully with the procedures described above and set forth in Section 262 (a copy of which is included as Annex C to this information statement) may result in loss of the stockholder’s appraisal rights. In view of the complexity of Section 262 of the DGCL, the Company stockholders who may wish to dissent to the Merger and pursue appraisal rights should consult their legal and financial advisors.

To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DCGL will govern.

67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Company Common Stock as of May 10, 2021 unless otherwise indicated below, by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of May 10, 2021. The percent of common stock calculations are based on the 351,066,498 shares of our common stock outstanding as of May 10, 2021.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.

68

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o PPD, Inc., 929 North Front Street, Wilmington, North Carolina 28401.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage

5% Stockholders:

H&F Investors(1)	132,841,266	37.8

Carlyle Investor(2)	55,722,733	15.9

GIC Investor(3)	21,453,252	6.1

Directors and Named Executive Officers:

David Simmons(4)	4,034,269	1.1

Joe Bress(5)	—	—

Stephen Ensley(6)	—	—

Maria Teresa Hilado	37,199	*

Colin Hill	14,166	*

Jeffrey Kindler(7)	115,823	*

P. Hunter Philbrick(6)	—	—

Allen Thorpe(6)	—	—

Stephen Wise(5)	—	—

William Sharbaugh(8)	1,196,778	*

Christopher Scully(9)	412,959	*

Anshul Thakral(10)	292,963	*

David Johnston(11)	236,433	*

All directors and executive officers as a group (19 persons)(12)	7,154,028	2.0

*	Indicates beneficial ownership of less than 1%.
(1)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Hellman & Friedman Capital Partners VII, L.P. directly holds 52,884,036 shares of Common Stock, Hellman & Friedman Capital Partners VII (Parallel), L.P. directly holds 20,244,387 shares of Common Stock, HFCP VII (Parallel-A), L.P. directly holds 3,630,740 shares of Common Stock, H&F Executives VII, L.P. directly holds 359,372 shares of Common Stock, Hellman & Friedman Capital Partners VIII, L.P. directly holds 35,622,429 shares of Common Stock, Hellman & Friedman Capital Partners VIII (Parallel), L.P. directly holds 15,987,409 shares of Common Stock, HFCP VIII (Parallel-A), L.P. directly holds 3,021,286 shares of Common Stock, H&F Executives VIII, L.P. directly holds 934,469 shares of Common Stock, and H&F Associates VIII, L.P. directly holds 157,138 shares of Common Stock. The general partner of each of Hellman & Friedman Capital Partners VII, L.P., Hellman & Friedman Capital Partners VII (Parallel), L.P., HFCP VII (Parallel-A), L.P. and H&F Executives VII, L.P. (collectively, the “H&F VII Funds”) is Hellman & Friedman Investors VII, L.P. The general partner of Hellman & Friedman Investors VII, L.P. is H&F Corporate Investors VII, Ltd. The general partner of each of Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P. and H&F Associates VIII, L.P. (collectively, the “H&F VIII Funds”) is Hellman & Friedman Investors VIII, L.P. The general partner of Hellman & Friedman Investors VIII, L.P. is H&F Corporate Investors VIII, Ltd. A three member board of directors of each of H&F Corporate Investors VII, Ltd. and H&F Corporate Investors VIII, Ltd. has investment discretion over the shares held by the H&F VII Funds and the H&F VIII Funds, respectively. Each of the members of the boards of directors disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

(2)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Reflects shares directly held by Carlyle Partners VI Holdings II, L.P. (the “Carlyle Investor”). Carlyle Group Management L.L.C. holds an irrevocable proxy to vote a majority of the shares of The Carlyle Group Inc., which is a publicly traded entity listed on Nasdaq. The Carlyle Group Inc. is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI, L.L.C., which is the general partner of TC Group VI, L.P., which is the general partner of the Carlyle Investor. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investor. The address of each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers, Cayman Corporate Center, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)

Based on the Schedule 13G filed with the SEC on February 12, 2021. Reflects shares directly held by Clocktower Investment Pte Ltd. (the “GIC Investor”). The GIC Investor shares the power to vote and the power to dispose of these shares with GIC Special Investments Pte. Ltd. (“GIC SI”), and GIC, both of which are private limited companies incorporated in Singapore. GIC SI is wholly owned by GIC and is the private equity investment arm of GIC. GIC is a fund manager and only has two clients – the Government of Singapore (“GoS”) and the Monetary Authority of Singapore (“MAS”). Under the investment management agreement with GoS, GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of, any shares managed on behalf of GoS. As such, GIC has the sole power to vote and power to dispose of 81,544 shares of Common Stock, par value $0.01 per share, of the Issuer beneficially owned by it. GIC shares power to vote and dispose of 26,700 shares of Common Stock, par value $0.01 per share, of the Issuer beneficially owned by it with MAS. The business address for each of the GIC Investor, GIC and GIC SI is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)

Includes 570,760 shares held by the 2015 Simmons Family Gift Trust U/A dated June 18, 2015 of which Mr. Simmons’ spouse is a Trustee, 669,999 shares held by the David S. Simmons Revocable Trust dated November 13, 2009 of which Mr. Simmons is a Trustee, 30,000 shares held by the David and Melissa Simmons Family Foundation, of which Mr. Simmons is a Trustee, 120,000 shares held by the Melissa B. Simmons Irrevocable Trust dated November 9, 2020 of which Mr. Simmons is a Trustee, and 2,643,510 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021.

(5)	The address of each of Messrs. Bress and Wise is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 2200 South, Washington, D.C. 20004.
(6)	The address of each of Messrs. Ensley, Philbrick and Thorpe is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(7)	Includes 18,500 shares held by the Jeffrey B. Kindler 2020 Irrevocable Trust of which Mr. Kindler’s spouse is a Trustee.
(8)

Includes 74,480 shares held by William Sharbaugh, III 2020 Grantor Retained Annuity Trust u/a 01/15/2020 of which Mr. Sharbaugh is a Trustee and 744,293 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021.

(9)	Includes 386,959 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021.
(10)	Includes 258,737 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021.
(11)	Includes 201,026 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021.
(12)	Includes 4,936,890 shares issuable upon the exercise of Options exercisable within 60 days following May 10, 2021 held by our current executive officers.

Other than the Merger Agreement, there are no arrangements, known to PPD, including any pledge by any person of securities of PPD or any of its parents, the operation of which may at a subsequent date result in a change in control of PPD.

70

WHERE YOU CAN FIND MORE INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Investor Relations” section of the Company’s website at https://investors.ppd.com/investor-relations. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:

PPD Filings:	Periods:

Annual Report on Form 10-K	Fiscal Year ended December 31, 2020
Quarterly Report on Form 10-Q	Fiscal Quarter ended March 31, 2021

The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at (910) 251-0081 or by writing to us at:

Investor Relations

929 North Front Street

Wilmington, NC 28401

e-mail: Investors@ppd.com

Thermo Fisher and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Thermo Fisher and Merger Sub.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated                , 2021. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

71

Annex A [EXECUTION VERSION] AGREEMENT AND PLAN OF MERGER dated as of April 15, 2021, among THERMO FISHER SCIENTIFIC INC., POWDER ACQUISITION CORP. and PPD, INC.

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Defined Term	Location of Definition
$	Section 9.04
Acceptable Confidentiality Agreement	Section 9.03
Additional Stockholder	Section 9.03
Adverse Recommendation Change	Section 5.02(e)
affiliate	Section 9.03
Affiliate Transaction	Section 3.20
Agreement	Preamble
Anti-Corruption Laws	Section 3.14(c)
Antitrust Laws	Section 9.03
Appraisal Shares	Section 2.01(d)
Authorizations	Section 3.14(b)
Bankruptcy and Equity Exception	Section 3.04(a)
Book-Entry Shares	Section 2.02(b)
Business Day	Section 9.03
Certificate of Merger	Section 1.03
Certificates	Section 2.02(b)
cGMP	Section 9.03
Chosen Courts	Section 9.10(b)
Claim	Section 6.05(a)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.03
Company	Preamble
Company Acquisition Agreement	Section 5.02(a)
Company Balance Sheet	Section 3.06(d)
Company Benefit Plan	Section 9.03
Company Board	Recitals
Company Bonus Program	Section 6.04(f)
Company Bylaws	Section 3.01(a)
Company Charter	Section 3.01(a)
Company Common Stock	Recitals
Company DC Plans	Section 6.04(d)
Company Disclosure Letter	Article III
Company Intellectual Property	Section 9.03
Company Material Adverse Effect	Section 9.03
Company Preferred Stock	Section 3.02(a)
Company PSU	Section 9.03
Company Recommendation	Section 3.04(b)
Company Registered Intellectual Property	Section 3.17(a)
Company Representatives	Section 6.17(a)
Company Restricted Share	Section 9.03
Company RSU	Section 9.03
Company SEC Documents	Section 3.06(a)
Company Stock Option	Section 9.03
Company Stock Plans	Section 9.03
Company Stockholder Approval	Section 3.04(b)
Company Takeover Proposal	Section 9.03
Company Termination Fee	Section 6.06(b)(iii)
Company Unvested Stock Option	Section 2.03(a)(iii)

A-iv

Defined Term	Location of Definition
Company Vested Stock Option	Section 2.03(a)(i)
Confidential Disclosure Agreement	Section 6.02
Consent	Section 3.05(b)
Continuing Employee	Section 6.04(a)
Contract	Section 9.03
control	Section 9.03
Controlled Group	Section 3.10(d)
Converted Exercise Price	Section 2.03(a)(iii)
Converted PSU Award	Section 2.03(a)(v)
Converted RSU Award	Section 2.03(a)(iv)
Converted Stock Option Award	Section 2.03(a)(iii)
Copyrights	Section 9.03
COVID-19	Section 9.03
COVID-19 Response	Section 9.03
Credit Agreement	Section 9.03
Debt Financing	Section 6.17(a)
Designated Deferred Taxes	Section 9.03
DGCL	Recitals
Director RSU	Section 2.03(a)(ii)
DOJ	Section 6.03(c)
dollars	Section 9.04
Effective Time	Section 1.03
Electronic Delivery	Section 9.06
Environmental Authorizations	Section 3.16(a)
Environmental Claims	Section 3.16(b)(i)
Environmental Law	Section 3.16(b)(ii)
Equity Interests	Section 3.02(a)
ERISA	Section 3.10(c)
Exchange Act	Section 9.03
Exchange Fund	Section 2.02(a)
Exchange Ratio	Section 2.03(a)(iii)
Excluded Information	Section 6.17(b)
Excluded Shares	Section 2.01(b)
Extended Outside Date	Section 8.01(b)(i)
FCPA	Section 3.14(c)
Financing Parties	Section 9.03
FTC	Section 6.03(c)
GCP	Section 9.03
GLP	Section 9.03
Governmental Entity	Section 3.05(b)
Hazardous Materials	Section 3.16(b)(iii)
Health Care Laws	Section 3.15(a)
HSR Act	Section 3.05(b)
Indebtedness	Section 9.03
Indemnified Persons	Section 6.05(a)
Indenture	Section 9.03
Information Statement	Section 6.01(b)
Intellectual Property	Section 9.03
Intervening Event	Section 9.03
IT Assets	Section 9.03
Judgment	Section 3.05(a)

A-v

Defined Term	Location of Definition
JV Entity	Section 9.03
knowledge	Section 9.03
Law	Section 3.05(a)
Lease	Section 3.11(b)
Leased Real Property	Section 3.11(b)
Legal Restraints	Section 7.01(a)
Liens	Section 9.03
Material Contract	Section 3.12(a)
Material Customer	Section 3.12(a)(ix)
Material Supplier	Section 3.12(a)(x)
Measurement Date	Section 3.02(a)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
New Plans	Section 6.04(b)
Notice of Adverse Recommendation Change	Section 5.02(f)
Notified Bodies	Section 3.14(b)
OSS	Section 9.03
Outside Date	Section 8.01(b)(i)
Owned Real Property	Section 3.11(a)
Parent	Preamble
Parent DC Plan	Section 6.04(d)
Parent Expenses	Section 6.06(c)
Parent Material Adverse Effect	Section 9.03
Parent Stock Price	Section 2.03(a)(iii)
Patents	Section 9.03
Paying Agent	Section 2.02(a)
Payoff Letter	Section 6.16(a)
Permitted Liens	Section 9.03
Permitted Remedial Action	Section 6.03(d)
Person	Section 9.03
Personal Data	Section 9.03
Policy on Certain Terminations	Section 9.03
Principal Stockholders	Section 9.03
Privacy and Data Security Requirements	Section 9.03
Proceeding	Section 3.13
Process	Section 9.03
Processing	Section 9.03
Proxy Statement	Section 6.01(b)
Qualifying Company Takeover Proposal	Section 5.02(c)
Recent SEC Reports	Article III
Release	Section 3.16(b)(iv)
Remedial Action	Section 6.03(d)
Representatives	Section 9.03
Required Regulatory Approvals	Section 9.03
Sarbanes-Oxley Act	Section 3.06(b)
SEC	Section 9.03
Section 262	Section 2.01(d)
Securities Act	Section 9.03
Senior Employee	Section 9.03
Significant Subsidiary	Section 3.03(a)

A-vi

Defined Term	Location of Definition
Specified Agreement	Section 9.03
Stockholder Consent	Section 6.01(a)
Subsidiary	Section 9.03
Superior Proposal	Section 9.03
Surviving Corporation	Section 1.01
Tax Return	Section 9.03
Taxes	Section 9.03
Taxing Authority	Section 9.03
Trade Secrets	Section 9.03
Trademarks	Section 9.03
Transactions	Section 9.03
Voting Company Debt	Section 3.02(c)
Voting Subsidiary Debt	Section 3.03(c)
Written Consent	Section 6.01(a)

A-vii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of April 15, 2021 (this “Agreement”), by and among Thermo Fisher Scientific Inc., a company organized under the laws of Delaware (“Parent”), Powder Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and PPD, Inc., a Delaware corporation (the “Company”). Unless expressly stated otherwise, Parent, Merger Sub and the Company are referred to in this Agreement individually as a “party” and collectively as the “parties”.

WHEREAS, the parties intend that at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement, (iii) resolved to recommend that the holders of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), adopt this Agreement and (iv) directed that this Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon;

WHEREAS, the Board of Directors of Merger Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

SECTION 1.02. Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, on a date to be specified and agreed by Parent and the Company, which date shall be no later than the third Business Day following the satisfaction (or waiver by the party entitled thereto) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction (or waiver by the party entitled thereto) of such conditions), remotely via the electronic exchange of documents and signature pages, unless another time or date shall be agreed in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Effective Time. Prior to the Closing, Parent, Merger Sub and the Company shall prepare, and on the Closing Date, Parent, Merger Sub and the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

SECTION 1.04. Effects of Merger. The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.05. Certificate of Incorporation and Bylaws. At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall be replaced by references to Powder Acquisition Corp.), and (b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall be replaced by references to Powder Acquisition Corp.), in each case, subject to the requirements of Section 6.05 and until thereafter amended in accordance with applicable Law and the applicable provisions therein.

SECTION 1.06. Directors and Officers. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect on Capital Stock; Payment for Shares

SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

(b) Cancellation of Stock Owned by the Company, Parent or Merger Sub. Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub or any other direct or indirect wholly owned Subsidiary of the Company or of Parent (such shares, “Excluded Shares”), in each case immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than Excluded Shares and Appraisal Shares) shall be converted into the right to receive an amount in cash equal to $47.50, without interest and less any applicable withholding Taxes (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) (such shares, “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired and shall cease to exist and shall represent the right to receive only those rights provided under Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c). If the Surviving Corporation makes any payment after the Effective Time with respect to Appraisal Shares to the holders thereof pursuant to such holders’ appraisal rights under Section 262, then any portion of the Merger Consideration relating to such Appraisal Shares held in the Exchange Fund shall be delivered by the Paying Agent to the Surviving Corporation upon demand. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, or otherwise negotiate any such demands, or agree to do any of the foregoing. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demand for appraisal or offer to settle or settle any such demand that is not conditioned on consummation of the Merger.

SECTION 2.02. Payment of Merger Consideration. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration as provided in Section 2.01(c). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).

(b) Exchange Procedure. Promptly (and in any event no later than three Business Days) after the Effective Time, Parent shall direct the Paying Agent to mail to each holder of record of a certificate or certificates, or a non-certificated share or non-certificated shares, that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates” or “Book-Entry Shares”, respectively) which were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in customary form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration. Upon (A) in the case of a Certificate, surrender of such Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent or (B) in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 2.01(c), and the Certificate or Book-Entry Share, as applicable, so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with this Article II. No interest shall be paid or accrue on the cash payable to any holder of a Certificate or Book-Entry Share in accordance with the provisions of this Article II.

(c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock that such Certificate or Book-Entry Share represented immediately prior to the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II. No cash payment with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate Book-Entry Share until the surrender of such Certificate Book-Entry Share in accordance with this Section 2.02.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration without any interest thereon.

(e) No Liability. None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered for Merger Consideration prior to the four (4) year anniversary of the Effective Time (or, if earlier, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. No such investment or any loss thereon shall affect the amounts payable pursuant to this Article II. Parent shall take actions necessary to ensure that the Exchange Fund includes at all times cash in an amount sufficient for the Paying Agent to pay the Merger Consideration in accordance with this Agreement.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, or, if the undistributed portion of the Exchange Fund has been returned to Parent pursuant to Section 2.02(d), by Parent, the posting by such Person of a bond in such reasonable and customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or

Parent, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

(h) Withholding Rights. Each of the Surviving Corporation, Merger Sub, Parent and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld under applicable Law with respect to Taxes. Any amounts so deducted or withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

SECTION 2.03. Equity Awards. (a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions and take such other actions (including obtaining any required Consents) as may be required to effect the following, effective upon the Effective Time:

(i) except as otherwise agreed in writing between any holder of a Company Vested Stock Option, on the one hand, and Parent, on the other hand, each Company Stock Option that is outstanding and vested as of immediately prior to the Effective Time, including any such Company Stock Option that vests as a result of the occurrence of the Merger (a “Company Vested Stock Option”) shall, without any action on the part of Parent, the Company, the holder thereof or any other Person, be canceled, with the holder of such Company Vested Stock Option becoming entitled to receive with respect thereto solely an amount in cash, without interest, equal to the sum of (A) (x) the excess of (1) the Merger Consideration over (2) the exercise price per share of such Company Vested Stock Option, multiplied by (y) the number of shares of Company Common Stock subject to such Company Vested Stock Option as of immediately prior to the Effective Time and (B) any amount of the option bonus payment that the holder of such Company Stock Option is entitled to receive with respect to such Company Stock Option in connection with the Company’s May 2019 dividend recapitalization transaction that remains unpaid as of immediately prior to the Effective Time;

(ii) each Company RSU that is outstanding as of immediately prior to the Effective Time and that is held by a non-employee member of the Company Board (whether vested or unvested) (a “Director RSU”) shall, without any action on the part of Parent, the Company, the holder thereof or any other Person, be canceled, with the holder of such Director RSU becoming entitled to receive with respect thereto solely an amount in cash, without interest, equal to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Director RSU as of immediately prior to the Effective Time;

(iii) each Company Stock Option that is outstanding and unvested as of immediately prior to the Effective Time, after giving effect to any vesting that would occur as a result of the occurrence of the Merger (a “Company Unvested Stock Option”), shall, without any action on the part of Parent, the Company, the holder thereof or any other Person, be canceled and converted into a stock option award (a “Converted Stock Option Award”) with substantially the same terms and conditions (including with respect to vesting) as were applicable to such Company Unvested Stock Option immediately prior to the Effective Time, (A) with respect to a number of shares of Parent common stock that is equal to the product (rounded down to the nearest whole share) of (x) the Exchange Ratio (as defined below) and (y) the total number of shares of Company Common Stock subject to such Company Unvested Stock Option as of immediately prior to the Effective Time and (B) with an exercise price per share that is equal to the quotient (rounded up to the nearest cent) of (x) the exercise price per share of such Company Unvested Stock Option as of immediately prior to the Effective Time divided by (y) the Exchange Ratio (the exercise price in this clause (B), the “Converted Exercise Price”). With respect to any fractional share of Parent common stock that would otherwise be included in a Converted Stock Option Award but for the rounding down to the nearest share of Parent common stock as described in the immediately foregoing sentence, the holder of the applicable Company Stock Option shall be entitled to receive a cash payment, without interest, equal to the product (rounded down to the nearest cent) of (I) the amount of such fractional share of Parent common stock and (II) the excess of (X) the Parent Stock Price over (Y) the Converted Exercise Price. For purposes of this Agreement, “Exchange Ratio” means a fraction, (1) the numerator of which is the Merger Consideration and (2) the denominator of which is the average closing price, rounded down to the nearest cent, per share of Parent common stock on the New York Stock Exchange for the consecutive period of ten (10) days immediately preceding (but not including) the Closing Date (the average closing price described in this clause (2), the “Parent Stock Price”);

(iv) each Company RSU that is not a Director RSU and that is outstanding as of immediately prior to the Effective Time (whether vested or unvested) shall, without any action on the part of Parent, the Company, the holder thereof or any other Person, be canceled and converted into a restricted stock unit award (a “Converted RSU Award”) with substantially the same terms and conditions (including with respect to vesting) as were applicable to such Company RSU immediately prior to the Effective Time, with respect to a number of shares of Parent common stock that is equal to the product (rounded up to the nearest whole share) of (x) the Exchange Ratio and (y) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time; and

(v) each Company PSU that is outstanding and unvested as of immediately prior to the Effective Time shall, without any action on the part of Parent, the Company, the holder thereof or any other Person, be canceled and converted into a restricted stock unit award (a “Converted PSU Award”) with substantially the same terms and conditions (except that such restricted stock unit award shall no longer be subject to performance-based vesting conditions) as were applicable to such Company PSU immediately prior to the Effective Time, with respect to a number of shares of Parent common stock that is equal to the product (rounded up to the nearest whole share) of (x) the Exchange Ratio and (y) the total number of shares of Company Common Stock subject to such Company PSU based, except as set forth in Section 2.03 of the Company Disclosure Letter, on the greater of (1) the target level of performance applicable to such Company PSU and (2) the actual level of performance achieved as of immediately prior to the Effective Time, as determined by the Company Board in its reasonable discretion in accordance with the applicable plans and agreements after reasonable prior consultation with Parent.

(b) Following the Effective Time, Parent shall continue to honor the Company’s Policy on Certain Terminations as in effect on the date hereof, with respect to the Converted Stock Option Awards, Converted RSU Awards and Converted PSU Awards, which, for the avoidance of doubt, provides that, in the event of the termination of employment or services of the holder of a Converted Stock Option Award, Converted RSU Award, or Converted PSU Award, as applicable:

(i) by Parent or its Subsidiaries other than for Cause (as defined in the applicable Company Stock Plan and award agreement thereunder), and other than due to such holder’s Disability (as defined below), within 18 months following the Effective Time, such award shall immediately become fully vested upon such termination;

(ii) due to the holder’s death or Disability (as defined in the applicable Company Stock Plan and award agreement thereunder), in each case, at any time following the Effective Time, such award shall immediately become (x) fully vested upon such termination, in the case of a Converted Stock Option Award or Converted RSU Award, and (y) vested upon such termination with respect to a pro-rata portion thereof (calculated based on the number of days elapsed in the performance period that was previously applicable to such Converted PSU Award prior to such termination), in the case of a Converted PSU Award; or

(iii) due to the holder’s Retirement (as defined below), at any time following the Effective Time, (x) such award shall immediately become vested upon such termination with respect to a pro-rata portion thereof (calculated based on the number of days elapsed in the vesting period applicable to such Converted Stock Option Award or Converted RSU Award or the performance period that was previously applicable to such Converted PSU Award, as applicable, prior to such termination), and (y) in the case of a Converted Stock Option, the vested portion thereof shall remain exercisable for one year following such termination (but in no event beyond the expiration of the term of such Converted Stock Option). For purposes hereof,

“Retirement” shall mean the termination of a holder’s employment or services (other than for Cause or due to the holder’s death or Disability) following the date on which (1) the holder attains the age of 55 years old and the number of completed years of the holder’s employment or services with the Surviving Corporation and its affiliates (and their respective predecessors) is at least 10 or (2) the holder attains the age of 60 years old and the number of completed years of the holder’s employment or services with the Surviving Corporation and its affiliates (and their respective predecessors) is at least five.

(c) The Surviving Corporation shall pay all amounts payable pursuant to Sections 2.03(a)(i), (ii) and (iii) as soon as reasonably practicable (but in any event no later than 10 Business Days) after the Effective Time; provided, however, that in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a Tax or penalty under Section 409A of the Code. All amounts payable pursuant to Sections 2.03(a)(i), (ii) and (iii) shall be subject to any required withholding of Taxes and may be paid through the payroll system of the Surviving Corporation or, in the case of non-employee directors, such other method as the Company typically uses for payments to such Persons.

(d) Prior to the Effective Time, the Company shall take all actions necessary to provide that the Company shall not be required to deliver shares of Company Common Stock or any shares of capital stock of the Company to any Person pursuant to, upon exercise of, or in settlement of Company Stock Options, Company RSUs or Company PSUs, as applicable, after the Effective Time. Parent shall (i) assume all of the Company Stock Plans, including (A) all of the obligations of the Company with respect to the Company Stock Options, Company RSUs and Company PSUs, and (B) any remaining reserve of shares of Company Common Stock under the Company Stock Plans (as adjusted based on the Exchange Ratio), and (ii) take all corporate actions as may be necessary for the treatment of Company equity awards as described in this Section 2.03. No later than the Effective Time, Parent shall file one or more appropriate registration statements (on Form S-8, or any successor or other appropriate forms) with respect to shares of Parent common stock underlying the awards converted pursuant to this Section 2.03, and Parent shall maintain the effectiveness of each such registration statement for so long as the Converted Stock Option Awards, Converted RSU Awards, and Converted PSU Awards remain outstanding.

SECTION 2.04. Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction; provided, that nothing in this Section 2.04 shall be construed to permit the Company to take any action with respect to its Equity Interests that is prohibited by the terms of this Agreement.

ARTICLE III

Representations and Warranties of the Company

Except as (a) specifically disclosed in the reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC since February 5, 2020 and publicly available on the internet website of the SEC prior to the date of this Agreement (other than any disclosures (i) contained in any section entitled “Risk Factors”, except to the extent such information consists of factual historical or current statements, (ii) set forth in any “Forward-Looking Statements” disclaimer or (iii) that are cautionary, non-specific, predictive or forward-looking in nature) (the “Recent SEC Reports”) or (b) set forth in the disclosure letter (it being understood that information contained in any section of the disclosure letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such information is applicable to such other Section of this Agreement) dated the date hereof and delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01. Organization, Standing and Power. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”). The Company Charter and the Company Bylaws are in full force and effect, and the Company is not in violation of any of their provisions.

(b) The Company has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.02. Capital Structure. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 2,000,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on April 9, 2021 (such date and time, the “Measurement Date”), (i) 350,949,890 shares of Company Common Stock were issued and outstanding (none of which were Company Restricted Shares), (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury, (iv) 59,066,102 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, of which (A) 18,983,205 shares of Company Common Stock were subject to outstanding Company Stock Options, (B) 1,119,532 shares of Company Common Stock were subject to outstanding Company RSUs and (C) 911,615 shares and 1,823,230 shares of Company Common Stock were subject to outstanding Company PSUs (assuming achievement of any applicable performance criteria at the target and maximum levels, respectively). As of the Measurement Date, no (A) shares of capital stock or other voting securities of, (B) other equity or voting interests in, (C) securities convertible into or exchangeable for capital stock, voting securities or other equity interests in, (D) stock appreciation rights, performance shares, “phantom” stock rights, or other rights that give the holder thereof any economic or voting interest of a nature that would accrue to the holders of capital stock in, or (E) options, warrants, subscriptions or other rights to acquire or receive capital stock, voting securities or other equity interests or rights referred to in clause (A), (B), (C) and (D) (clauses (A), (B), (C), (D), or (E) collectively, “Equity Interests”) of the Company were issued, reserved for issuance or outstanding except as set forth in this Section 3.02(a). From and after the Measurement Date through the date of this Agreement, the Company has not issued any Equity Interests, other than pursuant to the Company Stock Options, Company RSUs and Company PSUs granted pursuant to the Company Stock Plans, in each case that were outstanding as of the Measurement Date, and in accordance with their respective terms as in effect at such time.

(b) All issued and outstanding Equity Interests in the Company are, and at the time of issuance all Equity Interests in the Company that may be issued prior to the Effective Time, including all shares that may be issued pursuant to the Company Stock Plans, will be, duly authorized, validly issued, fully paid and nonassessable (to the extent applicable as a legal concept) and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is, or, to the knowledge of the Company, a stockholder of the Company is, a party or otherwise bound. All dividends and distributions (including dividend equivalents) on any Equity Interests of the Company that have been declared or authorized for payment prior to the date of this Agreement have been paid in full (net of any withholding taxes).

(c) As of the date of this Agreement, there are no bonds, debentures, notes or other Indebtedness of the Company that may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matters on which holders of shares of Company Common Stock may vote (“Voting Company Debt”) or any securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Company Debt.

(d) As of the date of this Agreement, except for the Company Stock Options, Company RSUs or Company PSUs, in each case in accordance with their respective terms as in effect at such time, there are not any outstanding obligations of the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any Equity Interests in the Company. As of the date of this Agreement, there are not any outstanding obligations of the Company to directly or indirectly amend, redeem, repurchase or otherwise acquire any Equity Interests in the Company, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company RSUs or Company PSUs or (C) the acquisition by the Company of Company Stock Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their respective terms. The Company is not party to any agreement with respect to the voting, transfer or registration of any capital stock or voting securities of, or other Equity Interests in, the Company. The Company is not party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company.

(e) Section 3.02(e) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Stock Options, Company RSUs and Company PSUs outstanding as of the Measurement Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject thereto (assuming achievement of any applicable performance criteria at the target level), (iii) the grant date thereof, (iv) the exercise price thereof and (v) the expiration or vesting date thereof, in each case to the extent applicable. The Company has not issued any Company Stock Options or any similar equity awards pertaining to Company Common Stock under any Company Stock Plan that has an exercise price that is less than the “fair market value” of the underlying shares on the date of grant, as determined for financial accounting purposes under GAAP.

SECTION 3.03. Company Subsidiaries; Equity Interests. (a) Each Subsidiary of the Company set forth on Section 3.03 of the Company Disclosure Letter is a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company (each, a “Significant Subsidiary”). Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (or equivalent concept to the extent applicable) under the Laws of its jurisdiction of organization. Each Subsidiary of the Company has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 3.03(a) of the Company Disclosure Schedule.

(b) All issued and outstanding Equity Interests in each Subsidiary of the Company are, and at the time of issuance all Equity Interests in each such Subsidiary that may be issued prior to the Effective Time, will be, duly authorized, validly issued, fully paid and nonassessable (to the extent applicable as a legal concept) and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or equivalent Law of its jurisdiction of organization, the organizational documents of such Subsidiary or any Contract to which the Company or any of its Subsidiaries are, or, to the knowledge of the Company, a stockholder of such Subsidiary is, party to or otherwise bound, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole

(c) As of the date of this Agreement, there are no material bonds, debentures, notes or other Indebtedness of any Subsidiary of the Company that may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matters on which holders of Equity Interests of any Subsidiary of the Company may vote (“Voting Subsidiary Debt”) or any material securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Subsidiary Debt.

(d) All issued and outstanding Equity Interests of the Subsidiaries of the Company are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all Liens other than Permitted Liens. As of the date of this Agreement, except for Equity Interests in the Subsidiaries of the Company that are owned by the Company or a wholly owned Subsidiary of the Company, there are no issued or outstanding Equity Interests in any Subsidiary of the Company nor any outstanding obligations of any Subsidiary of the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any Equity Interests in such Subsidiary. As of the date of this Agreement, there are not any outstanding obligations of the Company or any Subsidiary of the Company to directly or indirectly amend, redeem, repurchase or otherwise acquire any Equity Interests in any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company is party to any agreement with respect to the voting, transfer or registration of any capital stock or voting securities of, or other Equity Interests in, in any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company is party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of any Subsidiary of the Company. The Company does not directly or indirectly own any Equity Interests in any corporation, partnership, joint venture or other business association or entity other than the Subsidiaries of the Company.

SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies (the “Bankruptcy and Equity Exception”)).

(b) The Company Board at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement and (iii) recommending that the holders of shares of Company Common Stock vote in favor of adopting this Agreement and directing that this Agreement be submitted to the Company’s stockholders for adoption (collectively, the “Company Recommendation”), which resolutions, except to the extent permitted by Section 5.02(f), have not been rescinded, modified or withdrawn in any way. The affirmative vote (in person or by written consent) of holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of Company Common Stock or any other Equity Interests of the Company necessary to adopt this Agreement or approve the Merger or other Transactions, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger or the other

Transactions (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). The delivery of the Stockholder Consent will constitute the Company Stockholder Approval.

(c) No state takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium”, “interested stockholder”, “affiliate transaction” or similar Law, and no analogous provision in the Company Charter or the Company Bylaws, applies to the Company with respect to this Agreement, the Merger or any other Transaction. The Company has elected in its certificate of incorporation not to be governed by Section 203 of the DGCL and accordingly, the provisions of Section 203 of the DGCL are inapplicable to this Agreement, the Merger or any other Transaction. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound. Without limiting the foregoing, the Company has taken all actions necessary, if any, so that the restrictions on “business combinations” set forth in Part B of Article X of the Company Charter will not apply to Parent or Merger Sub or with respect to any act or transaction contemplated by this Agreement.

SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof by the Company will not, result in any loss, suspension, limitation or impairment of any right of the Company or any Subsidiary of the Company conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or require the Company or any Subsidiary of the Company to make any payment to any Person or give any Person a right to receive or elect to receive a payment from the Company, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary of the Company under, or require any consent under, any provision of (i)(x) the Company Charter or the Company Bylaws or (y) other comparable organizational documents of any Subsidiary of the Company, (ii) any Authorization of the Company or any Subsidiary of the Company or any Material Contract to which the Company or any Subsidiary of the Company is a party or by which it or any of its properties or assets are bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction, decree, charge, writ, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal (“Judgment”) or transnational, national, federal, state, local, provincial, municipal, domestic or foreign statute, constitution, law (including common law), ordinance, code, permit, rule, regulation or ruling (including, for the avoidance of doubt, any Health Care Law, “Law”) applicable to the Company, its Subsidiaries or any of its or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, waiver, approval, clearance, license, permit, order or other authorization (“Consent”) of, or registration, declaration, notice or filing with or from, any transnational, national, federal, state, local, provincial, municipal or other government, domestic or foreign, or any court of competent jurisdiction, administrative or regulatory agency, body or commission or other governmental or quasi-governmental (including self-regulatory) authority or instrumentality, domestic or foreign (each, a “Governmental Entity”), is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other Antitrust Law, (ii) the filing with the SEC of (A) the Information Statement and (B) such reports and filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required under the rules and regulations of Nasdaq in connection with this Agreement, the Merger and the other Transactions and (v) such other Consents that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.06. SEC Documents; Undisclosed Liabilities; Internal Controls. (a) The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished, as applicable, by the Company with the SEC since February 5, 2020 (such documents, together with any documents filed or furnished, as applicable, by the Company with the SEC during such period on a voluntary basis, the “Company SEC Documents”). None of the Subsidiaries of the Company is, or at any time since January 1, 2019, has been required to file any reports, schedules forms, statements or other documents with the SEC.

(b) As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (and, if amended, as of the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The audited annual consolidated financial statements and the unaudited quarterly consolidated financial statements (including, in each case, the notes thereto) of the Company included in the Company SEC Documents when filed (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of such unaudited quarterly consolidated financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be expressly indicated in the notes thereto or (ii) as permitted by Regulation S-X) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Subsidiaries of the Company as of the dates thereof and the consolidated results of their operations, cash flows and stockholders’ equity for the periods covered thereby (subject, in the case of unaudited quarterly consolidated financial statements, to normal recurring year-end adjustments).

(d) Except as reflected or reserved against in the condensed balance sheet of the Company as of December 31, 2020 or specifically disclosed in the notes thereto, included in the Company SEC Documents as of the date hereof (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Subsidiaries of the Company do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet in accordance with GAAP) other than (i) liabilities or obligations incurred pursuant to the terms of this Agreement, (ii) liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice or (iii) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is a party to, or has any commitment to become a party to, any joint venture (other than the joint venture between PPD, Inc. and Shin Nippon Biomedical Laboratories Ltd.), off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or its Subsidiaries, on the one hand, and any unconsolidated affiliate on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(e) Since January 1, 2019, (i) there has been no change in the Company’s accounting methods or principles that is material and would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto and (ii) neither the Company nor any third-party auditor of the Company has received any material written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or their respective internal accounting controls relating to periods after January 1, 2019.

(f) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company has designed and maintains a system of internal controls over financial reporting and accounting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are sufficient to provide reasonable assurance that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2019, none of the Company, the Company’s outside auditors, the Company Board or the audit committee of the Company Board has received any written notification of (i) any “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any actual and intentional fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, except for such information described in clauses (i) and (ii) above as has been made available by the Company to Parent prior to the date hereof. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

SECTION 3.07. Absence of Certain Changes or Events. (a) Since December 31, 2020, there has not been any change, event, effect, development or occurrence that has had or would reasonably be expected to have individually or in the aggregate a Company Material Adverse Effect.

(b) Since December 31, 2020, the Company and each Subsidiary of the Company has conducted its business in the ordinary course of business consistent with past practice.

SECTION 3.08. Taxes.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company and the Subsidiaries of the Company have timely filed all Tax Returns that are required to be filed by them (taking into account any extensions of time to file), and such Tax Returns are true, complete and accurate in all respects. The Company and the Subsidiaries of the Company have paid all Taxes due and owing by any of them (whether or not shown as due on such Tax Returns).

(ii) The Company Balance Sheet reflects adequate accruals and reserves for all Taxes of the Company and each Subsidiary of the Company with respect to all periods through the date thereof in accordance with GAAP.

(iii) The Company and the Subsidiaries of the Company have withheld and timely remitted all amounts required to have been withheld and remitted in respect of Taxes with respect to any amounts owing to any vendor, employee, independent contractor, creditor or any other Person.

(iv) There is no audit, examination, investigation, assessment or other Proceeding with respect to any Taxes of the Company or any Subsidiary of the Company that is pending or threatened in writing.

(v) No written claim that could give rise to any Taxes has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any Subsidiary of the Company is or may be subject to taxation by that jurisdiction.

(vi) Neither the Company nor any Subsidiary of the Company has (i) waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently effective, or (ii) requested an extension of time within which to file any Tax Return that has not since been filed.

(vii) Within the past two years, neither the Company nor any Subsidiary of the Company has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify as a transaction to which Section 355 or 361 of the Code (or any similar provision of state, local or foreign Law) applies.

(viii) Neither the Company nor any Subsidiary of the Company is a party to any Tax allocation, sharing, indemnity or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any liability for Taxes of any Person (other than the Company or any Subsidiary of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(ix) There are no Liens, except for Permitted Liens, for Taxes upon any property or assets of the Company or any Subsidiary of the Company.

(x) Neither the Company nor any Subsidiary of the Company has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law).

(xi) The Company and the Subsidiaries of the Company have complied in all respects with Section 482 of the Code (and any similar provision of state, local or foreign Law) in connection with related party transactions among or between the Company and one or more of the Subsidiaries of the Company (or between the Subsidiaries of the Company).

(xii) Neither the Company nor any Subsidiary of the Company has applied for a ruling or determination from a Taxing Authority, which ruling or determination is currently in effect.

(xiii) Neither the Company nor any Subsidiary of the Company has any continuing liability to make payments in respect of Tax benefits pursuant to the Specified Agreement.

(b) Section 3.08(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Designated Deferred Taxes as of the date of this Agreement (including the amount of each such Tax).

SECTION 3.09. Labor Relations. (a) Except for instances of noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company is in compliance with all applicable Laws, Contracts and Authorizations to which it is a party relating to employment and employment practices, including wages, hours, collective bargaining, unemployment insurance, workers’ compensation, equal employment opportunity, classification of employees and contractors, age and disability discrimination, the payment withholding of Taxes and the termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state or local Law. Each individual who currently provides services to the Company or any Subsidiary of the Company and who is classified as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and Tax reporting and exclusion from participation under the Company Benefit Plans) is properly so characterized, except for instances of noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect there are no complaints, charges or claims against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment of, or termination of employment by, the Company or any Subsidiary of the Company of any individual or of any provision of services to the Company or any Subsidiary of the Company by any individual.

(c) Except as is set forth in Section 3.09(c) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or other Contract with any labor organization or other representative of the Company’s or its Subsidiaries’ employees, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, are there any campaigns being conducted to solicit cards from employees of the Company or the Subsidiaries of the Company to authorize representation by any labor organization. There are no ongoing material labor strikes, material slowdowns, material work stoppages, picketing or lockouts pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiaries of the Company.

(d) Since January 1, 2019, the Company and its Subsidiaries have not received or been involved in or been subject to any material written complaints, claims or Proceedings relating to sexual harassment with respect to any management-level employee of the Company and its Subsidiaries.

SECTION 3.10. Employee Benefits. (a) Section 3.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan, the Company has made available to Parent (including pursuant to a “clean team” or similar agreement between the parties), or shall use reasonable efforts to make available to Parent within 30 days following the date hereof, true, correct and complete copies of, to the extent applicable, (i) such Company Benefit Plan, including any amendment thereto (or, in the case of any unwritten Company Benefit Plan, a written description thereof), other than any Company Benefit Plan that the Company is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent summary plan description and any summary of material modifications prepared for such Company Benefit Plan, (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent determination or opinion letter from the Internal Revenue Service and (vi) the most recent annual reports on Form 5500 (or comparable form) required to be filed with the Department of Labor with respect thereto (if any).

(c) The Company Benefit Plans are and have been administered in compliance with their terms and with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and all other applicable Law, except for instances of noncompliance that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. With respect to each Company Benefit Plan, the Company is in compliance with the requirements of ERISA, the Code and all other applicable Law, except for instances of noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company by reason of its affiliation with any member of the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has not incurred or is reasonably expected to incur, any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or can rely on an opinion letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification, except where such loss of qualification status would not reasonably be expected to have a Company Material Adverse Effect.

(e) Neither the Company nor any member of its Controlled Group sponsors, maintains or contributes to, has, within the past six years, sponsored, maintained or contributed to, is required to maintain, sponsor or contribute to, or has any actual or contingent liability under (i) any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) any “employee pension benefit plan” as defined in Section 3(2) of ERISA, (iii) any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) or (iv) any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

(f) All Company Benefit Plans that are maintained outside of the United States that provide benefits in respect of any employee of the Company who is primarily based outside of the United States (i) have been maintained in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no audits, inquiries, investigations or Proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service or any other Governmental Entity with respect to any Company Benefit Plan (other than routine claims for benefits in the normal course).

(h) The Company does not have any liability in respect of, or obligation to provide, post-retirement medical, life insurance or other welfare benefits for any former or current employees of the Company or any Subsidiary of the Company (or the spouses, dependents or beneficiaries of any individuals), whether under a Company Benefit Plan or otherwise, except (i) as required to comply with Section 4980B of the Code or any similar Law, (ii) required to be provided pursuant to an individual employment, change in control or similar agreement for a period not to exceed 36 months or (iii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries).

(i) Except as is set forth in Section 3.10(i) of the Company Disclosure Letter, no director, officer, employee or independent contractor of the Company is entitled to any gross-up, make-whole or other additional payment from the Company or any other Person in respect of any Tax (including Taxes imposed under Section 4999 or 409A of the Code) or interest or penalty related thereto.

(j) Except as set forth in Section 3.10(j) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of any of the Transactions (including as a result of such consummation in combination with any termination of employment on or following the Effective Time) will, except as expressly contemplated by this Agreement, (i) entitle any former or current director, officer, employee or independent contractor of the Company or any of its Subsidiaries to retention, change in control, severance, or termination compensation or benefits, (ii) accelerate the time of payment or vesting of, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, or materially increase the amount payable or trigger any other obligation pursuant to, any Company Benefit Plan, (iii) result in any breach or violation of, or a default under, any Company Benefit Plan or (iv) result in any payment that would reasonably be expected to be considered an “excess parachute payment” within the meaning of Section 280G of the Code.

(k) All Company Stock Options, Company RSUs and Company PSUs are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such outstanding award agreements may differ from such provided forms with respect to certain provisions thereof, but no such different provisions shall impose on Parent any continuing obligations after the Closing. Each Company Stock Option, Company RSU and Company PSU may, by its terms, be treated in accordance with Section 2.03.

SECTION 3.11. Real and Personal Property. (a) Section 3.11(a) of the Company Disclosure Letter sets forth a true, complete and correct list of all real property owned in fee simple by the Company or any Subsidiary of the Company (the “Owned Real Property”) as of the date of this Agreement and the name of the fee owner with respect thereto. Except as has not had and would not reasonably be expected to have, a Company Material Adverse Effect, (i) either the Company or a Subsidiary of the Company has good and marketable title to the Company Owned Real Property, free and clear of all Liens other than any Permitted Liens, (ii) the Company or any Subsidiary of the Company has sufficient rights of ingress and egress to the Owned Real Property and (iii) there are no outstanding options or rights of first offer or refusal to purchase the Owned Real Property or any portion thereof in favor of any Person.

(b) Section 3.11(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property leased, subleased, licensed or similarly occupied by the Company or any Subsidiary of the Company with a base annual rent in excess of $1,000,000 as of the date of this Agreement (the “Leased Real Property”) and the leases, subleases, licenses and occupancy agreements, together with all assignments thereof and amendments, supplements and modifications with respect thereto (each, a “Lease”). The Company has made available to Parent true, correct and complete copies of the Leases. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Leased Real Property and the accompanying Lease, (i) the Company or its applicable Subsidiary that is party thereto has good and valid leasehold interests in such Leased Real Property, free and clear of all Liens, other than Permitted Liens, (ii) the Lease is valid, binding and enforceable by the Company or its applicable Subsidiary that is party thereto and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, (iii) there is no default under the Lease by the Company or its applicable Subsidiary that is party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its applicable Subsidiary that is party thereto or, to the knowledge of the Company, any other party thereto, and (iv) there are no disputes pending or, to the Company’s knowledge, threatened with respect to the Lease, and the Company or its applicable Subsidiary that is party thereto has not received any notice of the intention of any other party to the Lease to amend, terminate, not renew or reduce any commitment under the Lease, nor to the Company’s knowledge is any such party threatening to do so and (v) the Company or its applicable Subsidiary that is party thereto has not collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

(c) Neither the Company nor any Subsidiary of the Company has leased, subleased, licensed or otherwise granted any Person a material right to use or occupy the Owned Real Property or Leased Real Property, or any portion thereof.

(d) To the knowledge of the Company, there is no existing material condemnation or other proceeding in eminent domain, or any proceeding pending or threatened in writing, affecting any portion of the Owned Real Property or Leased Real Property.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Owned Real Property and Leased Real Property is in good repair, free of defects and is otherwise adequate and sufficient to permit the continued use of such property in the manner and for the purposes to which it is presently devoted.

(f) The Company and the Subsidiaries of the Company have good and valid title to all of its tangible assets sufficient for the conduct of its business as presently conducted, except for defects in title, easements, restrictive covenants and similar encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such assets are free and clear of all Liens, except for Permitted Liens.

SECTION 3.12. Contracts. (a) Except for this Agreement or any Company Benefit Plan, and except for the unredacted Contracts filed by the Company as “material contract” exhibits to the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, Section 3.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list, and the Company has made available to Parent (including pursuant to a “clean team” or similar agreement between the parties) true, correct and complete copies, of each Material Contract in effect as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means each Contract to which the Company or any Subsidiary of the Company is a party or by which it or any of its properties or assets are bound as of the date hereof:

(i) that would be required to be filed by the Company prior to the date of this Agreement as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) that (A) restricts the ability of the Company or any Subsidiary of the Company (or following the Closing will restrict the ability of Parent or any of its Subsidiaries) to compete in any business or with any Person, to conduct any business in any geographical area, to engage in any line of business or to solicit any client or customer, in each case, in any material respect, (B) restricts the right of the Company or any Subsidiary of the Company (or following the Closing will restrict the ability of Parent or any of its Subsidiaries) to, in any material respect, (x) sell, purchase, research, develop, supply, distribute or manufacture any material product in any product market, therapeutic area or geographic area or (y) provide, sell, purchase, obtain or receive support or service to, for, from, or otherwise engage in any business with, any Person, (C) requires the Company or any Subsidiary of the Company (or following the Closing will restrict the ability of Parent or any of its Subsidiaries) to conduct any business on a “most favored nations” or other preferential basis with any third party in any material respect, or (D) provides for “exclusivity” or any similar requirement in favor of any third party in any material respect;

(iii) (A) under which the Company or any Subsidiary of the Company grants to any third party a license (including sublicense) to, option to or other right to use or exploit any material Company Intellectual Property, (B) under which a third party grants to the Company or any Subsidiary of the Company a material license (including sublicense) to, option to or other right to use or exploit any Intellectual Property or (C) that materially restricts the right of the Company or any Subsidiary of the Company to use, deploy or register any Intellectual Property, other than (x) off-the-shelf, commercially available and/or “shrink-wrap” agreements; (y) non-exclusive licenses, consents, covenants or other similar agreements not material to the Company or its Subsidiaries and other immaterial agreements entered into in the ordinary course of business consistent with past practice; and (z) non-disclosure and invention assignment agreements entered into in the ordinary course of business consistent with past practice;

(iv) any Contracts that involve aggregate payments by or to the Company or any Subsidiary of the Company with an annual revenue in excess of $50,000,000, other than (A) Contracts with customers, suppliers or service providers of the Company or its Subsidiaries, (B) Contracts between the Company or any wholly-owned Subsidiary of the Company, on one hand, and a wholly-owned Subsidiary of the Company, on the other hand or (C) any Contracts otherwise covered by this Section 3.12(a);

(v) provides for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $30,000,000, other than (A) Indebtedness solely between or among any of the Company and any of its Subsidiaries and (B) letters of credit;

(vi) any Contract with respect to a joint venture partnership or other similar arrangement that is material to the business of the Company or any Subsidiary of the Company, or any Contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any Subsidiary of the Company, any such joint venture, partnership or other similar arrangement;

(vii) other than any real estate lease or any other Contract disclosed pursuant to any other clause of this Section 3.12, any Contract that grants any right of first refusal, right of first offer, option to purchase or similar right with respect to any material assets, rights or properties of the Company or any Subsidiary of the Company;

(viii) provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of assets in the ordinary course of business), business (whether by merger, sale of stock, sale of assets or otherwise) or real property, in each case (i) with any outstanding material obligations or payments, including any outstanding “earn-out” payments, or any Contract that contains a put, call or similar right pursuant to which the Company or any Subsidiary of the Company could be required to purchase any Equity Interests or assets of any Person or (ii) a purchase or sale price equal to at least $30,000,000;

(ix) any Contract with a top fifteen customer of the Company and its Subsidiaries, taken as a whole, measured by aggregate payments made by such customer during the fiscal year ended December 31, 2020 (each, a “Material Customer”);

(x) any Contract with a top fifteen supplier or service provider of Company and its Subsidiaries, taken as a whole (other than any wholly-owned Subsidiary of the Company), measured by aggregate payments made by the Company or any Subsidiary of the Company during the fiscal year ended December 31, 2020 (each, a “Material Supplier”);

(xi) to the extent not contained in a contract with a supplier or customer, employee, officer or director of the Company or any of its Subsidiaries, any Lease or any Contract otherwise covered in any other clause of this Section 3.12(a), any indemnification agreement other than any Contract entered into in the ordinary course of business consistent with past practice that is material to the Company and its Subsidiaries, taken as a whole;

(xii) is a settlement or similar agreement pursuant to which (A) the Company or any Subsidiary of the Company will be required to pay after the date of this Agreement any material monetary amount or (B) that contains obligations or limitations on the conduct of the Company or any Subsidiary of the Company (other than customary confidentiality obligations);

(xiii) with Governmental Entity and to which the Company is the prime party to the extent that such Contract generated in excess of $1,000,000 of the consolidated revenues of the Company and its Subsidiaries for the fiscal year ended December 31, 2020; or

(xiv) (A) would be required to be filed by the Company prior to the date of this Agreement pursuant to Item 404 of Regulation S-K under the Securities Act or (B) to which any other Person covered by Item 404 of Regulation S-K promulgated by the SEC is a party that is material to the business of the Company or the Subsidiaries of the Company.

(b) Each of the Material Contracts is valid, binding and enforceable on the Company or its applicable Subsidiary party thereto, and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, except for such failures to be valid, binding or enforceable or to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no breach of or default under any Material Contract by the Company or its applicable Subsidiary party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that, with or without the lapse of time or the giving of notice or both, would constitute a breach thereof or default thereunder by the Company or its applicable Subsidiary party thereto or, to the knowledge of the Company, any other party thereto, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the Company’s knowledge, threatened with respect to any of the Material Contracts and the Company or its applicable Subsidiary party thereto has not received any notice of the intention of any other party to any Material Contract to amend, terminate, not renew or reduce any commitment under any Material Contract, nor to the Company’s knowledge is any such party threatening to do so, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor any Subsidiary of the Company has received written notice terminating, not renewing or reducing (or stating the intent to terminate, not renew or reduce), or altering the terms (or stating the intent to alter the terms) of such Material Customer’s or Materials Supplier’s relationship with the Company or any of its Subsidiaries, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.13. Litigation. There is no claim, suit, action, litigation, investigation, arbitration or proceeding, whether judicial or administrative (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company or any of its properties or any former officer or director of the Company or any of its Subsidiaries, that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Judgments that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.14. Compliance with Laws. (a) The Company and the Subsidiaries of the Company are, and since January 1, 2019 each of the Company and each Subsidiary of the Company has been, in compliance with all Judgments and Laws applicable to their respective business, operations, assets or properties, except for instances of noncompliance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2019, neither the Company nor any of the Subsidiaries of the Company has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual or alleged failure to comply with any Judgment or Law, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each of the Company and the Subsidiaries of the Company (i) has, and since January 1, 2018 has had, in effect all certifications, CE markings, permissions, qualifications, registrations, marketing and emergency use authorizations, and Consents of Governmental Entities or Notified Bodies in the European Union Member States and/or the United Kingdom (“Notified Bodies”), including under any Health Care Laws (collectively, “Authorizations”), (ii) has filed all reports, notices and other documents with all Governmental Entities and Notified Bodies and (iii) has paid all fees and assessments due and payable in connection therewith, in each case, as to the foregoing (i), (ii) and (iii), as necessary for it to own, lease and operate its properties and assets and conduct its business as presently conducted, except for such Authorizations, failures to file or failures to pay that have not been and would not reasonably be expected to have a Company Material Adverse Effect. All such Authorizations are in full force and effect and are not subject to any administrative or judicial proceeding that could result in any modification, termination, suspension or revocation thereof, except as has not been and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Subsidiaries of the Company is, and since January 1, 2018 has been, in compliance with the terms and requirements of all such Authorizations applicable to it and, to the Company’s knowledge, no suspension or cancellation of any such Authorization is threatened, except for instances of noncompliance or suspensions and cancellations that have not been and would not reasonably be expected to be, have a Company Material Adverse Effect.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any Subsidiary of the Company, or any director, officer or employee of the Company or any of its Subsidiaries or, to the Company’s knowledge, any agent or other Person while acting on behalf of the Company or any Subsidiary of the Company, since January 1, 2018, (i) has offered, promised, authorized, or given unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) has unlawfully offered, promised, authorized, or provided anything of value to foreign governmental officials or government-owned or -controlled entities or any of their respective employees or to foreign or domestic political parties or campaigns, (iii) has violated, or is in violation of, the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any rules and regulations promulgated thereunder, the USA PATRIOT Act or any foreign or domestic anti-corruption, anti-bribery, anti-money laundering, anti-terrorism financing, export, import, re-export, anti-boycott, embargo or similar Law (including, to the extent applicable, the United Kingdom Bribery Act) in any jurisdiction in which the Company or any Subsidiary of the Company has operated or currently operates (the “Anti-Corruption Laws”).

SECTION 3.15. Regulatory Compliance. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2018, the Company and its Subsidiaries have been, and continue to be, in compliance with all applicable Health Care Laws. “Health Care Laws” means all Laws applicable to the business of the Company and its Subsidiaries relating to the procurement, development, research, production, processing, packaging, labeling, distribution, importation, exportation, or safety surveillance and reporting of drugs, biologics, diagnostic tests, medical devices, or combination products, or relating to the operation of clinical and research laboratories, including: (i) U.S. Federal Food, Drug and Cosmetic Act, the U.S. Public Health Service Act, and their respective implementing regulations, cGMP, GCP, GLP, and any foreign equivalents of the foregoing; (ii) Clinical Laboratory Improvement Amendments of 1988 and its implementing regulations, state laboratory licensing and permit Laws, and any foreign equivalents of the foregoing; and (iii) applicable health care fraud and abuse Laws, including the U.S. Federal Anti-Kickback Statute, U.S. Federal False Claims Act, U.S. Physician Self-Referral Law, and any state or foreign equivalents of the foregoing.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2018, none of the Company or its Subsidiaries, or, to the knowledge of the Company, any of their respective directors, officers, employees and, agents, has been debarred, disqualified, suspended, or excluded from participation in any foreign, federal or state health care program or governmental program or under any Health Care Law or has been convicted of a crime or engaged in any conduct that could lead to such debarment, disqualification, suspension, or exclusion. Except as would not be reasonably expected to have a Company Material Adverse Effect, no Proceedings that could result in such debarment, disqualification, suspension, or exclusion are pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or their respective directors, officers, employees and, to the knowledge of the Company, agents.

(c) Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2018, none of the Company or any Subsidiary of the Company have received a written notice or written communication, directly or indirectly from the U.S. Food and Drug Administration, or any other Governmental Entity or Notified Body alleging or asserting any non-compliance with, or any violation of, any Health Care Laws.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2018, the clinical trial and laboratory testing services performed by the Company and the Subsidiaries of the Company have been performed in compliance with all applicable Health Care Laws, and any Contract governing the performance of such services.

SECTION 3.16. Environmental Matters. (a) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and the Subsidiaries of the Company, and each of their respective products, is and has been, since January 1, 2019, in compliance with all Environmental Laws, and possesses and is and has been, since January 1, 2019, in compliance with all Authorizations required under Environmental Laws (“Environmental Authorizations”) for it to conduct its business, and none of such Environmental Authorizations are subject to any administrative or judicial proceeding that could result in any modification, termination or revocation thereof; (ii) to the Company’s knowledge, achieving and maintaining compliance with Environmental Laws and Environmental Authorizations will not require the Company or any Subsidiary of the Company to incur any capital or other expense, other than as reflected or reserved against in the Company Balance Sheet; (iii) none of the Company or any Subsidiary of the Company has received any written communication alleging that the Company is not in compliance with or has a liability under any Environmental Law or Environmental Authorization; (iv) there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company; (v) there has been no Release of or exposure to any Hazardous Material, and there are no other facts or conditions, that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Subsidiary of the Company; (vi) neither the Company nor any Subsidiary of the Company has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that form or would reasonably be expected to form the basis of any Environmental Claim against the Company or any Subsidiary of the Company, and (vii) the Company has provided Purchaser with all Phase I and Phase II environmental site assessments and all other material environmental audits and reports pertaining to the properties or operations of the Company or the Subsidiaries of the Company, in each case in their respective possession.

(b) For purposes of this Agreement:

(i) “Environmental Claims” means any and all Proceedings, Judgments, demands, directives, Liens, investigations or notices of noncompliance or violation by or from any Person alleging liability of any kind

(including liability for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (A) the presence or Release of, or exposure to, any Hazardous Material, or (B) the failure to comply with any Environmental Law or Authorization issued thereunder.

(ii) “Environmental Law” means any Law, Judgment or legally binding agreement issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata or sediments), natural resources, the climate, human health and safety or the protection of endangered or threatened species, including such Laws, Judgments and agreements relating to the registration, use or labeling of chemicals or products.

(iii) “Hazardous Materials” means any petroleum or petroleum products, byproducts or distillates, ozone-depleting substances, heavy metals, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, per- and polyfluouralkyl substances, biohazardous organisms, materials or wastes, hazardous or toxic materials or wastes and any other chemical, material, substance or waste that is prohibited or regulated, or that may result in liability, under any Environmental Law.

(iv) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, pumping, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.

SECTION 3.17. Intellectual Property. (a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material Patents, Trademarks, Copyrights and Internet domain names owned by the Company or any Subsidiary of the Company that are registered, issued or subject to a pending application for registration or issuance (the “Company Registered Intellectual Property”). The Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and enforceable.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) either the Company or a Subsidiary of the Company owns, is validly licensed or otherwise has the right to use all Intellectual Property (including the Company Registered Intellectual Property) used by the Company and the Subsidiaries of the Company in the conduct of the business of the Company and the Subsidiaries of the Company, provided that the foregoing is not a representation of non-infringement of third-party Intellectual Property; and (ii) the owned Company Intellectual Property is free and clear of any Liens, other than Permitted Liens and such ownership or right to use the Company Intellectual Property will not be affected by the execution, delivery and performance of this Agreement or the consummation of the Transactions. No Proceedings are pending or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary of the Company by any Person (A) challenging the ownership, validity or enforceability or (B) asserting any rights to, any material Company Intellectual Property, and since January 1, 2019, neither the Company nor any Subsidiary of the Company has received any written claim or notice from any Person making any such challenge or assertion.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: the conduct of the business of the Company and the Subsidiaries of the Company as presently conducted does not infringe upon, violate or misappropriate any Intellectual Property of any other Person. There are no material written claims pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company asserting any such infringement, violation or misappropriation, and since January 1, 2019, neither the Company nor any Subsidiary of the Company has received any such written claim or notice (including any “cease and desist” letters and invitations to license) from any Person alleging any such infringement, violation or misappropriation. To the knowledge of the Company, no other Person has, since January 1, 2019 infringed upon, violated or misappropriated or is infringing, violating or misappropriating any of the Company Intellectual Property in any material respect, and the Company has not sent to any Person any written charge, complaint, claim, demand or notice alleging such infringement, violation or misappropriation.

(d) Each current and former employee of the Company or a Subsidiary of the Company and any consultants, researchers or independent contractors commissioned by the Company or a Subsidiary of the Company, who has alone or with others contributed in any manner to, or was involved in, the creation or development of any Company Intellectual Property that is material to the Company or any Subsidiary of the Company, taken as a whole, has entered into a written agreement with the Company or a Subsidiary of the Company that obliges such employee, consultant, researcher or independent contractor to assign to the Company or the applicable Subsidiary of the Company, such Intellectual Property, except to the extent ownership of such Intellectual Property vests initially in the Company or an applicable Subsidiary by operation of Law, and the Company and the Subsidiaries of the Company are in material compliance with all applicable Laws related to inventor compensation.

(e) Each of the Company and the Subsidiaries of the Company have used commercially reasonable efforts to protect and maintain the confidentiality of all material Trade Secrets included in the Company Intellectual Property. To the knowledge of the Company, none of the Company or any of the Subsidiaries of the Company has disclosed, delivered or licensed any material Trade Secrets included in the Company Intellectual Property to any other Person, other than subject to obligations of confidence. Each consultant, researcher or independent contractor commissioned by the Company or a Subsidiary of the Company who has access to confidential information of the Company or a Subsidiary of the Company that is material to the Company or any Subsidiary of the Company, taken as a whole has entered into a written agreement with the Company or the applicable Subsidiary of the Company that requires such employee, researcher, consultant or independent contractor to protect such confidential information and keep it confidential.

(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the IT Assets (A) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and the Subsidiaries of the Company in connection with the conduct of its business, (B) since January 1, 2019 have not malfunctioned or failed in a manner that has had a material impact on the Company or any of the Subsidiaries of the Company and (C) are free from material bugs and other defects; (ii) the Company has implemented commercially reasonable backup and disaster recovery technology processes, as well as a commercially reasonable business continuity plan, in each case consistent in all material respects with customary industry practices; and (iii) to the knowledge of the Company, since January 1, 2019 no Person has gained unauthorized access to the IT Assets.

(g) To the knowledge of Company, no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been used to create any Company Intellectual Property owned by the Company or any Subsidiaries of the Company, except for any such funding or use of facilities or personnel that does not result in such Governmental Entity or institution obtaining any ownership of such Company Intellectual Property Rights.

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of the Subsidiaries of the Company has used or distributed any OSS in a manner that requires (A) disclosure or distribution of any material proprietary source code owned by the Company or the Subsidiaries of the Company to third parties, (B) license or other provision of any material proprietary source code owned by the Company or the Subsidiaries of the Company to third parties on a royalty-free basis or (C) the grant to third parties of any patent license, non-assertion covenant or other rights under any material Intellectual Property owned by the Company or the Subsidiaries of the Company.

SECTION 3.18. Cybersecurity; Data Privacy.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, taken as a whole, the Processing of any Personal Data by the Company and

the Subsidiaries of the Company does not violate, and since January 1, 2018, has not violated, any applicable Privacy and Data Security Requirements.

(b) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018 the Company and the Subsidiaries of the Company have taken commercially reasonable measures designed to protect Personal Data Processed by the Company and the Subsidiaries of the Company against loss, unauthorized access, use, disclosure or other misuse in accordance with the Privacy and Data Security Requirements.

(c) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018: (i) to the extent required by applicable Privacy and Data Security Requirements, each of the Company and the Subsidiaries of the Company have obligated all material third parties, vendors, and data processors to contractual terms relating to the protection and use of IT Assets, or Personal Data or confidential information Processed thereon; and (ii) neither the Company nor any Subsidiary of the Company is aware of any material violations of such contractual obligations.

(d) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018: (i) there is no Proceeding pending or threatened in writing against the Company or any Subsidiaries of the Company alleging a violation of any Privacy and Data Security Requirement or any Person’s right of privacy or publicity, and, to the knowledge of the Company, no valid basis exists for any such Proceeding; and (ii) neither the Company nor any of its Subsidiaries have (A) received any written communications from or (B) to the knowledge of the Company, been the subject of any investigation by a data protection authority or any other Governmental Entity, in each of (A) and (B), alleging a violation of any Privacy and Data Security Requirements with respect to the Processing of Personal Data.

(e) Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018: (i) to the knowledge of the Company, no Person has gained unauthorized access to, engaged in unauthorized Processing, disclosure or use, or accidentally or unlawfully destroyed, lost or altered (A) any Personal Data in the Company’s or its Subsidiaries’ possession or (B) any IT Assets that Process Personal Data related to the business of and owned or maintained by the Company and the Subsidiaries of the Company, its respective personal data processors, customers, subcontractors or vendors, or any other Persons on its behalf; and (ii) neither the Company nor any Subsidiaries of the Company have notified, as required by any Privacy and Data Security Requirements, any affected Person, including any Governmental Entity, of any breach or non-permitted use, disclosure, misuse, alteration, of loss of Personal Data in the possession of the Company and the Subsidiaries of the Company.

(f) The execution and delivery by the Company of this Agreement, and the consummation of the Merger and the other Transactions and compliance with the terms hereof by the Company, will not result in any loss, suspension, or impairment of the Company’s rights to Process Personal Data in the manner in which it currently Processes such Personal Data, other than as would not reasonably be expected to have a Company Material Adverse Effect; provided, however, that no representation is being made with respect to requirements that may be imposed on the Processing of Personal Data by the Company or Parent under applicable Privacy and Data Security Requirements.

SECTION 3.19. Insurance. Section 3.19 of the Company Disclosure Letter sets forth a true, correct and complete list, and the Company has made available to Parent true, correct and complete copies, of all material insurance policies owned, held by or applicable to the Company or any Subsidiary of the Company (or its and their assets or business) with policy periods in effect as of the date hereof. All of the insurance policies of the Company and the Subsidiaries of the Company are in full force and effect, and neither the Company nor any Subsidiary of the Company is in default with respect to its obligations under any of such insurance policies, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No written notice of cancellation or termination has been received by the Company or any Subsidiary of the Company with respect to any of their respective insurance policies, other than in connection with ordinary renewals except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.20. Affiliate Transactions. No director or officer or Principal Stockholder or any other stockholder holding greater than 5% of the outstanding Company Common Stock of the Company or any Subsidiary of the Company, or, to the Company’s knowledge, any other affiliate of the Company (other than Subsidiaries of the Company) or any Principal Stockholder (other than the Company and its Subsidiaries) or any other stockholder holding greater than 5% of the outstanding Company Common Stock, (i) is a party to any Contract or transaction with or binding upon the Company or any Subsidiary of the Company or any of its or their properties or assets or (ii) has a material interest or right in or to any assets or property of, or used, by the Company or any Subsidiary of the Company (in each case, other than in connection with (a) the Company Stock Plans, (b) Contracts with employees of the Company and its Subsidiaries (excluding, for the avoidance of doubt, employees of any Principal Stockholder) for employment, severance or retention, (c) employee, director or officer indemnification agreements or (d) solely with respect to portfolio companies of any such stockholder or affiliate, arms’ length commercial relationships or Contracts, in each case, entered into in the ordinary course of business) (any of the foregoing, an “Affiliate Transaction”).

SECTION 3.21. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than J.P. Morgan Securities LLC, the fees and expenses of which will be paid by the Company and will not exceed the amount payable pursuant to the engagement letter dated March 7, 2021 (as amended April 14, 2021) in the form provided to Parent on the date hereof, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company (or the Company Board or any committee thereof) or any of its affiliates.

SECTION 3.22. Opinions of Financial Advisors. The Company Board has received an opinion of J.P. Morgan Securities LLC dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, $47.50 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. A signed copy of such opinion will be made available to Parent for informational purposes only promptly following the date of this Agreement. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or Merger Sub.

SECTION 3.23. No Other Representations and Warranties.

(a) Except for the representations and warranties of the Company expressly set forth in this Article III (as qualified by the Company Disclosure Letter), Written Consent or in a certificate delivered pursuant to this Agreement, none of the Company or any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent, Merger Sub or any of their respective Subsidiaries or Representatives in connection with the transactions contemplated hereby.

(b) Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV (as qualified by the Company Disclosure Letter) or in a certificate delivered pursuant to this Agreement, (1) none of Parent, Merger Sub or any of their respective affiliates is making and none of them has made any representations or warranties, express or implied, relating to itself or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of the Company or any of its affiliates or representatives is relying on any representation or warranty of Parent, Merger Sub or any of their respective affiliates except for those expressly set forth in Article IV (as qualified by the Company Disclosure Letter) and (2) no person has been authorized by Parent, Merger Sub or any of their respective affiliates to make any representation or warranty relating to Parent, Merger Sub or any of their respective affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by the Company. Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in Article III (as qualified by the Company Disclosure Letter), Parent and Merger Sub agree and acknowledge that, in connection with the Merger and the other transactions contemplated by this Agreement, neither the Company nor any other person will have or be subject to any liability or obligation to Parent, Merger Sub or any other Representative of Parent or Merger Sub resulting from the distribution or failure to distribute to Parent or Merger Sub, or the use by Parent or Merger Sub of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to Parent or Merger Sub in any format in connection with the Merger or management presentations in expectation of the transactions contemplated by this Agreement

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

SECTION 4.01. Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing (where applicable as a legal concept) under the laws of the jurisdiction in which it is organized and has full corporate power and authority necessary to conduct its business as presently conducted.

SECTION 4.02. Merger Sub. (a) Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than those incident to its formation and pursuant to this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(b) All outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of any Lien.

SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned Subsidiary of Parent), as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned Subsidiary of Parent), as sole stockholder of Merger Sub. Neither the approval nor adoption of this Agreement nor the consummation of the Merger or the other Transactions requires any approval of the stockholders of Parent. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception).

SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof by Parent and Merger Sub will not, result in any loss, suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own or use any assets required for the conduct of their respective businesses as presently conducted, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, or require any consent under, any provision of (i) the organizational documents of Parent or any of its Subsidiaries, (ii) any Authorization of Parent or any of its Subsidiaries or any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration, notice or filing with or from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act and any other Antitrust Law, (ii) the filing with the SEC of such reports and filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iv) such filings as may be required under the rules and regulations of Nasdaq or the New York Stock Exchange in connection with this Agreement, the Merger and the other Transactions.

SECTION 4.05. Available Funds. Assuming that the conditions precedent to Parent’s obligation to close are satisfied, Parent has, and will have at the Closing, access to sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to acquire all shares of Company Common Stock pursuant to the Merger, to make any other payments pursuant to Article II, to pay any other amounts required to be paid in connection with the consummation of the transactions contemplated hereby and to pay all fees and expenses of Parent and Merger Sub in connection therewith.

SECTION 4.06. Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, in each case, that would be payable by the Company or any of its affiliates, based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective affiliates.

SECTION 4.07. Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of the Company (in each case as such terms are defined in Section 203 of the DGCL). Neither Parent, Merger Sub or any of their respective “affiliates” or “associates” “owns” (in each case as such terms are defined in Section 203 of the DGCL) any Company Common Stock or holds any rights to acquire any Company Common Stock except pursuant to this Agreement.

SECTION 4.08. Certain Arrangements. As of the execution of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, that relate in any way to the Company or any of its Subsidiaries, the Company Common Stock or the transactions contemplated by this Agreement or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or approve the Merger or agrees to vote against any Superior Proposal.

SECTION 4.09. Litigation. There are no Proceedings pending or, to the knowledge of Parent and Merger Sub, threatened against Parent or Merger Sub or any of their respective Affiliates, or any Judgment to which Parent or Merger Sub or any of their respective Affiliates is subject, except, in each case, for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.10. No Other Representations and Warranties.

(a) Except for the representations and warranties of Parent and Merger Sub expressly set forth in this Article IV (as qualified by the Company Disclosure Letter) or in a certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub makes any express or implied representation and warranty, with respect to Parent or Merger Sub or with respect to any other information provided to the Company or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby.

(b) Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Letter), the Written Consent or in a certificate delivered pursuant to this Agreement, (1) none of the Company or any of its affiliates is making and none of them has made any representations or warranties, express or implied, relating to itself or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of Parent, Merger Sub or their respective affiliates or representatives is relying on any representation or warranty of the Company or any of its affiliates except for those expressly set forth in Article III (as qualified by the Company Disclosure Letter), the Written Consent and in a certificate delivered pursuant to this Agreement and (2) no person has been authorized by the Company or any of its affiliates to make any representation or warranty relating to the Company or any of its affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by Parent or Merger Sub. Except as otherwise expressly provided in this Agreement and to the extent any such information is expressly included in a representation or warranty contained in Article IV (as qualified by the Company Disclosure Letter), the Company agrees and acknowledges that, in connection with the Merger and the other transactions contemplated by this Agreement, neither Parent or Merger Sub nor any other person will have or be subject to any liability or obligation to the Company or any other Company Representative resulting from the distribution or failure to distribute to the Company, or the Company’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material, made available to the Company in any format in connection with the Merger or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE V

Covenants Relating to Conduct of Business

SECTION 5.01. Conduct of Business of the Company.

(a) Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or required by applicable Law (including any COVID-19 Response) except or with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to preserve as substantially intact its organizations, assets, employees, Authorizations, business and its existing relations with key customers, suppliers and other Persons with whom the Company or its Subsidiaries have significant business relationships and use commercially reasonable efforts to keep available the services of its employees (subject to Section 5.01(a)(viii)), in each case, consistent with past practice.

(b) In addition, without limiting the generality of the foregoing, except for matters set forth in Section 5.01(b) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or required by applicable Law (including any COVID-19 Response), from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to do, any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other Equity Interests, (B) split, combine or reclassify any of its capital stock or other Equity Interests, or (C) directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in the Company or any Subsidiary of the Company, except for (1) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company RSUs or Company PSUs or (3) the acquisition by the Company of Company Stock Options, Company RSUs or Company PSUs in connection with the forfeiture of such awards, in the case of each of clauses (1), (2) and (3), in accordance with their respective terms in effect at such time;

(ii) issue, sell, register to issue or sell, encumber or grant, or amend any terms of, any Equity Interests, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, or the settlement of Company RSUs or Company PSUs, in each case outstanding as of the date of this Agreement or granted in accordance with this Agreement and in accordance with their respective terms in effect at the time of such exercise or settlement;

(iii) amend its certificate of incorporation, bylaws or other comparable organizational documents or enter into any agreement with any of its stockholders in their capacity as such;

(iv) propose or adopt a plan of, or effect any, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Merger;

(v) acquire (A) in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing Equity Interests in or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person or (B) any Equity Interests, assets or properties, in each case, the value or purchase price of which, individually exceeds $50,000,000 or in the aggregate exceeds $150,000,000 (other than acquisitions of supplies in the ordinary course of business consistent with past practice); provided, that the foregoing clauses (A) and (B) shall not apply to any venture capital investment by the Company or any of its Subsidiaries, and the Company and its Subsidiaries shall be permitted to make venture capital investments for which the value of the applicable investment commitment does not individually exceed $25,000,000 or in the aggregate (taking into account all such investments following the date of this Agreement) exceed $100,000,000; provided, further, that the aggregate value of all acquisitions and investments permitted pursuant to this Section 5.01(b)(v) shall not exceed $200,000,000;

(vi) establish any Person that would constitute a Significant Subsidiary of the Company;

(vii) (A) adopt, enter into, terminate or materially amend any collective bargaining, works council or other labor agreement (other than in the ordinary course of business) or Company Benefit Plan, including any cash incentive bonus program (other than the entry into at-will offer letters or, for employees outside of the United States, employment agreements (i) with any individual who is not a Senior Employee or (ii) containing standard terms for the jurisdiction, in each case, that do not contain or provide for any equity or equity-based compensation, change in control-based or retention payments or, for any individual who is a Senior Employee, severance); (B) increase in any manner the compensation, bonus or fringe or other benefits of any employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company, other than increases in the ordinary course of business consistent with past practice for any such individual who is not a Senior Employee; (C) take any action to accelerate the payment of any compensation or benefit under any Company Benefit Plan; (D) with respect to any Company Benefit Plan, make any contributions or payments to any trust or other funding vehicle, except in the ordinary course of business consistent with past practice; (E) change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions are made or the basis on which contributions are calculated with respect to any Company Benefit Plan, except in the ordinary course of business consistent with past practice; (F) grant or agree to grant any change in control, severance, or retention compensation or benefits to any employee, officer, director or other service provider of the Company or any Subsidiary of the Company, other than severance to the extent permitted under clause (B); (G) loan or advance any money or other property to any current or former employee, officer, director or other individual service provider of the Company or any Subsidiary of the Company (other than advances of routine business expenses in the ordinary course of business); or (H) grant any equity or equity-based awards under any Company Benefit Plan or otherwise of the Company; except, in the case of clauses (A)-(G), as required by the terms of any Company Benefit Plan set forth in Section 3.10(a) of the Company Disclosure Letter;

(viii) (A) terminate the employment of any employee of the Company or any Subsidiary of the Company with an annual base salary in excess of $400,000, other than due to such individual’s death, disability or for cause (each as determined by the Company in the ordinary course of business) or (B) hire any individual who would have an annual base salary in excess of $400,000 (other than as a replacement hire or promotion receiving substantially similar terms of employment);

(ix) (A) change its fiscal year or revalue any of its material assets or (B) make any material change in accounting methods, principles or practices used by it, except as may be required by GAAP or by applicable Law, including Regulation S-X under the Securities Act;

(x) sell, lease, license or otherwise transfer to any person, in a single transaction or series of related transactions, any of its properties or assets (excluding any Intellectual Property) owned or licensed by it, the value or purchase price of which, individually or in the aggregate with all other transactions under this clause (x), exceeds $30,000,000, except (A) dispositions of obsolete, worn out or surplus assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers solely between or among the Company and its wholly owned Subsidiaries or (C) pursuant to existing license agreements as in effect on the date hereof or other existing Contracts as in effect on the date hereof and listed in Section 5.01(b)(x) of the Company Disclosure Letter; provided, that, in no event shall the Company or any of its Subsidiaries sell, lease, license or otherwise transfer to any person any Equity Interests of the Subsidiaries set forth on Section 5.01(b)(x) of the Company Disclosure Letter or their respective affiliates without the consent of Parent;

(xi) (A) incur, redeem, repurchase, prepay, unwind, settle, defease, guarantee, assume or otherwise become liable for or modify in any material respects the terms of any Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of another or (B) make any loans, advances or capital contributions to, or investments in (including by purchase of stock or securities, property transfers or purchase of property or assets of any Person or otherwise), any other Person, other than (1) solely between any of the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (2) extensions of trade credit and advances of expenses to employees, in each case in the ordinary course of business consistent with past practice, (3) advances of travel and similar expenses to directors and employees in the ordinary course of business consistent with past practice or (4) borrowings incurred under the Credit Agreement in an amount not in excess of the aggregate amount of the Company’s revolving credit facility in the aggregate;

(xii) make any capital expenditure or expenditures, or incur any obligations or liabilities or make any commitments in connection therewith other than in the ordinary course of business consistent with past practice in an amount that does not exceed $200,000,000 in the aggregate for the fiscal year ended December 31, 2021 and $200,000,000 in the aggregate for the fiscal year ended December 31, 2022;

(xiii) (A) renew, extend or voluntarily terminate, waive or release any material rights under, or materially amend or modify, any Material Contract or any Contract that would be a Material Contract if in effect on the date of this Agreement or (B) enter into any Contract that would be a Material Contract if in effect on the date of this Agreement other than, in the ordinary course of business consistent with past practice (other than, in the case of any Contract that is, or would be, a Material Contract pursuant to clause (x) of Section 3.12(a), if consummation of any of the Transactions (alone or in combination with any other event) will conflict with, or result in any material violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a material right of, or result in, termination, cancelation or acceleration of any obligation, or give rise to any material increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract);

(xiv) (A) settle or make a binding offer to settle any Proceeding other than settlements that (1) require only payment by the Company or any Subsidiary of the Company of cash amounts that (x) are specifically reserved against in respect of such Proceeding in the most recent consolidated balance sheet of the Company and its Subsidiaries included in the Company SEC Documents filed prior to the date hereof or (y) to the extent in excess of and/or not covered by clause (x), do not exceed $5,000,000 individually or $10,000,000 in the aggregate and (2) do not impose any restrictions on the business or operations of the Company or any Subsidiary of the Company, involve any admission of any wrongdoing or involve any injunctive relief or involve any stockholder litigation, or (B) settle or offer to settle any material Proceeding in respect of Personal Data or Privacy and Data Security Requirements or with any Governmental Entity in connection with any Health Care Law or commence any comparable Proceeding against a third party except as required by a Governmental Entity or under Applicable Law; provided, that this clause (xiv) shall not apply to any stockholder litigation in connection with the Transactions which shall be governed by Section 6.10;

(xv) (A) assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or diligently pursue applications for, or defend, any material Company Intellectual Property (or rights with respect thereto), except for grants of non-exclusive licenses and abandonments in the ordinary course of business consistent with past practice or (B) disclose to any third party, other than representatives of Parent or under a confidentiality agreement, any material Trade Secrets included in the Company Intellectual Property in a way that results in the loss of intellectual property protection for such Company Intellectual Property;

(xvi) (A) renew or extend any material rights under, or materially amend or modify in a manner materially less favorable to the Company than the terms of the existing Lease, any Lease, (B) enter into any Contract that would be a Lease if in effect on the date of this Agreement, (C) lease any material portion of any Owned Real Property to any Person or (D) acquire, directly or indirectly, any interest in any real property, in each case, except as set forth in Section 5.01(a)(xvi) of the Company Disclosure Letter and/or other than in the ordinary course of business consistent with past practice;

(xvii) enter into any new material line of business or abandon or discontinue any material existing line of business;

(xviii) engage in any transaction, or enter into any agreement, arrangement or understanding, with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC or otherwise enter into any Affiliate Transaction;

(xix) adopt or implement any stockholder rights plan or similar arrangement; or

(xx) authorize, commit or agree to take any of the foregoing actions.

(c) Notwithstanding anything to the contrary set forth in Section 5.01(a), the Company and its Subsidiaries may take actions that are outside of the ordinary course or not in accordance with past practice that are either (i) approved by or under the authority of the Company’s Pandemic Committee (consisting of the Chief Medical Officer, Chief Human Resources Officer and Head of Facilities and Real Estate, or their designees), or (ii) following prior consultation with Parent to the extent reasonably practicable, in each case, to the extent reasonably necessary or advisable (A) to protect the health and safety of the Company’s or its Subsidiaries’

employees or (B) in response to any applicable Law, directive, guideline or recommendation, in the case of each of clause (A) and (B), arising out of, or otherwise related to, the COVID-19 pandemic (including any COVID-19 Response). The foregoing sentence shall not permit actions, commitments or agreements expressly restricted by Section 5.01(b) (other than the restrictions (i) set forth in Section 5.01(b)(xii) regarding capital expenditures and (ii) regarding the entry into, extensions, amendments or modifications of vendor or supplier contracts or real estate leases).

(d) From the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, to the extent permitted by applicable Law, the parties agree to use commercially reasonable efforts to cooperate to prepare for integration of the businesses and affairs of Parent, Merger Sub, the Company and its Subsidiaries from and after the Effective Time; provided, that such obligation shall be subject to Section 6.13(c), mutatis mutandis.

(e) The Company shall use commercially reasonable efforts to increase the limits under the insurance policy specified and as set forth in Section 3.19(7) of the Company Disclosure Letter; provided, that the Company shall not be required to pay an amount in excess of $600,000 and in the event of a termination of this Agreement in accordance with the terms of Article VIII, Parent shall reimburse the Company for any insurance premium paid by the Company in connection with the foregoing; and

(f) To the extent requested by Parent, the parties shall discuss and analyze in good faith tax-efficient structures regarding the Investment Portfolio (as defined in the Specified Agreement).

(g) Control of the Company and Parent and Merger Sub. Parent acknowledges and agrees that nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Subsidiary of the Company prior to the Effective Time in violation of applicable Law. The Company acknowledges and agrees that nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Effective Time in violation of applicable Law.

SECTION 5.02. No Solicitation; Adverse Recommendation Change. (a) Upon execution and delivery of this Agreement, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall use its reasonable best efforts to cause its and their other Representatives not to, directly or indirectly, from the date hereof until the earlier of the termination of this Agreement and the Effective Time, (i) solicit, initiate, or knowingly encourage or knowingly take any other action to facilitate any inquiries regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.02(a)(i) (such as answering unsolicited phone calls) shall not (in and of itself) be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 5.02), (ii) enter into, continue, knowingly encourage or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent or Merger Sub) any non-public information with respect to or in connection with any Company Takeover Proposal, or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement or arrangement relating to any Company Takeover Proposal, other than an Acceptable Confidentiality Agreement (a “Company Acquisition Agreement”). It is agreed that any violation of the restrictions in this Section 5.02 by any of the Company’s Representatives shall be a breach of this Section 5.02 by the Company.

(b) Upon execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall use reasonable best efforts to cause its and their other Representatives to, immediately cease all solicitation, encouragement, discussions and negotiations regarding any inquiry, proposal or offer pending on the date of this Agreement that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal. In furtherance of the foregoing, promptly following the execution and delivery of this Agreement, the Company will (i) request that each Person and its Representatives (other than Parent) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such Person’s consideration of making a possible Company Takeover Proposal, to promptly return or destroy all non-public confidential information previously furnished to such Person and (ii) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal. The Company shall not, and shall cause its Subsidiaries and Representatives not to, release any Person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any capital stock of the Company in any confidentiality or standstill agreement (or similar agreement) to which the Company or any of its Subsidiaries is a party; provided that the Company shall be permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent necessary to permit the party referred therein to submit an unsolicited Company Takeover Proposal to the Company Board on a confidential basis, subject to compliance with all other provisions of this Section 5.02.

(c) Notwithstanding anything to the contrary contained in Section 5.02(a), Section 5.02(b) or any other provision of this Agreement, if at any time after the execution of this Agreement and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a breach of this Section 5.02, then in response to such Company Takeover Proposal (i) the Company and its Representatives may contact the Person or group that made such Company Takeover Proposal solely to clarify the terms and conditions thereof or to request that such Company Takeover Proposal made orally be made in writing and (ii) if the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal from the Person or group submitting such bona fide, written Company Takeover Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law (a “Qualifying Company Takeover Proposal”), the Company may, subject to compliance with Section 5.02(d), (A) enter into an Acceptable Confidentiality Agreement with such Person or group making the Qualifying Company Takeover Proposal and thereafter furnish information (including non-public information) with respect to the Company to such Person or group and its Representatives pursuant to such Acceptable Confidentiality Agreement so long as, prior to or concurrently with the time such information is provided or made available to such Person or group or any of its Representatives, the Company also provides Parent any information furnished to such Person or group or any of its Representatives which was not previously furnished to Parent, and (B) engage in or otherwise participate in discussions or negotiations with such Person or group and its Representatives regarding such Qualifying Company Takeover Proposal. Notwithstanding anything to the contrary in herein, the Company and its Representatives may, in response to a bona fide written unsolicited Company Takeover Proposal, contact the person who made such Company Takeover Proposal solely to determine whether such person intends to provide any documents (or additional documents) containing the terms and conditions of such Company Takeover Proposal.

(d) The Company shall promptly, and in no event later than 24 hours after the Company’s knowledge of receipt thereof, (i) advise Parent in writing of the Company’s or any of its Subsidiaries or its or their respective Representatives’ receipt of any Company Takeover Proposal, including the identity of the Person or group making such Company Takeover Proposal, and (ii) provide to Parent a copy of any such Company Takeover Proposal (including any material written documents related thereto) (or if such Company Takeover Proposal or inquiry is not in writing, a written description of the material terms and conditions thereof). From and after such notification, the Company shall keep Parent reasonably informed on a reasonably prompt basis of any material developments with respect to any such Takeover Proposal (including any material changes thereto, and including by providing copies of any materially revised or material new documents evidencing or delivered in connection with such Company Takeover Proposal).

(e) Except as set forth in Section 5.02(f), neither the Company Board nor any committee thereof shall (i) (A) withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to withdraw, withhold, qualify or modify in a manner adverse to Parent or Merger Sub, the Company

Recommendation, or authorize, resolve or agree to take any such action, (B) adopt, endorse, approve or recommend, or propose publicly to adopt, endorse, approve or recommend, or submit to the vote of any securityholders of the Company, any Company Takeover Proposal, or authorize, resolve or agree to take any such action or (C) fail to recommend against any Company Takeover Proposal that is a tender offer or exchange offer within 10 Business Days after the commencement thereof (any action described in this clause (i) being referred to herein as an “Adverse Recommendation Change”) it being understood that a customary “stop, look and listen” communication by the Board of Directors of the Company or any committee thereof in accordance with Rule 14d-9(f) promulgated under the Exchange Act shall not, in and of itself, constitute an Adverse Recommendation Change) or (ii) approve, recommend, cause or permit the Company to enter into, or to propose to approve, recommend or enter into, any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.02), or authorize, resolve, agree or propose to take any such action.

(f) Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Stockholder Approval, the Company Board may (i) make an Adverse Recommendation Change if (A) the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that, as a result of an Intervening Event, failure to take such action would be inconsistent with the Company’s directors’ fiduciary duties under applicable Law or (B) the Company receives a Company Takeover Proposal after the date of this Agreement that did not result from a breach of this Section 5.02 and for which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with the Company’s directors’ fiduciary duties under applicable Law and (ii) solely in the case of clause (i)(B), enter into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminate this Agreement pursuant to Section 8.01(f); provided, however, that the Company Board and any committee thereof shall not, and shall cause the Company not to, take any action set forth in clause (i) or clause (ii) above unless, prior to taking such action (A) the Company has provided written notice to Parent (a “Notice of Adverse Recommendation Change”) advising Parent that the Company Board or any such committee intends to take such action and the reasons therefor, (B) in the case of any Notice of Adverse Recommendation Change provided in connection with an Intervening Event, such Notice of Adverse Recommendation Change contains a reasonably detailed description of such Intervening Event, (C) in the case of any Notice of Adverse Recommendation Change provided in connection with a Company Takeover Proposal, such Notice of Adverse Recommendation Change specifies the material terms and conditions of the related Superior Proposal, identifying the Person or group making such Superior Proposal and includes a copy of the relevant agreement or proposal with respect to such Superior Proposal, (D) a period of four Business Days has elapsed following Parent’s receipt of such Notice of Adverse Recommendation Change (it being understood that any amendment or modification to any Company Takeover Proposal that is the basis for such proposed Adverse Recommendation Change shall require a new Notice of Adverse Recommendation Change and an additional notice period (which shall be the longer of (x) three Business Days and (y) the period remaining under the initial notice period)), (E) if requested by Parent, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and its Representatives during such four Business Day period (as it may be extended pursuant to clause (D)) to enable Parent to propose in writing in a binding offer to effect changes to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (F) taking into account any changes to the terms of this Agreement proposed by Parent in any binding proposal, the Company Board has determined in good faith (after consultation with its outside legal counsel and financial advisor) (1) with respect to the actions described in clause (i) of this Section 5.02(f), that it would continue to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law not to effect the Adverse Recommendation Change and (2) with respect to the actions described in clause (i)(B) and clause (ii) of this Section 5.02(f), that the Company Takeover Proposal received by the Company continues to constitute a Superior Proposal, in each case, if such changes offered by Parent in such binding proposal were given effect; provided, further, that any purported termination of this Agreement pursuant to this Section 5.02(f) shall be void and of no force and effect unless such termination is in accordance with Section 8.01(f) and the

Company pays to Parent the Company Termination Fee in accordance with Section 6.06 prior to or concurrently with such termination.

(g) (i) Nothing contained in this Section 5.02 will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act) and (ii) no disclosure that the Company Board may determine in good faith (after consultation with its outside legal counsel) that the Company is required to make under applicable Law will constitute a violation of this Agreement; provided that in no event shall the Company Board make an Adverse Recommendation Change except in accordance with Section 5.02(f).

ARTICLE VI

Additional Agreements

SECTION 6.01. Stockholder Consent; Preparation of the Information Statement.

(a) Immediately after the execution of this Agreement and in lieu of calling a meeting of the Company’s stockholders, the Company shall submit a form of irrevocable written consent in the form previously agreed (“Written Consent”) to the Principal Stockholders, in their capacity as record and beneficial owners, collectively, of greater than 59% of the outstanding shares of Company Common Stock (such written consent, as duly executed and delivered by all such record holders, the “Stockholder Consent”). Immediately upon receipt of the Stockholder Consent, the Company will provide Parent with a copy of such Stockholder Consent, certified as true, correct and complete by an executive officer of the Company. In connection with the Stockholder Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Organizational Documents of the Company. Promptly following that date hereof, the Company shall request the Additional Stockholder to execute and deliver a written consent to the Company on substantially the same terms as the Written Consent (with such changes thereto that Parent and the Company may agree in writing); provided, that, the Company shall not be required to make such request to the Additional Stockholder on more than one occasion and shall not be required to incur any liability, cost or expense of any kind (other than ministerial and de minimis administrative costs and expenses); provided, further, that compliance with the foregoing sentence and/or failure to obtain such written consent of the Additional Stockholders shall be disregarded for purposes of determining the satisfaction or failure of the condition set forth in Section 7.02(b) and/or the right of a party to terminate this Agreement pursuant to Article VIII.

(b) As promptly as reasonably practicable (but no later than 20 Busines Days) after the execution of this Agreement, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the Merger and the Transactions, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (the “Information Statement”). Each of the Company and Parent shall provide to the other all information concerning such party as may be reasonably requested by the other party in connection with the preparation, filing and distribution of the Information Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement mutually acceptable to Parent and the Company. The Company shall notify Parent promptly upon the receipt of any comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated to its stockholders as promptly as reasonably practicable after, and in any event within two days after, the latest of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement. Prior to the filing of the Information Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response and the Company shall include all comments reasonably proposed by Parent. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.01(b) shall not be affected by any Adverse Recommendation Change or the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Company Takeover Proposal. In the event the Stockholder Consent is not obtained and Parent does not terminate this Agreement, in each case, as provided in Section 7.01(c), then the Company shall, as soon as practicable, prepare and file with the SEC a proxy statement related to the Merger and this Agreement (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) and shall take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and use its reasonable best efforts to obtain the approval of this Agreement by the stockholders of the Company.

(c) The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Company Common Stock or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the SEC or at the time it is first mailed to the holders of shares of Company Common Stock, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 6.02. Access to Information; Confidentiality. Except if prohibited by any applicable Law (including any COVID-19 Response), the Company shall, if reasonably requested by Parent, (a) give Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during reasonable business hours to the offices, properties, books and records and other information concerning the business, properties and personnel of the Company and the Subsidiaries of the Company as such Persons may reasonably request and (b) cause the employees, counsel, financial advisors, auditors and other authorized Representatives of the Company and the Subsidiaries of the Company to reasonably cooperate with Parent in its investigation of the Company and the Subsidiaries of the Company, in each case, in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to provide such access or information if the Company determines in its reasonable judgment that doing so would (i) violate applicable Contract, Law (including any COVID-19 Response) or an applicable Judgment, (ii) the

Company determines, in light of COVID-19 or any COVID-19 Response, that such physical access or physical examination would reasonably be expected to jeopardize the health and safety of any employee or Representative of the Company or its Subsidiaries or (iii) waive the protection of attorney-client privilege, attorney work product protection or other legal privilege, and in any such event, the Company shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate such applicable Contract, Law, applicable Judgment or waive such privilege or protection, including by entering into a joint defense agreement, common interest agreement or other similar arrangement. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or any Subsidiary of the Company. Notwithstanding anything to the contrary contained herein, prior to the Closing, Parent shall have no right to perform invasive or subsurface investigations or sampling of any environmental media or building materials at the properties or facilities of the Company or any of the Company’s Subsidiaries. No information obtained pursuant to this Section 6.02 shall cure any breach of, or non-compliance with, any other provision of this Agreement or limit the remedies available to any party. All information exchanged pursuant to this Section 6.02 shall be subject to the confidential disclosure agreement dated March 18, 2021, between the Company and Parent (the “Confidential Disclosure Agreement”).

SECTION 6.03. Reasonable Best Efforts; Notification. (a)    Upon the terms and subject to the conditions set forth in this Agreement, each party shall use its reasonable best efforts (A) to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions, and (B) to take any and all steps necessary, to eliminate each and every impediment under any Antitrust Law to close the Transactions contemplated hereby prior to the Outside Date (as it may be extended in accordance with Section 8.01(b)(i) ), including (i) the satisfaction of the conditions set forth in Article VII, (ii) obtaining all necessary or advisable Authorizations and Consents from, making all necessary or advisable registrations, declarations and filings with and taking all reasonable steps as may be necessary or advisable to obtain any Authorizations or Consents from, or avoid a Proceeding with, any Governmental Entity or other third party with respect to this Agreement or the Transactions, including the expiration or termination of any applicable waiting period in respect of HSR and other Antitrust Laws, (iii) furnishing all information required to be furnished in connection with obtaining any Authorizations or Consents from or making any filings with any Governmental Entity or other third party, and promptly cooperating with and furnishing information in connection with any such requirements imposed upon any party or any of their respective Subsidiaries in connection with this Agreement or the consummation of the Transactions, (iv) defending or contesting any Proceedings by any Governmental Entity or third party challenging this Agreement or the consummation of the Transactions and (v) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b) Without limiting the generality of Section 6.03(a), (A) each party agrees to make an appropriate filing, if necessary, pursuant to the HSR Act as promptly as reasonably practicable, but in any event no later than 20 Business Days following the date of this Agreement (unless a different period is otherwise agreed by the parties) and (B) each party agrees to make all necessary or advisable filings pursuant to any other Antitrust Law as promptly as reasonably practicable following the date of this Agreement, and in all cases, to supply as promptly as reasonably practicable to the applicable Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act or such other Antitrust Law.

(c) Without limiting the generality of Section 6.03(a), each of Parent and the Company shall, and shall cause their respective affiliates, to (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission under the HSR Act or any other Antitrust Law, (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any substantive communication with, and any inquiries or requests for additional information from, the United States Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”) and any other Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation (or it is not reasonably practicable for one party to do so), keep such party apprised with respect thereto, (D) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all filings, submissions, substantive correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions, (iv) respond to any inquiry or request for additional information or documentation from the FTC, the DOJ or any other Governmental Entity as promptly as reasonably practicable and (v) consult with one another, in good faith, in connection with any inquiry, hearing, investigation, Proceeding or litigation by, or negotiations with, any Governmental Entity relating to this Agreement, the Merger or any of the other Transactions, including the scheduling of, and strategic planning and preparation for, any meetings with any Governmental Entity relating thereto. Any such additional information furnished in connection with the preparation of any filing or submission shall be in substantial compliance with the requirements of the HSR Act and any other Antitrust Law, as the case may be. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the parties, control and lead all communications and strategy for making filings under and obtaining any Authorizations or Consents with respect to any Antitrust Laws, including the expiration or termination of any applicable waiting period, and for dealing with the FTC, the DOJ and any other Governmental Entity with respect to the HSR Act and any other Antitrust Law, and Parent shall, on behalf of the parties, control and lead the defense strategy for dealing with any Proceedings challenging this Agreement or the consummation of the Transactions. The Company and Parent shall not, and shall cause their respective affiliates not to, (A) commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or enter into a timing agreement with respect to any other Antitrust Law or (B) pull and refile any filing made under the HSR Act, in the case of each of clauses (A) or (B) without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Parent shall bear all of the costs and expenses (including the Company’s costs and expenses) related to the joint engagement of any third-party consultants or economists (excluding, for the avoidance of doubt, legal advisors) in connection with any Authorizations or Consents with respect to any Antitrust Laws pursuant to a joint defense agreement, common interest agreement or other similar agreement entered into between the parties. Parent shall pay all filing fees required under the HSR Act or such other Antitrust Law by the Company and Parent. The parties may, as they deem advisable, designate any competitively sensitive materials provided to the other under this Section 6.03(d) or any other section of this Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(d) Notwithstanding anything to the contrary set forth in this Agreement, nothing contained herein shall require Parent or any of its affiliates to propose, negotiate, effect, agree to or commit to, or execute any settlements, undertakings (affirmative or otherwise), consent decrees, stipulations or other agreements with any Governmental Entity or any other Person obligating Parent or any of its affiliates to: (i) sell, divest, license or otherwise convey or hold separate any asset (whether tangible or intangible) or business of Parent or its affiliates or terminate any existing relationship, contractual right or obligation of Parent or its affiliates, (ii) sell, divest, license or otherwise convey or hold separate any asset (whether tangible or intangible) or business of the Company or its affiliates or terminate any existing relationship, contractual right or obligation of Company or its affiliates, (iii) create any relationship, contractual right or obligation of Parent, the Company or any of their respective affiliates, or (iv) implement any limitations, prohibitions or restrictions affecting the business, operations or assets of Parent, the Company or any of their respective affiliates or on the ability of Parent or its affiliates to acquire, hold or exercise full rights of ownership of any Equity Interests in the Surviving Corporation or any of its Subsidiaries (including the right to vote such Equity Interests) or to control the business, operations or assets of Parent, the Company or any of their respective affiliates (each of the actions in the preceding clauses (i), (ii), (iii) and (iv), a “Remedial Action”), other than a Permitted Remedial Action (which Parent shall effect if necessary to obtain any Required Regulatory Approval expressly set forth on Section 7.01(b) of the Company Disclosure Letter); provided, that Parent, Merger Sub and their respective affiliates shall only be required to agree to any Permitted Remedial Action if and to the extent ultimately necessary to obtain any Required Regulatory Approval expressly set forth on Section 7.01(b) of the Company Disclosure Letter. A “Permitted Remedial Action” shall mean (a) a Remedial Action of the type described in clause (ii) of the definition thereof that, individually and in the aggregate with all other such Remedial Actions, involves assets or businesses of the Company and its Subsidiaries that, in the aggregate, generated no more than 10% of the consolidated revenues of the Company and its Subsidiaries for the fiscal year ended December 31, 2020 and (b) proposals, agreements, commitments or undertakings from Parent to supply and provide Parent’s products and services on commercially reasonable terms to the Company’s competitors, consistent with past practice, provided that such proposals, agreements, commitments or undertakings, individually or in the aggregate, would not have, and would not reasonably be expected to have, a substantial impact on the benefits that Parent reasonably expects it and its Subsidiaries to derive from the Transactions. The Company shall not, and shall cause its affiliates not to propose, negotiate, effect, agree to or commit to, or execute any settlements, undertakings (affirmative or otherwise), consent decrees, stipulations or other agreements with any Governmental Entity or any other Person obligating Parent, the Company or any of their respective affiliates to take or commit to take any Remedial Action without the prior written consent of Parent. Nothing in this Section 6.03 shall require any party to take or agree to take any action with respect to its business or operations pursuant to this Section 6.03 unless the effectiveness of such agreement or action is conditioned upon the Closing. Parent and its Subsidiaries shall be obligated to defend, litigate or participate in the litigation of any Proceeding brought by or against any Governmental Entity in connection with obtaining any Authorization or Consent from any Governmental Entity in connection with the Transactions.

(e) In addition to and without limiting any of the parties’ respective obligations in this Section 6.03, each of the Company, the Company Board, Parent and Merger Sub shall (i) take all action, including granting such approvals, necessary to ensure that no state takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute, “business combination”, “control share acquisition”, “fair price”, “moratorium” or similar Law becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.

(f) The parties shall not, and shall cause their Subsidiaries not to, enter into any merger, acquisition or similar transaction, or any agreement to effect any such transaction, for any business that competes directly and materially with the other party’s business, that will make it materially more difficult, or materially increase the time required, to (i) obtain the Required Regulatory Approvals expressly set forth on Section 7.01(b) of the Company Disclosure Letter, or (ii) avoid a Legal Restraint.

SECTION 6.04. Continuing Employee Matters. (a) For the period from the Effective Time through the first anniversary of the Effective Time each employee of the Company or a Subsidiary of the Company who remains in the employment of the Surviving Corporation and its Subsidiaries (each, a “Continuing Employee”) shall receive (i) a base salary or wage rate, as applicable, and incentive compensation opportunities (other than equity incentive compensation opportunities, which instead will be consistent with the opportunities applicable to similarly situated employees of Parent and Subsidiaries of Parent) that, in each case, are not less favorable than as provided by the Company or the Subsidiaries of the Company to such Continuing Employee immediately prior to the Effective Time and (ii) severance (based on severance arrangements as in effect on the date of this Agreement and listed on Section 3.10(a) of the Company Disclosure Letter) and employee benefits (excluding defined benefit pension, post-employment health and welfare benefits, equity-based compensation and change of control, retention or other one-off awards) that are not less favorable in the aggregate to those that were provided by the Company or the Subsidiaries of the Company to such Continuing Employee immediately prior to the Effective Time; provided, that, with respect to any Continuing Employee who is primarily based outside of the United States, the requirements of this Section 6.04(a) shall be subject to any requirements under applicable Law.

(b) Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause any plans, programs, agreements or arrangements established or maintained by Parent or any of its affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries) (the “New Plans”) to recognize each Continuing Employee’s service with the Company or any Subsidiary of the Company and any predecessor of the Company or any Subsidiary of the Company (to the extent such service is recognized by the Company or such Subsidiary), for purposes of eligibility, participation, vesting and levels of benefits; provided, however, that such service need not be recognized (i) for any purpose under any defined benefit pension plan or retiree welfare plan, (ii) to the extent that such recognition would result in any duplication of benefits, (iii) for purposes of any New Plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (iv) for purposes of any New Plan that is grandfathered or frozen, either with respect to level of benefits or participation.

(c) With respect to any New Plan that is a welfare plan, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to Continuing Employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(d) If requested by Parent not less than ten Business Days prior to the Closing Date, the Company shall adopt resolutions and take such corporate action as necessary to terminate the Company Benefit Plans that are United States Tax-qualified defined contribution plans (the “Company DC Plans”), effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time. The form and substance of such resolutions and other actions taken in connection with the foregoing termination shall be subject to reasonable review and comment of Parent. If Parent requests that any Company DC Plan be terminated, the applicable Continuing Employees shall be eligible to participate, effective as of the Effective Time, in a Tax-qualified defined contribution plan of Parent or its Subsidiaries (each such plan, a “Parent DC Plan”), it being agreed that there shall be no gap in participation in a Tax-qualified defined contribution plan for such Continuing Employees. Upon the distribution of the assets in the accounts under the Company DC Plans to the participants, Parent shall take any action necessary to permit the Continuing Employees to make rollover contributions of “eligible rollover distributions” from the applicable Company DC Plan to the applicable Parent DC Plan (including in cash or notes (in the case of loans)).

(e) Without limiting the generality of Section 6.04(a), from and after the Effective Time, Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, assume and honor in accordance with their terms all of the Company Benefit Plans (including any change in control severance agreement or other arrangement that is a Company Benefit Plan), in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), it being understood that the foregoing shall not limit the right of Parent and its Subsidiaries, including the Surviving Corporation, to amend any Company Benefit Plan in accordance with its terms. For the avoidance of doubt, for purposes of any Company Benefit Plan containing a definition of “change in control” or “change of control” (or similar term), the Closing shall be deemed to constitute a “change in control” or “change of control” (or applicable term).

(f) If Closing occurs prior to December 31, 2021, with respect to each cash incentive bonus program of the Company and its Subsidiaries with a performance period that is in-cycle as of the Closing (each, a “Company Bonus Program”), following the Closing, (i) payments pursuant such Company Bonus Program with respect to such performance period shall be paid in the ordinary course of business consistent with past practice, and calculated excluding any merger-related transaction costs, and (ii) Parent shall not make any modification to such Company Bonus Program with respect to such performance period in a manner that is detrimental to any participant therein.

(g) Parent and the Company agree to the additional items set forth on Section 6.04(g) of the Company Disclosure Letter.

(h) Without limiting the generality of Section 9.07, this Section 6.04 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.04, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever (including any right to continued employment by or services with Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries) under or by reason of this Section 6.04. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans, programs, policies, arrangements, agreements or understandings or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, the Company, the Surviving Corporation or any Subsidiary of Parent, the Company or the Surviving Corporation and nothing herein shall be construed as an amendment to any such plan, program, policy, arrangement, agreement or understanding for any purpose.

SECTION 6.05. Indemnification. (a) Parent shall, and shall cause the Surviving Corporation, to, (i) assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former director or officer (the “Indemnified Persons”) of the Company or any Subsidiary of the Company as provided in the Company Charter, the Company Bylaws, the organizational documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Person and the Company or any Subsidiary of the Company (in each case, as in effect on the date hereof and, in the case of any indemnification agreement, as set forth in Section 6.05(a) of the Company Disclosure Letter and of which the Company has made available to Parent true, correct and complete copies), without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms and (ii) during the period commencing on the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, indemnify and hold harmless each Indemnified Person with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with the defense of any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnified Person was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnified Person in the Indemnified Person’s capacity as a director, officer or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, agent, trustee or fiduciary of another person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Person), to the fullest extent permitted under applicable Law that the Surviving Corporation could provide such indemnification to such Indemnified Persons pursuant to the DGCL, the Company Charter or Company Bylaws in effect on the date of this Agreement. For the avoidance of doubt, the applicable rights of indemnification and exculpation contemplated by this Section 6.05 and pursuant to the terms of the Company Charter or Company Bylaws as in effect at or immediately prior to the Effective Time shall not be impaired by any modification of such terms in any amendment or restatement of such Company Charter or Company Bylaws following the Effective Time (including in connection with the filing of the Certificate of Merger). None of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Action relating to any acts or omissions covered under this Section 6.05 (each, a “Claim”) for which indemnification has been sought by an Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent.

(b) Parent shall obtain, or shall cause the Surviving Corporation to obtain in consultation with the Company, at or prior to the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s or any of its Subsidiary’s directors’ and officers’ liability insurance policies, with coverage for six years following the Effective Time on terms with respect to such coverage and amounts no less favorable to the insureds than those of such policy in effect on the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.05(b) an amount in excess of 450% of the most recent annual premium paid by the Company or any Subsidiary of the Company for such insurance for its current fiscal year; provided, further, that, if the amount necessary to procure such prepaid (or “tail”) insurance coverage exceeds such maximum amount, Parent or the Surviving Corporation, as the case may be, shall only be obligated to provide as much coverage as may be obtained for such maximum amount. Parent shall cause the “tail” policy delivered in accordance with the preceding sentence to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance pursuant to this Section 6.05(b).

(c) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation shall make proper provision so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 6.05.

(d) Nothing in this Agreement is intended to, shall be construed to or shall, release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under such policies. The Indemnified Persons shall be express third party beneficiaries of this Section 6.05.

(e) Notwithstanding anything to the contrary in this Section 6.05, Parent agrees that any indemnification, advancement of expenses or insurance available to any Indemnified Person who at or prior to the Closing was a director of the Company or any of its Subsidiaries shall be secondary to the indemnification, advancement of expenses and insurance to be provided by Parent, the Surviving Corporation and its Subsidiaries pursuant to this Section 6.05 and that Parent, the Surviving Corporation and its Subsidiaries (i) shall be the primary indemnitors of first resort for the Indemnified Persons pursuant to this Section 6.05, (ii) shall be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to Indemnified Persons that are addressed by this Section 6.05 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind in respect of any other indemnification or insurance available to any Indemnified Person with respect to any matter addressed by this Section 6.05

SECTION 6.06. Fees and Expenses. (a) Except as set forth in Section 6.17 and this Section 6.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger and the other Transactions are consummated.

(b) In the event that:

(i) the Company terminates this Agreement pursuant to Section 8.01(f);

(ii) Parent terminates this Agreement pursuant to Section 8.01(d); or

(iii) a Company Takeover Proposal (whether or not conditional and whether or not withdrawn) is made, proposed or communicated to the Company Board, any committee of the Company Board or management of the Company, or is publicly made, proposed or communicated publicly, or any Person or group publicly proposes or announces an intention to make a Company Takeover Proposal (whether or not conditional and whether or not withdrawn), and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i), or by Parent pursuant to Section 8.01(c) or Section 8.01(g) and (B) within 12 months of such termination (1) any transaction included within the definition of Company Takeover Proposal is consummated or (2) the Company enters into a definitive agreement providing for the consummation of any transaction within the definition of Company Takeover Proposal, in each case whether or not involving the same Company Takeover Proposal or the Person or group making the Company Takeover Proposal referred to in this Section 6.06(b)(iii); provided that for purposes of clause (B), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 9.03, except that all references to “20%” in such definition shall be deemed references to “50.1%”, then the Company shall pay to Parent (or its designee) a fee of $520,354,225 (the “Company Termination Fee”). Any fee due under this Section 6.06(b) shall be paid by wire transfer of same-day funds to an account designated by Parent (1) in the case of clause (i) above, prior to or simultaneously with such termination of this Agreement, (2) in the case of clause (ii) above, within three Business Days after the date of such termination of this Agreement and (3) in the case of this clause (iii), within three Business Days after the earlier of (x) the date of the consummation of the transaction referred to in clause (B)(1) thereof and (y) the date of entry into the definitive agreement referred to in clause (B)(2) thereof. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(c) In the event that Parent terminates this Agreement pursuant to Section 8.01(g), then the Company shall pay to Parent (or its designee) promptly upon delivery of written demand by Parent to the Company (which Parent may deliver at any time after this Agreement is terminated pursuant to Section 8.01(g)), but in no event later than three (3) Business Days after the date such demand is delivered, by wire transfer of same-day funds to an account designated by Parent, all reasonable and documented out-of-pocket fees and expenses (including all due diligence fees, all filing and printing fees and all fees and expenses of counsel, accountants, investment bankers, experts and consultants) (“Parent Expenses”) incurred prior to such termination by Parent, Merger Sub or their respective affiliates in connection with this Agreement and the Transactions; provided that the Company shall not be obligated to pay for Parent Expenses in excess of $75,000,000. Payment by the Company of Parent Expenses pursuant to this Section 6.06(c) shall not relieve the Company of any subsequent obligation to pay any applicable Company Termination Fee pursuant to Section 6.06(b); provided that in the event any Company Termination Fee is payable after the time the Company pays any Parent Expenses pursuant to this Section 6.06, the amount of the Company Termination Fee payable by the Company shall be reduced by the amount of such Parent Expenses actually paid to Parent.

(d) Notwithstanding anything in this Agreement to the contrary, except with respect to claims for, arising out of, or in connection with actual and intentional fraud or willful and material breach of this Agreement by the Company, the parties agree that the payment of the Company Termination Fee pursuant to this Section 6.06(b), as liquidated damages and not as a penalty, when and if paid in circumstances for which such fee is payable pursuant to Section 6.06(b), shall constitute and be the sole and exclusive monetary damages or other remedy of Parent, Merger Sub and their respective affiliates against the Company, its stockholders and its affiliates, and its and their current, former or future directors, officers, employees, Representatives, successors and/or assigns, and the current, former or future directors, officers, employees, Representatives, successors and/or assigns of any of the foregoing, for any loss suffered as a result of, or related to, this Agreement, the failure of the Merger or the other Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee, none of the Company, its stockholders and affiliates, or any of their respective current, former or future directors, officers employees , Representatives, successors and/or assigns, and the current, former or future directors, officers, employees, Representatives, successors and/or assigns of any of the foregoing, shall have any further liability or obligation relating to or arising out of this Agreement, the Merger or the other Transactions.

(e) The Company acknowledges and agrees that the agreements contained in Sections 6.06(b) and 6.06(c) are an integral part of the Transactions, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. If the Company fails to promptly pay any amount due pursuant to Sections 6.06(b) and 6.06(c) and in order to obtain such payment, Parent commences a Proceeding against the Company and that Proceeding results in a Judgment in Parent’s favor for such payment, then the Company shall pay to Parent the costs and expenses of Parent and Merger Sub (including attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amount of such payment due pursuant to Sections 6.06(b) and 6.06(c) from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

SECTION 6.07. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements, including any press conference or conference call with investors or analysts, with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), except in each case (i) as required by applicable Law or court process or by obligations pursuant to the rules and regulations of any national securities exchange or national securities quotation system or (ii) for any press release, public announcement or other public statement (A) by the Company with respect to any Adverse Recommendation Change made in accordance with this Agreement or any Company Takeover Proposal, (B) by Parent in response to any Adverse Recommendation Change, any Company Takeover Proposal that becomes publicly known or any press release or public statement by the Company with respect to the foregoing, or (C) by either Parent and the Company that consists solely of information that is consistent with information disclosed in any press release, public statement or public announcement previously issued or made in compliance with this Section 6.07. The parties agree that all formal Company employee communication programs or announcements with respect to the Transactions shall be in the forms mutually agreed to by the parties; provided, that no such mutual agreement shall be required for any communications made that are (i) substantially similar to a prior mutual joint communication, or (ii) based on mutually agreed content and do not substantially deviate from the substantive components of such content. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties. Except as expressly contemplated by this Agreement (including the first sentence of this Section) or as required by Law, no party shall issue any press release or make any public statement regarding the other party or the other party’s operations, directors, officers or employees without obtaining the other party’s prior written consent.

SECTION 6.08. Affiliate Transactions. The Company shall cause (i) all Affiliate Transactions, other than the agreements set forth in Section 6.08 of the Company Disclosure Letter or that terminate pursuant to the applicable agreement at the Effective Time, to be terminated, in each case without further liability or obligation (contingent or otherwise) of any party thereunder, with such termination to be effective immediately prior to the Closing and (ii) any and all liabilities of the Company and its Subsidiaries in connection with such Affiliate Transactions to be extinguished with no payment or liability obligation of the Company or any of its Subsidiaries outstanding as of the Closing, except for any liabilities or obligations that survive pursuant to the express terms of the applicable Contract with respect to such Affiliate Transaction in effect as of the date hereof and as and to the extent set forth therein. The Company will provide Parent with a reasonable opportunity to review and comment on any documents, agreements, instruments, resolutions, consents and filings related to such terminations.

SECTION 6.09. Certain Tax Matters. (a) The Company shall (i) furnish Parent and its Representatives, in a timely manner, with any information, documents, work papers and other materials as Parent may reasonably request in connection with Tax-related matters (including with respect to due diligence and restructuring and integration planning), (ii) make its Representatives available during normal business hours to provide explanations of such materials and (iii) reasonably cooperate with Parent and its Representatives in connection with such matters. The Company shall consider in good faith any restructuring steps that Parent requests the Company or any of its Subsidiaries to consummate prior to the Closing.

(b) Except as otherwise expressly contemplated by this Agreement or required by applicable Law, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) make, change or revoke any material Tax election, (ii) change any Tax accounting method or period, (iii) file any amended Tax Return reflecting material Taxes, (iv) enter into any closing agreement or otherwise settle or compromise any Proceeding with respect to material Taxes, (v) request any Tax ruling, (vi) waive or extend the statute of limitations applicable to any Proceeding with respect to material Taxes, (vii) surrender any claim for a refund of material Taxes, (viii) carry back any material net operating loss or other Tax attribute to a prior taxable period, (ix) take any action that could require the Company or any of its Subsidiaries to become liable for additional payments in respect of Tax benefits pursuant to the Specified Agreement or (x) effect or otherwise engage in any material Tax planning strategies or transactions (including the adoption of any plan of partial or complete liquidation, dissolution, restructuring, recapitalization, merger or reorganization), in the case of clause (vi) except in the ordinary course of business consistent with past practice.

SECTION 6.10. Stockholder Litigation. From the date of this Agreement and until the termination of this Agreement in accordance with Article VIII, the Company shall promptly advise Parent of any Proceeding commenced or, to the knowledge of the Company, threatened by, a stockholder or holder of any Equity Interests of the Company against the Company or its directors or executive officers relating to the Merger or any of the other Transactions, and shall keep Parent reasonably informed, consult with Parent regarding and give Parent the opportunity to participate in the defense and settlement of any such Proceeding. Without limiting the generality of the foregoing, none of the Company or any of its Representatives shall agree to or propose any settlement of any such Proceeding without Parent’s prior written consent.

SECTION 6.11. Section 16 Matters. From and after the date hereof and until the Effective Time, the Company shall take all steps as may be required to cause any dispositions of Equity Interests of the Company in connection with this Agreement and the Transactions by each individual who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.12. Merger Sub and Surviving Corporation Compliance. Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement, and Merger Sub shall not engage in any material activities of any nature except in connection with the Transactions and as provided in or contemplated by this Agreement (or any ancillary document hereto).

SECTION 6.13. Advice of Changes. (a) The Company shall use commercially reasonable efforts to promptly notify Parent in writing of any written communication from any Governmental Entity with competent jurisdiction over the Company or any of its Subsidiaries in connection with any Health Care Law or Authorization thereunder if the subject matter of such communication would be material to the Company, the Surviving Corporation (solely to the extent such communication has become actually known to the Persons listed on Section 6.13(a) of the Company Disclosure Letter).

(b) The Company and Parent shall each use commercially reasonable efforts to promptly notify the other party in writing of (i) any written notice from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions, the failure of which to obtain would be material to the Company and its Subsidiaries, taken as a whole, and (ii) any Proceedings commenced relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of Transactions.

(c) From the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, the Company shall use commercially reasonable efforts to promptly notify Parent in writing of any unauthorized use, disclosure, misuse, alteration, loss, or acquisition of, or access to Personal Data, including but not limited to any unauthorized use, disclosure, misuse, alteration, loss, or acquisition of, or access to, Personal Data violating any Privacy and Data Security Requirement, in each such case, (i) that the Company has determined is or is reasonably likely to have a material adverse impact on the Company and its Subsidiaries, taken as a whole and (ii) becomes actually known to the General Counsel, the Chief Administrative Officer or the Chief Technology Officer;

(d) Parent acknowledges and agrees that (i) nothing contained in this Section 6.13 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time in violation of applicable Law and (ii) notwithstanding the Company and its Subsidiaries compliance with this Section 6.13, the condition set forth in Section 7.02(b) (as applied to this Section 6.13) shall be deemed satisfied unless the Company or any of its Subsidiary’s willfully and materially breaches this Section 6.13.

(e) For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.13 shall not cure any breach of, or non-compliance with, any other provision of this Agreement or limit or affect the remedies available hereunder.

SECTION 6.14. Stock Exchange De-Listing; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act as promptly as practicable after the Effective Time.

SECTION 6.15. Resignation of Directors and Officers. To the extent requested by Parent, the Company shall use its commercially reasonable efforts to cause to be delivered to Parent resignations executed by each director and officer of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

SECTION 6.16. Closing Indebtedness. (a) To the extent reasonably requested by Parent, (i) the Company shall, or shall cause its Subsidiaries to, deliver all notices of prepayment with respect to the loans and other extensions of credit outstanding under, and/or notices of termination of all commitments to extend credit under, the Credit Agreement, (in each case, contingent upon the occurrence of the Closing). In addition, if reasonably requested by Parent, the Company and its Subsidiaries shall use commercially reasonable efforts to obtain from the agent under the Credit Agreement prior to the Closing Date a payoff letter with respect to the obligations under the Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type which Payoff Letter shall, among other things, include the payoff amount (and the daily accrual thereafter) and provide that Liens (and guarantees), if any, granted in connection with the Credit Agreement relating to the assets, rights and properties of the Company and its Subsidiaries securing such Indebtedness shall, upon the payment of the amount set forth in the Payoff Letter at the Closing, be released and terminated (subject to delivery of funds as arranged by Parent and the filing of appropriate UCC-3 termination statements and other termination filings). To the extent that Parent makes any request pursuant to this Section 6.16, it is understood that the obligation to provide the payment or payoff amount required under the Payoff Letter shall be solely the obligation of Parent until after the Closing has occurred.

(b) To the extent reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to, issue at the time requested by Parent (which time may be prior to the Closing Date) one or more notices, conditioned on the occurrence of the Closing, to effect the optional redemption of all of the outstanding aggregate principal amount of the 2025 Notes and 2028 Notes in accordance with the terms of the Indenture on (or, at the option of Parent, following) the Closing Date. The Company and its Subsidiaries shall, or shall cause their counsel to, furnish legal opinions in customary form and scope in accordance with the Indenture in connection with the matters contemplated by this Section 6.16(b).

SECTION 6.17. Financing Assistance.

(a) Prior to the Closing, the Company shall use reasonable best efforts, and shall cause its Subsidiaries to use reasonable best efforts, and shall use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Company Representatives”) to, at Parent’s sole cost and expense, provide such reasonable cooperation that is reasonably necessary and customary and reasonably requested by Parent to assist Parent in the arrangement of any bank financing and/or bond offerings for the purpose of financing the Merger, the fees and expenses incurred in connection therewith and the other Transactions, including any repayment or refinancing of debt contemplated by this Agreement (the “Debt Financing”), including using reasonable best efforts to (i) provide such pertinent and customary financial and operating information regarding the Company as may be reasonably requested by Parent in connection with the Debt Financing; provided that (I) the Company shall only be obligated to deliver such information to the extent such information may be obtained from the books and records of the Company and (II) the Company shall not be obligated to furnish any Excluded Information and (ii) upon reasonable prior notice, assist with the preparation of materials for lender or investor presentations, bank information memoranda, prospectuses or offering memoranda and similar marketing or syndication documents required or to be used in connection with the Debt Financing; provided that any such presentation, prospectus, memorandum or document that includes disclosure and financial statements with respect to the Company shall only reflect the Surviving Corporation as the obligor(s) and no such presentations, prospectus, memorandum or document shall be required to be issued by the Company or its Subsidiaries.

(b) Notwithstanding anything to the contrary in this Section 6.17, nothing will require the Company, its Subsidiaries or the Company Representatives to provide (or be deemed to require the Company to prepare) any (1) pro forma financial statements, projections or other prospective information; (2) description of all or any portion of the Financing or other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Financing; (4) “segment” financial information; or (5) other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information with respect to a business to be acquired required by Item 402 of Regulation S-K under the Securities Act (“Excluded Information”).

(c) Notwithstanding anything herein to the contrary, (i) such requested cooperation pursuant to this Section 6.17 shall not (A) unreasonably disrupt or interfere with the business or the operations of the Company or its Subsidiaries or (B) cause competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (ii) nothing in this Section 6.17 shall require cooperation to the extent that it would (A) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers, employees or Company Representatives to any actual or potential personal liability, (B) reasonably be expected to conflict with, or violate, the Company’s and/or any of its Subsidiaries’ organizational documents or any Law, or result in the contravention of, or violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party, (C) cause any condition to the Closing set forth in Sections 7.01 or 7.03 to not be satisfied or (D) cause any breach of this Agreement, (iii) neither the Company nor any Subsidiary thereof shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with any Debt Financing or the repayment or redemption of any indebtedness or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Debt Financing or the repayment of the indebtedness or any information utilized in connection therewith (it being understood and agreed that the Company and its Subsidiaries will issue any notices required to be issued pursuant to Section 6.16), (B) subject to Section 6.16, deliver or obtain opinions of internal or external counsel, (C) provide access to or disclose information where the Company determines in good faith that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law or Contract, or (D) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is party and (iv) none of the Company or any of its Subsidiaries or their respective directors, officers or employees, acting in such capacity, shall be required to execute, deliver or enter into or perform any agreement, document or instrument, with respect to the Debt Financing or, except with respect to notices issued pursuant to Section 6.16, the prepayment or redemption of any indebtedness, or adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained.

(d) The Company hereby consents to the use of all logos of the Company and its Subsidiaries in connection with the Debt Financing so long as such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries. Parent shall indemnify and hold harmless each of the Company, its Subsidiaries and their respective Company Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and the performance of their respective obligations under this Section 6.17, except with respect to any actual and intentional fraud or willful and material breach by the Company or any of its Subsidiaries (as determined by a court of competent jurisdiction in a final and non-appealable order). Parent shall, promptly upon written request of the Company, reimburse the Company and the Subsidiaries for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or the Subsidiaries (including those of their respective Company Representatives) in connection with the cooperation and assistance required by this Section 6.17.

(e) Each of Parent and Merger Sub acknowledges and agrees that (i) the obtaining of the Debt Financing is not a condition to the Closing, and (ii) that none of Parent’s or Merger Sub’s respective obligations hereunder are conditioned in any manner upon Parent or Merger Sub obtaining financing in respect of the Transactions.

(f) All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub or any of their respective Representatives pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidential Disclosure Agreement, it being understood and agreed that disclosure to Parent’s debt financing sources shall be permitted to the same extent as disclosure to the banks expressly named therein as Approved Financing Sources.

(g) For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 6.17 represent the sole obligation of the Company, its Subsidiaries, and their Affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing or the repayment of the Funded Indebtedness and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

ARTICLE VII

Conditions Precedent to the Merger

SECTION 7.01. Conditions to Each Party’s Obligation. The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver by each of the parties) on or prior to the Closing Date of the following conditions:

(a) No Legal Restraints. No applicable Law or Judgment or other legal or regulatory restraint or prohibition (in each case whether temporary, preliminary or permanent in nature) by a court of competent jurisdiction or other Governmental Entity, or agreement entered into by (or with the consent of) each party in compliance with Section 6.03(d) with any Governmental Entity, (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other Transactions or (ii) imposing any Remedial Action (other than a Permitted Remedial Action) (collectively, the “Legal Restraints”) shall be in effect;

(b) Required Regulatory Approvals. The expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act shall have occurred, and all other Required Regulatory Approvals expressly set forth on Section 7.01(b) of the Company Disclosure Letter shall have been obtained, in each case, without, except as otherwise agreed by Parent in its sole discretion, the imposition of any Remedial Action (other than a Permitted Remedial Action);

(c) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained; and

(d) Information Statement. The Information Statement shall have been mailed to the Company’s stockholders in accordance with Section 6.01(a) at least 20 Business Days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent and Merger Sub) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties of the Company. The representations and warranties of the Company (i) set forth in Section 3.07(a) (Absence of Certain Changes or Events) shall be true and correct as of the Closing Date as though made at and as of such date; (ii) set forth in Section 3.02(a) through (d) (Capital Structure) shall be true and correct, as of the Closing Date as though made at and as of such date, except for any de minimis inaccuracies; (iii) set forth in Section 3.01(a) (Organization, Standing and Power), Section 3.04 (Authority; Execution and Delivery; Enforceability), Section 3.05(a)(i)(x) (No Conflicts), and Section 3.21 (Brokers and Other Advisors) and Section 3.22 (Opinions of Financial Advisors) shall be true and correct in all material respects as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (iv) set forth in Article III other than those specified in the foregoing clauses (i), (ii) and (iii) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and

(c) Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer of the Company, certifying that the conditions set forth in clauses (a) and (b) of this Section 7.02 have been satisfied.

SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub (i) set forth in Section 4.01 (Organization, Standing and Power), Section 4.03 (Authority;

Execution and Delivery; Enforceability) and Section 4.06 (Brokers and Other Advisors) shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (ii) set forth in Article IV other than those specified in the foregoing clause (i) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement as of the Effective Time; and

(c) Parent Officer’s Certificate. The Company shall have received from Parent a certificate, dated the Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the conditions set forth in clauses (a) and (b) of this Section 7.03 have been satisfied.

SECTION 7.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, Section 7.02, or Section 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform in all material respects its obligations under this Agreement or by such party’s material breach of any other provision of this Agreement.

ARTICLE VIII

Termination; Amendment and Waiver

SECTION 8.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as otherwise expressly noted):

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before April 15, 2022 (such date, as extended pursuant to this Section 8.01(b)(i), the “Outside Date”); provided, however, that in the event the conditions set forth in Section 7.01(a) (in each case, if the Legal Restraint or Proceeding relates to Antitrust Laws) or 7.01(b) shall not have been satisfied on or before the Outside Date, but all other conditions set forth in Article VII have been satisfied (or waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the Closing, are capable of being satisfied on such date) on or before such date, then either Parent or the Company may, by delivering written notice to the other party no later than 5:00 p.m., New York City time, on the Outside Date, extend the Outside Date to July 15, 2022 (the “Extended Outside Date”); provided, however, that in the event the conditions set forth in Section 7.01(a) (in each case, if the Legal Restraint or Proceeding relates to Antitrust Laws) or Section 7.01(b) shall not have been satisfied on or before the Extended Outside Date, but all other conditions set forth in Article VII have been satisfied (or waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the Closing, are capable of being satisfied on such date) on or before such date, then either Parent or the Company may, by delivering written notice to the other party no later than 5:00 p.m., New York City time, on the Extended Outside Date, extend the Outside Date to October 15, 2022; provided, that notwithstanding the foregoing (including the foregoing proviso), the right to terminate this

Agreement pursuant to this Section 8.01(b)(i) shall not be available to a party (which in the case of Parent or Merger Sub, includes either or both of Parent and Merger Sub) whose action or failure to act has been a principal cause of or directly resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(ii) if any Legal Restraint permanently (i) restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger or the other Transactions or (ii) imposing a Remedial Action (other than a Permitted Remedial Act) shall be in effect and shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to a party (which in the case of Parent or Merger Sub, includes either or both of Parent and Merger Sub) if the failure of such party (which in the case of Parent or Merger Sub, includes either or both of Parent and Merger Sub) to perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the issuance of such final, non-appealable Legal Restraint.

(c) by Parent, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be cured prior to the Outside Date (as may be extended pursuant to Section 8.01(b)(i)) or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to the Company of such breach (which notice shall include reasonable detail regarding such breach) and (y) the Outside Date (provided, that Parent and Merger Sub are not then in material breach of this Agreement, which breach would give rise to the failure of any of the conditions set forth in Section 7.03(a) or Section 7.03(b));

(d) by Parent, prior to receipt of the Company Stockholder Approval, if an Adverse Recommendation Change has occurred;

(e) by the Company, if Parent or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be cured prior to the Outside Date (as may be extended pursuant to Section 8.01(b)(i)) or, if capable of being cured, has not been cured prior to the earlier of (x) 30 days after the giving of written notice to Parent or Merger Sub of such breach (which notice shall include reasonable detail regarding such breach) and (y) the Outside Date (provided, that the Company is not then in material breach of this Agreement, which breach would give rise to the failure of any of the conditions set forth in Section 7.02(a) or Section 7.02(b));

(f) by the Company, prior to receipt of the Company Stockholder Approval, in order to enter into, concurrently with the termination of this Agreement, a definitive written agreement providing for the consummation of a Superior Proposal in accordance with Section 5.02; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) unless the Company has complied with Section 5.02(f) and has paid, or simultaneously with the termination of this Agreement pursuant to this Section 8.01(f) pays, the Company Termination Fee in accordance with Section 6.06; or

(g) by Parent, if the Stockholder Consent, duly executed by the Principal Stockholders and representing greater than 59% of the outstanding shares of Company Common Stock, shall not have been delivered to Parent and the Company prior to 8:30 a.m., New York City time, on the date immediately following the date of this Agreement.

SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no force and effect (other than the last sentence of Section 6.02, the last two sentences of Section 6.03(d), Section 6.06, Section 6.17(b), this Section 8.02 and Article IX, which provisions shall survive such termination), without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand, except that no such termination shall relieve any party from liability arising out of or resulting from actual and intentional fraud or the willful and material breach by such party of any provision set forth in this Agreement. For purposes of this Agreement, “willful and material breach” means a deliberate and intentional act or failure to act, which act or failure to act constitutes in and of itself a material breach of any representation, warranty, agreement or covenant set forth in this Agreement that the breaching party is aware would, or would reasonably be expected to, result in a material breach of such representation, warranty, agreement or covenant set forth in this Agreement.

SECTION 8.03. Amendment; Extension; Waiver. This Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, there shall be made no amendment, modification or supplement to this Agreement (x) after receipt of the Company Stockholder Approval which requires further approval by the stockholders of the Company without the further approval of such stockholders or (y) after the Effective Time. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

General Provisions

SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement, that by its terms applies or contemplates performance in whole or in part after the Effective Time.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by email, or sent by reputable overnight courier service and shall be deemed to have been duly delivered and received hereunder when given when so delivered by hand, or, if mailed, one Business Day after mailing by reputable overnight courier service (providing proof of delivery) or, if emailed, on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating nondelivery is received with respect thereto) (provided, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.02 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 9.02), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 9.02):

(a) if to Parent or Merger Sub, to:

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, MA 02451

E-mail:

Attention: Michael Boxer, Senior Vice President and General Counsel

with a copy (which shall not constitute actual or constructive notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

E-mail:

Attention: Faiza J. Saeed

Ting S. Chen

(b) if to the Company, to:

PPD, Inc.

929 North Front Street

Wilmington, North Carolina 28401

E-mail: Julia James, General Counsel

Attention:

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

E-mail:

Attention: Alan Klein

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

E-mail:

Attention: Atif Azher

SECTION 9.03. Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that contains provisions that are no less favorable to the Company in the aggregate than those contained in the Confidential Disclosure Agreement (it being understood that such confidentiality agreement need not include any “standstill” or similar provision to the extent that Parent is, concurrently with the entry by the Company into such confidentiality agreement, released from any “standstill” or other similar obligations in the Confidentiality Agreement).

“Additional Stockholder” shall mean the stockholder of the Company set forth on Section 9.03 of the Company Disclosure Letter.

An “affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign competition, merger control, foreign investment, antitrust or similar Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or that aim at reviewing and controlling foreign investment.

A “Business Day” means any day other than a Saturday, Sunday or any day on which banks are required or authorized by Law to close in New York, New York.

“cGMP” means the standards mandated by Law or regulatory guidance relating to the quality oversight, design, manufacturing, development, processing, storing, packaging, repackaging, testing, packing, labeling, relabeling, commercial and clinical distribution, transportation, importing, exporting, handling and holding of drugs, biologics, diagnostic tests, medical devices, and combination products.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employment, consulting, bonus, pension, profit-sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, paid time off, fringe benefit, severance, change in control, retention, disability, death benefit, hospitalization, medical, welfare benefit, post-employment or retirement or other compensatory or employee benefit plan, agreement, policy, program, or arrangement, in each case (i) sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries for the benefit of any former or current director, officer, employee or independent contractor of the Company or any Subsidiary of the Company or (ii) with respect to which the Company or any Subsidiary of the Company has any liability.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary of the Company.

“Company Material Adverse Effect” means any change, event, effect, development or occurrence that (a) has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries of the Company, taken as a whole, excluding any effect to the extent it results from or arises out of (i) general conditions in the industries in which the Company operates, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit market conditions and capital markets price levels or trading volumes), in each case in the United States or elsewhere in the world, (iii) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (iv) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (v) any hurricane, tornado, flood, volcano, earthquake, epidemic, disease outbreak, public health event, pandemic (including COVID-19 and any worsening thereof (including any COVID-19 Response)) or other natural or man-made disaster, (vi) the failure of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company and/or its Subsidiaries (it being understood that the underlying facts or occurrences giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts or occurrences are not otherwise excluded from being taken into account pursuant to this definition in determining whether the has been a Company Material Adverse Effect), (vii) the execution, announcement, performance or consummation of any of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees of Governmental Entities, or any Proceeding brought by any Company stockholder (direct or derivative) in respect of this Agreement or any of the Transactions, in each case to the extent resulting from or arising in connection with such announcement or consummation (it being understood that this clause (vii) shall not apply with respect to (a) any representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions or the performance of obligations under this Agreement, including the Transactions or (b) any closing condition related to the foregoing clause (a)), (viii) any action taken by the Company or its Subsidiaries that is expressly required by this Agreement (other than 5.01(a)) or with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is expressly prohibited by this Agreement (only to the extent that Parent unreasonably withholds, conditions or delays consent to the taking of such action after receipt of the written request therefor from the Company), and (ix) changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, including the financing obtained or to be obtained by Parent, Merger Sub or any of their respective Affiliates, except, in the case of clause (i), (ii), (iii), (iv) or (v), to the extent that the Company is disproportionately affected thereby as compared with other participants in the industries in which the Company operates (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect) or (b) prevents or materially impairs or delays the consummation of the Merger and the other Transactions or the ability of the Company to perform its obligations under this Agreement.

“Company PSU” means each restricted stock unit subject to performance-based vesting criteria payable in shares of Company Common Stock, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Restricted Share” means each share of Company Common Stock subject to vesting or forfeiture, whether granted pursuant to the Company Stock Plans or otherwise.

“Company RSU” means each restricted stock unit payable in shares of Company Common Stock, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Stock Option” means any option to purchase shares of Company Common Stock granted under a Company Stock Plan or otherwise.

“Company Stock Plans” means the Company’s 2017 Equity Incentive Plan and the Company’s 2020 Omnibus Incentive Plan, in each case, as amended from time to time.

“Company Takeover Proposal” means any inquiry, proposal or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof) or to which 20% or more of the consolidated revenues or earnings of the Company and its Subsidiaries are attributable , (b) direct or indirect acquisition of 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), (c) tender offer or exchange offer that if consummated would result directly or indirectly in any Person or group (or the stockholders of any Person or group) (other than Parent and its Subsidiaries) beneficially owning 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), (d) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company which would result in any Person or group (or the stockholders of any Person or group) (other than Parent and its Subsidiaries) beneficially owning, directly or indirectly, 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof) or (e) any combination of the foregoing. For the avoidance of doubt, the Merger and the other Transactions shall not be deemed a Company Takeover Proposal.

“Contract” means any legally binding contract, lease, indenture, note, bond, loan, agreement, arrangement, understanding or other instrument.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or other mutations thereof.

“COVID-19 Response” means any quarantine, travel restriction, “stay-at-home” orders, social distancing measures or other safety measures, workforce reductions, workplace or worksite shutdowns or slowdowns, factory closures, “shelter in place”, “stay at home”, workforce reduction sequester safety or similar Law, directive or guidelines promulgated by any Governmental Entity or other measures appropriate to, or other measures initiated to the extent reasonably necessary to, respond to, or mitigate the effects of, the COVID-19 Pandemic, as recommended by any Government Entity, including the Centers for Disease Control and Prevention and/or the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, or the Families First Coronavirus Response Act, as may be amended or any other applicable Law.

“Credit Agreement” means that certain Credit Agreement dated January 13, 2021, between the Company, PPD Development, L.P., JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a L/C Issuer and each lender and L/C issuer from time to time party thereto, as amended, supplemented or otherwise modified.

“Designated Deferred Taxes” means any (i) “applicable employment taxes” (as defined in Section 2302(d)(1) of the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136)) the payment of which the Company or any of its Subsidiaries has elected to defer and any other Taxes the payment of which the Company or any of its Subsidiaries has elected to defer under any other Law arising out of or in response to COVID-19 and (ii) Taxes the payment of which the Company or any of its Subsidiaries has elected to defer under Section 965 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Debt Financing to Parent, Merger Sub or any of their respective Subsidiaries in connection with the Transactions, including any party to any commitment letters, engagement letters, fee letters, joinder agreements, indentures, credit agreements or other definitive documentation entered into or relating to the Debt Financing, in each case as amended, modified, supplemented or replaced from time to time, together with each such debt provider’s respective affiliates and such debt provider’s and its affiliates’ respective Representatives; provided, that neither Parent, Merger Sub, nor any affiliate thereof, shall be a Financing Party.

“GCP” means the standards for clinical trials for drugs, biologics, diagnostic tests, medical devices, and combination products (including all applicable Laws and requirements relating to protection of human subjects) promulgated or endorsed by a Governmental Entity.

“GLP” means the standards, practices and procedures for research laboratories promulgated or endorsed by any applicable Governmental Entity.

“Indebtedness” means, with respect to any Person, without duplication, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person: (a) in respect of borrowed money (including obligations in respect of drawings under overdraft facilities) or with respect to unearned advances to such Person, (b) evidenced by notes, bonds, debentures or similar Contracts, (c) for the deferred purchase price of property, goods or services, including earn outs (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases (in accordance with GAAP), (e) in respect of outstanding letters of credit, bank guarantees and bankers’ acceptances, (f) for Contracts relating to interest rate or currency rate protection, swap agreements, collar agreements, forward agreements, futures agreements and similar hedging and derivative agreements, (g) any “keep well” or other agreement to maintain any financing or financial position or condition of another Person or otherwise having the economic effect of any of the foregoing or (h) any Indebtedness of others secured by a Lien on any asset of the such Person (whether or not such Indebtedness is assumed by the such Person) and, to the extent not otherwise included, the guarantee by the such Person of any Indebtedness of any other Person.

“Indenture” means that certain indenture, dated as of June 5, 2020, between Jaguar Holding Company II, PPD Development, L.P. and Wilmington Trust, National Association, as trustee, as amended, supplemented or otherwise modified.

“Intellectual Property” means all intellectual property and other similar or equivalent proprietary rights throughout the world, including moral rights, whether registered or unregistered, including such rights in and to: (i) any patent (including all renewals, reissues, divisions, continuations, continuations-in-part, reexaminations, supplemental examinations, substitutions and extensions thereof), patent application, patent disclosure and other patent right, invention and discovery (whether or not patentable or reduced to practice) and any design or utility model (collectively, “Patents”); (ii) any trademark, service mark, trade name, business name, corporate name, brand name, brand, design, logo, trade dress, social media user names, identifiers, handles and other indicia of origin, including any registration and any application for registration therefor, together with all goodwill associated therewith (collectively, “Trademarks”); (iii) any copyright, work of authorship (whether or not copyrightable), and related rights, software, programs, data and databases in any form (including any documentation thereof), design rights, including any registration and any application for registration therefor (collectively, “Copyrights”); (v) all data, databases, formulae, processes, methods, techniques, know-how and other proprietary or confidential information, however documented, including all trade secrets within the meaning of applicable Law (collectively, “Trade Secrets”); and (vi) any Internet domain name (including top-level domain names and global top-level domain names).

“Intervening Event” means any event, development or change in circumstances (other than (1) a Company Takeover Proposal, (2) changes in the price of Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event) or (3) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an Intervening Event)) that was not known to or reasonably foreseeable by the Company Board or any committee thereof prior to the execution and delivery of this Agreement.

“IT Assets” means computers, software, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, in each case used by the Company.

“JV Entity” means the entity set forth on Section 9.03(b) of the Company Disclosure Letter.

“knowledge” of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of such Person’s executive officers; provided that “knowledge of the Company” or “Company’s knowledge” shall also include the actual knowledge of the individuals set forth on Section 9.03(c) of the Company Disclosure Letter.

“Liens” means any lien, pledge, mortgage, deed of trust, security interest, easement, option, right of first offer or refusal, servitude or other similar encumbrance. For the avoidance of doubt, “Lien” does not include any license, option, covenant not to sue or other right to use or exploit with respect to any Intellectual Property.

“OSS” means any computer software program whose source code is published and made available under a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Parent Material Adverse Effect” means any change, effect, event, fact, development or occurrence that prevents or materially impairs or delays the consummation of the Merger and the other Transactions or the ability of Parent or Merger Sub to perform its obligations under this Agreement.

“Permitted Liens” means (a) any Lien for Taxes not yet due and payable or Liens for Taxes being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP; (b) zoning, building codes and other land use Laws imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property; (c) utility easements, rights of way and similar recorded agreements, easements, covenants, reservations and restrictions, encumbrances, minor title defects and other similar matters, in each case, (A) that are matters of record and would not reasonably be expected to, individually or in the aggregate, materially detract from the value of, or materially impair the ability of the Company to use, occupy or operate the real property to which they relate in substantially the same manner as currently conducted or (B) that are disclosed in policies of title insurance delivered or made available to Parent prior to the date hereof (and excluding in all events any Liens securing the payment of money); (d) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business consistent with past practice; provided, however, that the underlying obligations are not yet due and payable or are being contested in good faith by appropriate proceedings for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP; (e) Liens disclosed in the Financial Statements and that will be removed on or before Closing or (f) any non-monetary Lien that does not have, and would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

A “Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, organization, Governmental Entity or other entity.

“Personal Data” means (a) any information defined as “personal data”, “personally identifiable information” or “personal information” under any Privacy and Data Security Requirement, (b) any information that, alone or in combination with other information, can reasonably be used to identify an individual natural person or relating to an identified or identifiable natural person, directly or indirectly, including name, a unique identification number, government-issued identifier (including Social Security number and driver’s license number), physical address, gender and date of birth; and (c) individually identifiable health information constituting “protected health information” as defined under 45 C.F.R. § 160.103. Personal Data that has been pseudonymized shall also be considered Personal Data to the extent treated as such under any Privacy and Data Security Requirement.

“Principal Stockholders” means the stockholder parties to the Written Consent.

“Privacy and Data Security Requirements” means (a) any Laws, including the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) to the extent applicable, Regulation (EU) 2016/679 (General Data Protection Regulation, and any other applicable regulations, statutes, regulatory authority guidance, or other legal or regulatory obligation concerning the Processing of Personal Data (b) material obligations under all contracts to which the Company or any of its Subsidiaries is a party that relate to Personal Data or protection of the IT Assets and (c) all of the Company’s and its Subsidiaries’ publicly posted or otherwise publicly provided policies, consents and/or notices (including if posted on the Company’s or its Subsidiaries’ products and services-related websites) regarding the Processing of Personal Data.

“Policy on Certain Terminations” means that certain 2020 PPD, Inc. Equity Plan Policy on Certain Terminations, as approved by the Compensation Committee of the Company Board on September 15, 2020.

“Process” or “Processing” with regard to Personal Data means the collection, use, storage, maintenance, retention, transmission, access, processing, recording, distribution, transfer, import, export, protection (including security measures), deletion, disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, financial advisors, legal counsel and other agents, advisors or representatives.

“Required Regulatory Approvals” means all Authorizations and Judgments of Governmental Entities (including the fulfillment of any conditions required by such Governmental Entity prior to the consummation of the Merger in connection with such Authorizations and Judgments), and the expiration or termination of all waiting periods (including any extension thereof), required in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions under (a) the HSR Act and (b) any other Antitrust Law.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Senior Employee” means an employee of the Company or any Subsidiary of the Company with the title of Executive Director or above.

“Specified Agreement” means that certain Agreement and Plan of Merger, dated as of April 26, 2017, by and among Eagle Holding Company I, Eagle Holding Company II, LLC, Eagle Reorganization Merger Sub, Inc., Eagle Buyer, Inc. and Jaguar Holding Company I.

“Subsidiary” means, with respect to any Person, any entity of which: (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company); (ii) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries; (iii) at least fifty percent (50%) of any class of shares or capital stock or of the outstanding equity interests are beneficially owned by such Person; or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the 1934 Act. Notwithstanding anything to the contrary in this Agreement, the term “Subsidiary” shall not include the JV Entity, other than for purposes of the representations and warranties of the Company in Article III, and all such representations and warranties set forth in Article III with respect to the JV Entity shall be (i) made to the knowledge of the Company and (ii) other than with respect to the representations and warranties set forth in Section 3.01, Section 3.03 and Section 3.05 and the condition set forth in Section 7.02(a), true and correct, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein, except as would not reasonably be expected to have a Company Material Adverse Effect.

“Superior Proposal” means any bona fide written Company Takeover Proposal made by a third party or group that is not solicited in violation of Section 5.02 that the Company Board has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (x) is reasonably capable of being consummated on the terms proposed, taking into account all financial, legal, regulatory and other aspects of such Company Takeover Proposal, including all material conditions contained therein and for which financing (if required) is committed and is reasonably likely to be obtained, and (y) to be more favorable from a financial point of view to the Company’s stockholders, than the transactions contemplated hereby (taking into account any changes to this Agreement proposed by Parent in writing in a binding offer in accordance with Section 5.02(f) in response to such Company Takeover Proposal); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Takeover Proposal shall be deemed to be references to “50.1%”.

“Tax Return” means all returns, declarations, statements, reports, filings, claims for refund, schedules, forms and information returns submitted to any Governmental Entity with respect to or relating to Taxes and any amendments thereto.

“Taxes” means any and all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.

“Taxing Authority” means any Governmental Entity exercising regulatory authority in respect of any Taxes.

“Transactions” means the Merger and the other transactions contemplated hereby.

SECTION 9.04. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. Any terms used in the Company Disclosure Letter or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The Exhibits to this Agreement and the Company Disclosure Letter are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company may, at its option, include in the Company Disclosure Letter any items, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent from the face of such disclosure Nothing contained in the Company Disclosure Letter shall be construed as an admission of liability or responsibility of any party to any third party in connection with any pending or threatened legal proceeding or otherwise. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to April 15, 2021. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document or any Law herein shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. Wherever the term “group” is used in this Agreement, it is used as defined in Rule 13d-5 under the Exchange Act. As used in this Agreement, the term “beneficial ownership” (and its correlative terms) shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The term “made available”, “provided”, “disclosed” or words of similar import mean that the relevant documents, instruments or materials were (a) posted and made available to Parent on the DFS Venue due diligence data site and/or clean room maintained by the Company for the purpose of the Transactions not later than the day immediately prior to the date of this Agreement or (b) publicly available by virtue of the Company’s filing of a publicly available report, form or schedule with the SEC pursuant to the Securities Act or the Exchange Act not later than the day prior to the date of this Agreement, except, in each case, to the extent the contents of such documents, instruments or materials are redacted (unless unredacted versions are provided in a “clean room”) or (c) delivered by e-mail to Parent or its Representatives not later than the day immediately prior to the date of this Agreement. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, or (B) such item is otherwise set forth or reflected on the balance sheet or financial statements. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner such that the Transactions are fulfilled to the fullest extent possible.

SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts (including by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Delivery shall be deemed to be an original and effective as delivery of a manually executed counterpart of this Agreement. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

SECTION 9.07. Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties. (a) This Agreement, together with any Exhibit hereto and the Company Disclosure Letter and the Confidential Disclosure Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof, (ii) are not intended to confer upon any Person other than the parties any rights or remedies, except (x) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Article II following the Effective Time in accordance with the terms of this Agreement, (y) the right of the holders of Company Stock Options, Company RSUs or Company PSUs to receive the consideration (including, for the avoidance of doubt, the Converted Stock Option Awards, Converted RSU Awards, and Converted PSU Awards, as applicable) set forth in Section 2.03 following the Effective Time and (z) pursuant to Section 6.05, which is intended to be for the benefit of the Indemnified Persons and the other Persons covered by the insurance provided pursuant thereto.

(b) Except for the representations and warranties contained in Article III or in any certificate delivered to Parent in connection with the consummation of the Merger, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of the Subsidiaries of the Company or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions.

(c) Except for the representations and warranties contained in Article IV, or in any certificate delivered to the Company in connection with the consummation of the Merger, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that either Parent or Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Merger Sub) or to any direct or indirect wholly owned Subsidiary of Parent but no such assignment shall relieve Parent or Merger Sub, as applicable, of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 9.10. Specific Enforcement; Jurisdiction. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 9.10(b), without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the Transactions and without such right, none of the parties would have entered into this Agreement. Each of the parties further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any Proceeding arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, in accordance with Section 9.02 (provided, that nothing in this Section 9.10(b) shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement, the Merger or any of the other Transactions in any court other than the Chosen Courts. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing shall not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any Chosen Court.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT MAKES THIS WAIVER VOLUNTARILY AND THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Financing Provisions. Notwithstanding anything in this Agreement to the contrary (including Section 8.03 or any other provisions of this Article IX): each of the parties hereto, on behalf of itself, its Subsidiaries and each of its controlled affiliates, hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing (including any debt commitment letters) or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, and agrees not to bring or support any such Proceeding against any Financing Party in any forum other than such courts, (b) agrees that any such Proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any such Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Debt Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of its Subsidiaries or any of their respective controlled affiliates or Representatives relating to or arising out of this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing (including any debt commitment letters), (e) agrees that only Parent (including its permitted successors and assigns under any of the agreements entered into in connection with the Debt Financing) shall be permitted to bring any claim (including any claim for specific performance) against a Financing Party for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of any of the agreements entered into in connection with the Debt Financing (including any debt commitment letters) and that neither the Company nor any of its Subsidiaries or controlled affiliates shall be entitled to seek the remedy of specific performance with respect to Parent’s rights under such agreements against the Financing Parties party thereto, (f) agrees in no event will any Financing Party be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing, and (g) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.12 and that this Section 9.12 may not be amended, modified or waived without the written consent of the Financing Parties. Notwithstanding the foregoing, nothing in this Section 9.12 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Party’s obligations to Parent under any of the agreements entered into in connection with the Debt Financing (including any debt commitment letters).

[remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

THERMO FISHER SCIENTIFIC INC., as Parent,

by

/s/ Paul Parker
	Name:	Paul Parker
	Title:	Senior Vice President, Strategy and Corporate Development

POWDER ACQUISITION CORP., as Merger Sub,

by

/s/ Sharon Briansky
	Name:	Sharon Briansky
	Title:	Secretary

PPD, INC., as the Company,

by

/s/ David Simmons
	Name:	David Simmons
	Title:	Chairman & Chief Executive Officer

Annex B

April 14, 2021

The Board of Directors

PPD, Inc.

929 North Front Street

Wilmington, NC 28401

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of PPD, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Thermo Fisher Scientific Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and its subsidiary, Powder Acquisition Corp., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Appraisal Shares (as defined in the Agreement), will be converted into the right to receive $47.50 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated April 14, 2021 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had and continue to have commercial or investment banking relationships with the Acquiror, the Company, the Company’s shareholders Hellman & Friedman LLC (“H&F”) and The Carlyle Group Inc. (“Carlyle”), and certain of H&F and Carlyle’s affiliates and certain portfolio companies of such affiliates, for which we and our affiliates have received or will receive customary compensation. Such services during such period for the Acquiror have included acting as joint lead arranger on a revolving credit facility which closed in December 2020 and joint bookrunner on an offering of debt securities in April 2020, March 2020 and September 2019. Such services during such period have also included acting as joint lead arranger on the Company’s revolving credit facilities which closed in January 2021 and April 2019, joint lead arranger on the Company’s term loan facility which closed in January 2021, joint lead bookrunner on the Company’s PIK toggle notes which closed in May 2019, joint bookrunner on an offering of the Company’s debt securities in May 2020, joint lead bookrunner on offerings of the Company’s equity securities in September 2020 and February 2020, joint bookrunner on an offering of Carlyle’s debt securities in September 2019 and sole placement agent on an offering of equity securities of an affiliate of Carlyle in November 2019. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Carlyle and certain portfolio companies of affiliates of each of H&F and Carlyle, and an agent bank, collateral agent and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, H&F, Carlyle and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Carlyle or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

J.P. Morgan Securities LLC

N074620

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.